Exhibit 4.47

Private & Confidential

Dated  16 September 2016

AEGEAN MARINE PETROLEUM S.A.
 as the Company

AEGEAN MARINE PETROLEUM S.A.

AEGEAN PETROLEUM INTERNATIONAL INC.

AEGEAN NWE N.V. and

AEGEAN BUNKERING GERMANY GMBH
 as the Borrowers

CERTAIN COMPANIES
 as Guarantors

ABN AMRO BANK N.V. and

BNP PARIBAS
as Active Bookrunning Mandated Lead Arrangers

ABN AMRO BANK N.V.
 as Facility Agent

ABN AMRO BANK N.V.
as Collateral Management Agent

ABN AMRO BANK N.V.
 as Security Agent

ABN AMRO BANK N.V.
 as Documentation Bank

CERTAIN FINANCIAL INSTITUTIONS
 as Lenders

ABN AMRO BANK N.V.
 as Co-Ordinator

AMENDMENT AND RESTATEMENT
AGREEMENT
relating to a $1,000,000,000 Borrowing Base
 Facility Agreement

Contents

Clause		Page

1	Definitions and interpretation	2
2	Amendment and restatement and Facility C increase	2
3	Effective Date	3
4	Representations and warranties	4
5	Fees and Expenses	4
6	Confirmation of security and guarantees	5
7	Miscellaneous	5
8	Governing Law	5
Schedule 1 The Parties		6
Schedule 2 Conditions precedent to the Effective Date		7
Schedule 3 Amended and Restated Facility Agreement		9
Schedule 4 Form of Effective Date Notice		10
Signatures		11

THIS AMENDMENT AND RESTATEMENT AGREEMENT is dated 16 September 2016 and made BETWEEN:
(1)	AEGEAN MARINE PETROLEUM S.A. a corporation incorporated under the laws of Liberia with registered office at 80 Broad Street, Monrovia, Republic of Liberia (the Company);
(2)
AEGEAN PETROLEUM INTERNATIONAL INC., a corporation incorporated under the laws of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (APII);

(3)	AEGEAN NWE N.V., a limited liability company incorporated under the laws of Belgium with registered office at Nijverheidsstraat 7, B-2960 Brecht, Belgium (ANNV);
(4)
AEGEAN BUNKERING GERMANY GMBH, a limited liabilty company incorporated under the laws of the Federal Republic of Germany, having its business address at Überseeallee 1, 29457 Hamburg, which is registered in the commercial register (Handelsregister) kept at the local court (Amtsgericht) of Kiel under registration number HRB 16326 KI (ABG);

(5)	THE COMPANIES listed in Part I of Schedule 1 (The Parties) as guarantors (the Original Guarantors);
(6)	ABN AMRO BANK N.V. and BNP PARIBAS as active bookrunning mandated lead arrangers (whether acting individually or together the Arranger or Arrangers);
(7)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as lenders (the Lenders);
(8)	ABN AMRO BANK N.V. as documentation bank (the Documentation Bank);
(9)	ABN AMRO BANK N.V. as facility agent of the other Finance Parties (the Facility Agent);
(10)	ABN AMRO BANK N.V. as collateral management agent of the other Finance Parties (the Collateral Management Agent);
(11)	ABN AMRO BANK N.V. as security trustee for the Secured Parties (the Security Agent); and
(12)	ABN AMRO BANK N.V. as co-ordinator (the Co-Ordinator).
WHEREAS:
(A)	The parties to this Agreement entered into the Original Agreement on 19 September 2013.
(B)
Pursuant to an extension request dated 29 July 2016 (the Extension Request) the Company has requested (i) an extension of Facility A and Facility B in accordance with clause 2.4 (Extension Option) of the Original Agreement and (ii) that various amendments be made to the Original Agreement.

(C)
Pursuant to a consent letter dated on or about the date of this Agreement (the Extension Request Consent Letter) each of the Lenders has agreed to the extension and amendments and increase (in relation to Facility C) requested in the Extension Request subject to the occurrence of the Effective Date under this Agreement.

(D)
Arab Bank (Switzerland) Ltd has not consented to the extension and amendments contemplated by the Extension Request and hereunder and accordingly shall cease to be a Lender (as defined in the Original Agreement) from the existing Facility A Termination Date.

IT IS AGREED as follows:
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1	Definitions and interpretation
1.1	In this Agreement:
Effective Date has the meaning given to it in clause 3 (Effective Date).
Extension Fee Letter means the Fee Letter to be entered into on or about the date hereof in respect of the Extension Fee.
New South African Security Documents means:
(a)
the pledge and cession in security agreement in relation to certain goods located onboard floating storage (having official number 17463 and IMO Number 9031961 and which, as at the date hereof, has vessel name "Umnenga"), to be entered into between the Company and the Security Agent; and

(b)
the letter agreement to be entered into in relation to the pledge referred to in paragraph (a) above between the Security Agent, the Company, Aegean Tanking S.A., a company incorporated under the laws of the Republic of Liberia, with its registered office at 80 Broad Street, Monrovia, Republic of Liberia, and Aegean Bunkering Marine Services Proprietary Limited, a private company duly incorporated under South African law, with registration number C-108789, and with registered offices at 26 Waverley Drive, Mill Park, Port Elizabeth 6000, South Africa.

Original Agreement means a one billion Dollar (USD$ 1,000,000,000) borrowing base facility agreement dated 19 September 2013 (as amended prior to the date of this Agreement) between the parties to this Agreement.
Spanish Pledge Amendments means an amendment agreement in respect of each Spanish Pledge reflecting the extension of the Facilities beyond the maximum period of the Facilities (including potential extensions) contemplated at the time of execution of the Spanish Pledges.
1.2
Unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined in the Original Agreement (as amended by this Agreement) shall have the same meaning when used in this Agreement.

1.3
In addition, clause 1.2 (Construction) of the Original Agreement (as amended by this Agreement) shall be deemed to be incorporated in this Agreement in full, except that references in the Original Agreement to "this Agreement" shall be construed as references to this Agreement.

1.4
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

1.5	The provisions of clause 1.4 (Third party rights) of the Original Agreement shall apply to this Agreement as they apply to the Original Agreement.
1.6	In accordance with the Original Agreement, this Agreement, the Extension Fee Letter, the New South African Security Documents and the Spanish Pledge Amendments shall constitute "Finance Documents".
2	Amendment and restatement and changes to Proposed Participations
Amendment and restatement
2.1
The Original Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amendment and restated Facility Agreement as set out in Schedule 3 (Amended and Restated Facility Agreement) of this

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Agreement and (as so amended) will continue to be binding upon each of the parties thereto in accordance with its terms as so amended and restated.
Increase in Proposed Participations
2.2
With effect from the Effective Date, the Facility C Total Proposed Participations shall be increased by $40,000,000 (forty million dollars).  Each Facility C Lender shall, on and with effect from the Effective Date, have the Facility C Proposed Participation set opposite its name under the heading Facility C Proposed Participation in Part II of Schedule 1 (The Original Parties) of the restated Facility Agreement as set out in Schedule 3 (Amended and Restated Facility Agreement) of this Agreement.

2.3
With effect from the existing Facility A Termination Date, ABN AMRO Bank N.V (in its capacity as a Lender) has agreed to increase its Facility A Proposed Participation in the amount of the Facility A Proposed Participation of Arab Bank (Switzerland) Ltd immediately prior to it ceasing to be a Lender on the existing Facility A Termination Date, so that on such date the Total Facility A Proposed Participations shall remain unchanged.  Accordingly, with effect from the existing Facility A Termination Date, all parties agree that the Facility A Proposed Participations of the Facility A Lenders shall be as set out opposite each such Lender's name under the heading Facility A Proposed Participation in Part II of Schedule 1 (The Original Parties) of the restated Facility Agreement as set out in Schedule 3 (Amended and Restated Facility Agreement) of this Agreement.

3	Effective Date
Conditions precedent documentation
3.1	Each of:
(a)	extension of Facility A and Facility B as set out in the Extension Request Consent Letter; and
(b)	the amendments to be made to the Original Agreement by this Agreement (including, without limitation, the increase in the Facility C Total Proposed Participations as contemplated above); and
(c)	the waiver contained in clause 3.4
below, shall take effect on and from the date (the Effective Date) which is the later of (i) the date on which the Facility Agent notifies the Company in writing in the form set out in Schedule 4 (Form of Effective Date Notice) that it has received in form and substance satisfactory to it (or otherwise waived the right to receive) the documents and deliverables listed in Schedule 2 (Conditions precedent to the Effective Date) and (ii) the existing Facility A Termination Date.  Each Obligor shall procure that such documents and deliverables are provided to the Facility Agent prior to the existing Facility A Termination Date.
Further conditions precedent
3.2
The Facility Agent may decide not to give notice of the occurrence of the Effective Date under clause 3.1 if, on the date on which it would otherwise have done so, a Default is continuing or any of the representations and warranties in this Agreement are untrue or incorrect as at such date as if made on such date with respect to the facts and circumstances existing at such date.

Temporary re-categorisation of Spanish assets
3.3
Notwithstanding any other provision of the Finance Documents, the assets of the Spanish Pledgor shall be deemed to be unsecured for the purposes of determining their eligibility for inclusion in the Borrowing Base during the period commencing on 17 September 2016 (or the

3

Effective Date, if earlier) until the date on which the Facility Agent confirms in writing to the Company that it has received the following:
(a)	duly executed originals of the Spanish Pledge Amendments;
(b)	evidence of the registration of the Spanish Pledge Amendments at the relevant Registries of Moveable Property;
(c)	such evidence as the Lenders may reasonably require of the capacity and authority of the Spanish Pledgor to execute the Spanish Pledge Amendments; and
(d)	a legal opinion of Garrigues in relation to Spanish law, addressed to the Facility Agent, the Security Agent and the Lenders,
in each case in form and substance satisfactory to the Facility Agent (the Conditions Subsequent).
3.4
In consideration of the agreement contained in clause 3.3 above, the Company shall not be required to comply with the requirements in clause 3.3 of the Second Amendment and Restatement Agreement to deliver by the Conditions Subsequent Satisfaction Date the Conditions Subsequent (each term as defined in the Second Amendment and Restatement Agreement).

Conditions subsequent documentation
3.5
On or before the date which is seven (7) Business Days after the date of this Agreement (the Conditions Subsequent Satisfaction Date), the Company shall deliver to the Facility Agent evidence in form and substance satisfactory to the Facility Agent that each New South African Security Document which is executed outside the Republic of South Africa has been duly authenticated for the purpose of use within the Republic of South Africa (the Condition Subsequent).

3.6
If the Company fails to satisfy the Condition Subsequent by the Conditions Subsequent Satisfaction Date, the assets purporting to be secured by the New South African Security Documents shall be deemed to be unsecured for the purposes of determining their eligibility for inclusion in the Borrowing Base until the failure to satisfy the Condition Subsequent is remedied to the satisfaction of the Facility Agent.

4	Representations and warranties
4.1
Each Obligor represents and warrants to each Finance Party that the representations and warranties set out in clause 21 (Representations) of the Original Agreement are true and correct as if made at the date of this Agreement with reference to the facts and circumstances existing at the date of this Agreement and as if references therein to "Finance Documents" included this Agreement.

4.2
Each of the representations and warranties referred to in clause 4.1 shall be deemed to be repeated by each Obligor on the Effective Date and on the date of the Spanish Pledge Amendments, in each case with reference to the facts and circumstances existing on such day.

5	Fees and Expenses
5.1	The Company shall pay to the Facility Agent (for and on behalf of each Lender) the Extension Fee in Dollars in the amounts and at the time set out in the Extension Fee Letter.
5.2
The Borrower shall promptly on demand pay to the Facility Agent all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in connection with this Agreement and the provision of the Conditions Subsequent.

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6	Confirmation of security and guarantees
6.1
Each Obligor agrees, confirms and acknowledges that the Security provided by it under the Transaction Security Documents and its obligations under the Finance Documents (including the obligations of the Guarantors under clause 20 (Guarantee and Indemnity) of the Original Agreement) shall not be discharged, impaired or otherwise adversely affected by the amendment and restatement of the Original Agreement in accordance with this Agreement, are continuing and shall remain in full force and effect in respect of, and extend to cover, the obligations of the Obligors under the Finance Documents (as amended, extended and/or increased by this Agreement).

6.2
All references in any Finance Document to the "Facility Agreement" or any other derivative description of the "Facility Agreement" shall be construed as references to such document as amended by this Agreement.

7	Miscellaneous
7.1	The provisions of clause 36 (Notices) of the Original Agreement shall extend and apply to the giving or making of communications hereunder as if the same were expressly stated in this Agreement.
7.2
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.3	The provisions of clause 39 (Remedies and waivers) of the Original Agreement shall be deemed to be incorporated in this Agreement in full, mutatis mutandis.
8	Governing Law
8.1	This Agreement and any non-contractual obligations connected with it are governed by English law.
8.2	The provisions of clause 44 (Enforcement) of the Original Agreement shall be deemed to be incorporated in this Agreement in full, mutatis mutandis.
IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.
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Schedule 1
 The Parties
Part I - The Guarantors
Name of Original Guarantors	Registration number (or equivalent, if any)	Original Jurisdiction
Aegean Marine Petroleum Network Inc.	14958	Marshall Islands
Aegean Marine Petroleum S.A.	C-76656	Liberia
Aegean Petroleum International Inc.	28486	Marshall Islands
Aegean NWE N.V.	6E412.527.142	Belgium
Aegean Bunkering Germany GmbH	HRB 16326 KI	Germany

Part II - The Lenders
ABN AMRO Bank N.V.

BNP Paribas (Suisse) SA

KBC Bank NV

Natixis

Coöperatieve Rabobank U.A.

ING Belgium, Brussels, Geneva Branch

Société Générale

Belfius Bank NV/SA

National Bank of Greece SA

Credit Suisse AG

Mashreqbank PSC

 Emirates NBD PJSC, London Branch

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Schedule 2
 Conditions precedent to the Effective Date
1.	Finance Documents
(a)	This Agreement duly executed by each party.
(b)	The Extension Fee Letter duly executed by each party.
(c)	Each of the New South African Security Documents duly executed by each party.
2.	Corporate documentation in respect of Obligors
(a)	In respect of each Obligor:
(i)
confirmation from a director that there has been no change or amendment to its constitutional documents which were previously delivered to the Facility Agent pursuant to the Original Agreement (or, if there has been changes or amendments, certified true copies of the same).

(ii)	a copy, certified by a director, of signed resolutions of the board of directors and/or the shareholders of each Obligor (as applicable):
(A)	approving the terms of, and the transactions contemplated by, this Agreement and authorising the execution, delivery and performance of this Agreement;
(B)	authorising a specified person or persons to execute this Agreement; and
(C)	authorising a specified person or persons, on its behalf, to sign, execute and deliver all other documents and notices to be executed or delivered under or in connection with them.
(iii)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above (unless provided to the Facility Agent pursuant to the Original Agreement).
(b)	In respect of Aegean Tanking S.A.:
(i)	a copy of its constitutional documents;
(ii)	a copy of a signed resolution of its board of directors:
(A)
approving the terms of, and the transactions contemplated by, the New South African Security Documents to which it is a party and resolving that it execute, deliver and perform the New South African Security Documents to which it is a party;

(B)	authorising a specified person or persons to execute the New South African Security Documents to which it is a party on its behalf; and
(C)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New South African Security Documents to which it is a party;

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(iii)	a specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above in relation to the New South African Security Documents; and
(iv)	a certificate of good standing.
(c)	In respect of Aegean Bunkering Marine Services Proprietary Limited:
(i)	a copy of its constitutional documents;
(ii)	a copy of a signed resolution of its board of directors:
(A)
approving the terms of, and the transactions contemplated by, the New South African Security Documents to which it is a party and resolving that it execute, deliver and perform the New South African Security Documents to which it is a party;

(B)	authorising a specified person or persons to execute the New South African Security Documents to which it is a party on its behalf; and
(C)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New South African Security Documents to which it is a party; and (iii) a specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above in relation to the New South African Security Documents.

3.          Fees
Evidence that any fees, costs and expenses then due from any Obligor pursuant to clause 5 (Fees and Expenses) or under any other Finance Document have been paid or will be paid by the Effective Date.
4.          Legal opinions
The following legal opinions, each addressed to the Facility Agent, the Security Agent and the Lenders:
(a)	Norton Rose Fulbright LLP as to English law;
(b)	Koan as to Belgian law;
(c)	Norton Rose Fulbright US LLP as to Marshall Islands law;
(d)	Norton Rose Fulbright US LLP as to Liberian law;
(e)	Norton Rose Fulbright LLP as to German law; and
(f)	Norton Rose Fulbright South Africa Inc. as to South African law,
each substantially in the form distributed to the Lenders prior to signing the this Agreement.
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Schedule 3
Amended and Restated Facility Agreement

9

CONFIDENTIAL	Execution version

Dated 19 September 2013

(as amended and restated on 16
September 2016)
AEGEAN MARINE PETROLEUM S.A.
 as the Company
AEGEAN MARINE PETROLEUM S.A.
AEGEAN PETROLEUM INTERNATIONAL INC.
AEGEAN NWE N.V. and
AEGEAN BUNKERING GERMANY GMBH
 as the Borrowers
CERTAIN COMPANIES
 as Guarantors
ABN AMRO BANK N.V. and
BNP PARIBAS
as Active Bookrunning Mandated Lead Arrangers
ABN AMRO BANK N.V.
 as Facility Agent
ABN AMRO BANK N.V.
 as Collateral Management Agent
ABN AMRO BANK N.V.
 as Security Agent
ABN AMRO BANK N.V.
 as Documentation Bank
CERTAIN FINANCIAL INSTITUTIONS
 as Original Lenders
ABN AMRO BANK N.V.
 as Co-Ordinator
FACILITY AGREEMENT FOR A
 BORROWING BASE FACILITY

Contents
Clause		Page

Section 1	Interpretation	1
1	Definitions and Interpretation	1
Section 2	The Facility	32
2	The Facilities	32
3	Purpose	38
4	Conditions of Utilisation	39
Section 3	Utilisation	41
5	Utilisation	41
6	Ancillary Facilities	44
Section 4	Repayment, Prepayment and Cancellation	50
7	Repayment	50
8	Voluntary prepayment and cancellation	51
9	Mandatory prepayment and cancellation	52
10	Restrictions	53
Section 5	Costs of Utilisation	55
11	Interest	55
12	Interest Periods	56
13	Changes to the Calculation of Interest	57
14	Fees	58
Section 6	Additional Payment Obligations	60
15	Tax Gross Up and Indemnities	60
16	Increased Costs	65
17	Other Indemnities	66
18	Mitigation by the Lenders	68
19	Costs and Expenses	69
Section 7	Guarantee	70
20	Guarantee and Indemnity	70

Section 8	Representations, Undertakings and Events of Default	76
21	Representations	76
22	Information Undertakings	82
23	Financial covenants	89
24	General Undertakings	92
25	Bank Accounts	102
26	Events of Default	104
Section 9	Changes to Parties	110
27	Changes to the Lenders	110
28	Restriction on Debt Purchase Transactions	114
29	Changes to the Obligors	115
Section 10	The Finance Parties	119
30	Role of the Facility Agent, the Collateral Management Agent, the Arranger and Others	119
31	The Security Agent	129
32	Conduct of Business by the Finance Parties	141
33	Sharing among the Finance Parties	141
Section 11	Administration	143
34	Payment mechanics	143
35	Set-Off	146
36	Notices	147
37	Calculations and Certificates	150
38	Partial Invalidity	150
39	Remedies and Waivers	151
40	Amendments and Waivers	151
41	Confidentiality	153
42	Counterparts	156
Section 12	Governing Law and Enforcement	157
43	Governing Law	157
44	Enforcement	157

THIS AGREEMENT is dated 19 September 2013 (as amended and restated on 16 September 2016) and made between:
(1)	AEGEAN MARINE PETROLEUM S.A. a corporation incorporated under the laws of Liberia with registered office at 80 Broad Street, Monrovia, Republic of Liberia (the Company);
(2)
AEGEAN PETROLEUM INTERNATIONAL INC., a corporation incorporated under the laws of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (APII);

(3)	AEGEAN NWE N.V., a limited liability company incorporated under the laws of Belgium with registered office at Nijverheidsstraat 7, B-2960 Brecht, Belgium (ANNV);
(4)
AEGEAN BUNKERING GERMANY GMBH, a limited liability company incorporated under the laws of the Federal Republic of Germany, having its business address at Holstenwall 5, 20355 Hamburg, Germany which is registered in the commercial register (Handelsregister) kept at the local court (Amtsgericht) of Kiel under registration number HRB 16326 KI (ABGG);

(5)	THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as guarantors (the Original Guarantors);
(6)	ABN AMRO BANK N.V. and BNP PARIBAS as active bookrunning mandated lead arrangers (whether acting individually or together the Arranger or Arrangers);
(7)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the Original Lenders);
(8)	ABN AMRO BANK N.V. as documentation bank (the Documentation Bank);
(9)	ABN AMRO BANK N.V. as facility agent of the other Finance Parties (the Facility Agent);
(10)	ABN AMRO BANK N.V. as collateral management agent of the other Finance Parties (the Collateral Management Agent);
(11)	ABN AMRO BANK N.V. as security trustee for the Secured Parties (the Security Agent); and
(12)	ABN AMRO BANK N.V. as co-ordinator (the Co-Ordinator).
IT IS AGREED as follows:
Section 1
 Interpretation
1.	Definitions and Interpretation
1.1	Definitions
In this Agreement:
Acceptable Bank means:
(a)
a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any other bank or financial institution approved by the Facility Agent and the Parent; or
(c)	each of the Arrangers

Accession Letter means a document substantially in the form set out in Schedule 10 (Form of Accession Letter)
Account Bank means the Collateral Management Agent
Accounting Principles means generally accepted accounting principles in The United States of America
Accounting Reference Date means 31 December
Account Pledge Agreements means:
(a)
the pledge agreement dated on or about the date of this Agreement between the Borrowers as pledgors and the Security Agent as pledgee, pursuant to which the Borrowers pledge, inter alia, all amounts standing to the credit of the Collection Accounts and the Facility Accounts in favour of the Security Agent to secure the Secured Obligations; and

(b)
the pledge agreement entered into between the ABGG as pledgor and the Security Agent as pledgee, pursuant to which ABGG pledges, inter alia, all amounts standing to the credit of its Collection Accounts and the Facility Accounts in favour of the Security Agent to secure the Secured Obligations

Additional Borrower means ABGG and any other company which becomes an Additional Borrower in accordance with clause 29 (Changes to the Obligors)
Additional Cost Rate has the meaning given to that term in Schedule 4 (Mandatory Cost formula)
Additional Guarantor means ABGG and any other company which becomes an Additional Guarantor in accordance with clause 29 (Changes to the Obligors)
Additional Obligor means an Additional Borrower or an Additional Guarantor
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company
Agent's Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on the date of the most recently delivered Borrowing Base Report
Amendment and Restatement Agreement means the amendment and restatement agreement in respect of this Agreement dated 18 September 2014 entered into between the parties to this Agreement
Ancillary Facilities means Overdraft Facilities and/or Credit Instruments issued or entered into by Lenders on a bilateral basis pursuant to this Agreement
AOTC means Aegean Oil Terminal Corporation, a company duly incorporated in the Marshall Islands with its registered address at PO Box 1405, Majuro, Marshall islands
Applicable Law means:
(a)
in relation to any jurisdiction or to the European Union, any law, regulation, treaty, directive, decision, rule, regulatory requirement, judgment, order, ordinance, request, guideline or direction or any other act of any government entity of such jurisdiction or of any EU Institution whether or not having the force of law and with which any Party is required to comply, or with which it would, in the normal course of its business, comply; and

(b)	in relation to any Lender, any Basel II Regulation applicable to that Lender
Approved Suppliers means:
(a)	the suppliers listed in Schedule 16 (Approved Suppliers);
(b)	any refinery in compliance with the terms and conditions of clause 22.16 (Proof of Origin); and
(c)	any other supplier which is approved in writing by the Company and the Facility Agent (acting on the instructions of all Lenders), but in each case only to the extent of any supply contracts entered into in respect of the Sensitive Zone and provided that an Approved Supplier shall cease to be an Approved Supplier on the date on which:
(i)	the Facility Agent (acting on the instructions of the Majority Lenders) so directs in writing to the Company; and/or
(ii)	any Lender so directs in writing to the Facility Agent and the Company on the basis of such Lender's internal or external compliance requirements
Assignment Agreement means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee
Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche
Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration
Availability Period means:
(a)	in relation to Facility A, the period from and including the date of this Agreement to and including the date which is one (1) Month prior to the Facility A Termination Date;
(b)	in relation to Facility B, the period from and including the date of this Agreement to and including the date which is one (1) Month prior to the Facility B Termination Date; and
(c)	in relation to Facility C, the period from and including the date of this Agreement to and including the Facility C Termination Date
Available Proposed Participation means, in relation to a Facility, a Lender's Proposed Participation under that Facility minus:
(a)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and
(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Utilisation that are due to be repaid, prepaid, reduced or cancelled on or before the proposed Utilisation Date
Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender's Available Proposed Participation in respect of that Facility, subject to clause 4.7 (Maximum Available Amount)

Bail-In Action means the exercise of any Write-down and Conversion Powers
Bail-In Legislation means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms , the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
Base Currency means Dollars
Base Currency Amount means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Rate of Exchange as at the date which is three (3) Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Utilisation
Basel II Accord means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel Ill Accord
Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord
Basel II Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel II Regulation in force as at the date hereof (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates)
Basel II Regulation means:
(a)
any Applicable Law in force as at the date hereof implementing the Basel II Accord (including the relevant provisions of directive 2013/36/EU (CRD IV) and regulation 575/2013 (CRR) of the European Union); or

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates;
but excludes any Applicable Law implementing the Basel Ill Accord save and to the extent that it is a re-enactment of any Applicable Law referred to in paragraph (a) of this definition
Basel III Accord means, together:
(c)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel Ill: A global regulatory framework for more resilient banks and banking systems", "Basel Ill: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(d)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(e)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel Ill"
Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel Ill Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates)
Basel III Regulation means any Applicable Law implementing the Basel Ill Accord (including CRD IV and CRR) save and to the extent that it is re-enacts a Basel II Regulation
Borrower means an Original Borrower or an Additional Borrower in each case unless it has ceased to be a Borrower in accordance with clause 29 (Changes to the Obligors)
Borrowing Base means the aggregate of cash, inventory and receivables from time to time included in the Borrowing Base Report in accordance with Schedule 12 (Borrowing Base Amount)
Borrowing Base Amount means at any time:
(a)	the Base Currency Amount of the aggregate of the Borrowing Base calculated pursuant to Schedule 12 (Borrowing Base Amount);
less
(b)	the Outstandings (but excluding the Excess Overdraft Amounts)
Borrowing Base Audit Report means an audit report in respect of the Borrowing Base to be provided by the Company in accordance with the terms of this Agreement, provided by a report provider acceptable to the Collateral Management Agent (which shall not be a Borrower's auditors) addressed to, on terms acceptable to, and capable of being replied upon by, the Collateral Management Agent
Borrowing Base Report means a report substantially in the form set out in Schedule 13 (Form of Borrowing Base Report), duly completed by the Company and signed on its behalf by two (2) authorised signatories
Break Costs means the amount (if any) by which:
(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:
(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Bridge Financing means loan financing provided on a bilateral basis by any Lender to members of the Group for working capital purposes with a maximum tenor (including any potential extensions and/or renewals) of 120 days and which is intended to be refinanced by Utilisations

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris, Geneva, Amsterdam and New York City and (in relation to any date for payment or purchase of euro) any TARGET Day
Cash means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:
(a)	that cash is repayable on demand;
(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;
(c)
there is no Security over that cash except for Transaction Security or any Security permitted pursuant to clause 24.13 (Negative pledge) constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities
Cash Equivalent Investments means at any time:
(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(b)
any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:
(i)	for which a recognised trading market exists;
(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;
(iii)	which matures within one year after the relevant date of calculation; and
(iv)
which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)
any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than thirty (30) days' notice; or

(e)	any other debt security approved by the Majority Lenders,
in each case, to which any member of the Group is alone (or together with other members of the Group beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents)
Capital Stock means any and all shares, interests, participations or other equivalents (however designated) of capital stock, any and all equivalent ownership interests in any company, corporation, limited liability company, general partnerships, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture or other business organization and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt security convertible into or exchangeable for such interest
Certificate of Origin means a certificate received from an Approved Supplier stating clearly the country of origin of the underlying goods
Change of Control means:
(a)
any Person or Group (as such terms are used in section 13(d) of the U.S. Securities Exchange Act of 1934) who (i) is not now a beneficial owner of the Parent becomes the "beneficial owner" (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the total voting power or ownership interest of the Capital Stock of the Parent; or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Parent; or

(b)
during any period of twelve (12) consecutive Months, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Parent cease to be occupied by Persons who either (i) were members of the board of directors of the Parent as at the date of this Agreement, or (ii) were nominated for election by the board of directors of the Parent, a majority of whom were directors as the date of this Agreement or whose election or nomination for election was previously approved by a majority of such directors or directors elected in accordance with this paragraph (b) (ii); or

(c)	a Borrower ceases to be a wholly-owned Subsidiary of the Parent
Charged Property means all of the assets of the Obligors and the Spanish Pledgor which from time to time are, or are expressed to be, the subject of the Transaction Security
Clearing Providers means BNP Paribas Commodity Futures Limited (English company number 2391477) and ABN AMRO Clearing Bank N.V. (a company incorporated in the Netherlands) or any other clearing provider which is an Affiliate of a Facility C Lender and which is approved in writing by the Facility Agent and which enters into a Multi-Party TPA Agreement with the Company, and Clearing Provider means any of them as the case may be
Clearing Provider Hedging Agreement means any document evidencing a Clearing Provider Hedging Transaction
Clearing Provider Hedging Transactions has the meaning given to it in clause 2.8 (Hedging/Clearing)
Code means the US Internal Revenue Code of 1986
Collateral Management Agreement means a collateral management agreement in respect of inland storage to be entered into between the Security Agent, the relevant Borrower and the Collateral Manager in form and substance satisfactory to the Facility Agent acting on the instructions of all Lenders
Collateral Manager means a collateral manager approved in writing by the Facility Agent acting on the instructions of all Lenders
Collection Accounts means the bank accounts opened and maintained by each Borrower with the Account Bank in accordance with clause 25 (Bank Accounts) and includes any interest of the Borrowers in any replacement account or any sub-division or sub-account of any of these accounts
Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate)
Compliance Policy means the policy of the Group, approved by the Board of Directors of the Company, in relation to operational control procedures related to product origin (traceability, compliance with United States of America, European Union and United Nations Sanctions or any other state or authority which has issued Sanctions with which a member of the Group is required to comply)
Compliant Borrowing Base Report means a Borrowing Base Report showing a Borrowing Base Amount which is zero (0) or a positive number
Compliant Cross-Check Borrowing Base Report means a Cross-Check Borrowing Base Report, the accuracy of which has been verified by the Security Agent based on the information provided by independent sources acceptable to the Security Agent and reflected therein relating to:
(i)	the storage volumes at any inland storage facilities, leased or owned by the Borrowers and the Spanish Pledgor and which have capacity equal to or in excess of 50,000 metric tons; and
(ii)	the storage volumes on any vessels leased or owned by the Borrowers and the Spanish Pledgor which have capacity equal to or in excess of 15,000 metric tons, and which shows a Borrowing Base, the Base Currency of which is not less than ninety five per cent. (95%) of the Base Currency of the Borrowing Base as reported in the most recent Compliant Borrowing Base Report
Confidential Information means all information relating to any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:
(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 41 (Confidentiality); or
(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA from time to time or in any other form agreed between the Company and the Facility Agent
Consent Letter (17 October 2013) means the consent letter in respect of this Agreement dated 17 October 2013 issued by the Facility Agent and the Security Agent and countersigned by the Company
Consent Letter (18 December 2013) means the consent letter in respect of this Agreement dated 18 December 2013 issued by the Facility Agent and the Security Agent and countersigned by the Obligors
Consent Letter (2 July 2014) means the consent letter in respect of this Agreement dated 2 July 2014 issued by the Facility Agent and the Security Agent and countersigned by the Obligors
Consent Letter (4 June 2015) means the consent letter in respect of this Agreement dated 4 June 2015 issued by the Facility Agent and the Security Agent and countersigned by the Obligors
Consent Letters means:
(a)	the Consent Letter (17 October 2013);
(b)	the Consent Letter (18 December 2013);
(c)	the Consent Letter (2 July 2014); and
(d)	the Consent Letter (4 June 2015)
Credit Instrument means any standby or documentary letter of credit or guarantee issued or to be issued by a Facility C Lender under Facility C and in such form requested by a Borrower which is acceptable to the relevant Facility C Lender in accordance with the terms of this Agreement including without limitation clause 5.3 (Completion of a Utilisation Request for Ancillary Facilities) and clause 6 (Ancillary Facilities)
Cross-Check Borrowing Base Report means a report duly completed by the Company and signed on its behalf by two (2) authorised signatories in the form required pursuant to clause 22.9(c) (Borrowing Base Report)
Current Assets means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (including Cash and Cash Equivalent Investments) expected to be realised within twelve (12) months from the date of computation but excluding amounts in respect of:
(a)	receivables in relation to Tax;
(b)	Exceptional Items and other non-operating items;
(c)	insurance claims; and
(d)	any interest owing to any member of the Group
Current Liabilities means:
(a)	prior to the date which is six (6) Months after the date of this Agreement, the sum of current liabilities as determined in accordance with the Accounting Principles;

(b)	from the date which is six (6) Months after the date of this Agreement until (but excluding) the date which is eighteen (18) Months after the date of this Agreement, the sum of:
(i)	current liabilities as determined in accordance with the Accounting Principles; and
(ii)	50% of the amount of all Utilisations under Facility B; and
(c)	from the date which is eighteen (18) Months after the date of this Agreement, the sum of:
(i)	current liabilities as determined in accordance with the Accounting Principles; and
(ii)	the total amount of all Utilisations under Facility B
Debt Purchase Transaction means, in relation to a person, a transaction where such person:
(a)	purchases by way of assignment or transfer;
(b)	enters into any sub-participation in respect of; or
(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Proposed Participation or amount outstanding under this Agreement
Deed of Undertaking means a deed of undertaking in the form set out in Schedule 20 (Form of Deed of Undertaking) to be entered into between a third party, a Borrower and a Facility C Lender
Default means an Event of Default or any event or circumstance specified in clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default
Deficient Borrowing Base Report means a Borrowing Base Report immediately after delivery of which it appears that the Borrowing Base Amount is a negative number
Deficient Cross-Check Borrowing Base Report means a Cross-Check Borrowing Base Report which is not a Compliant Cross-Check Borrowing Base Report
Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent
Deutsche Bank Facility means the trade receivables purchase agreement dated 17 October 2011 between the Company and Deutsche Bank AG, New York Branch (as amended from time to time)
Disruption Event means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted
EBITDA has the meaning given to it in clause 23 (Financial Covenants)
EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.
Eligible Receivables has the meaning given to in in Schedule 12 (Borrowing Base Amount).
Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:
(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);
(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
(c)	land (including, without limitation, land under water)
Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law
Environmental Law means any applicable law or regulation which relates to:
(a)	the pollution or protection of the Environment;
(b)	the conditions of the workplace; or
(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste

Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group
EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
EURIBOR means, in relation to any Loan in euro:
(a)	the applicable Screen Rate;
(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or
(c)	if:
(i)	no Screen Rate is available for the Interest Period of that Loan; and
(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, EURIBOR shall be deemed to be zero
Event of Default means any event or circumstance specified as such in clause 26 (Events of Default)
Excess Overdraft Amount has the meaning given to it in clause 6.9 (Overdraft Limits) and shall include the proceeds of any claims in respect of non-payment or late payment thereof
Excluded Material Subsidiary means:
(a)	AOTC;
(b)	each Single Purpose Ship Owning Company; and
(c)	a Single Purpose Terminal Owning Company whose exclusion as a guarantor hereunder has been approved in writing by all Lenders in their absolute discretion
Expiry Date means, for an Ancillary Facility, the last day of its Term
Extension Fee means a fee at a rate to be determined by the lenders under the Facility which is being extended at the time an Extension Request is made which shall be payable on the amount of each applicable Lender's Proposed Participation as so extended following the Extension Request
Extension Request has the meaning given to it in clause 2.4 (Extension Option)
Facility means Facility A, Facility B or Facility C
Facility A means the secured committed multicurrency borrowing base revolving credit facility made available under this Agreement as described in clause 2 (The Facilities)
Facility Accounts means the bank accounts opened and maintained by each Borrower with the Account Bank in accordance with clause 25 (Bank Accounts) and includes any replacement account or any sub-division or sub-account of any of those accounts
Facility A Proposed Participations means:
(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Proposed Participation" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Proposed Participation transferred to it under this Agreement or assumed by it in accordance with clause 2.6 (Accordion - Increase in Size of Facility A and/or Facility B); and

(b)
in relation to any other Lender, the amount in the Base Currency of any Facility A Proposed Participation transferred to it under this Agreement or assumed by it in accordance with clause 2.6 (Accordion - Increase in Size of Facility A and/or Facility B),

to the extent not cancelled, reduced or transferred by it under this Agreement
Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan
Facility A Margin means two point one per cent. (2.1%) per annum
Facility A Termination Date means the Initial Facility A Termination Date or such other date which shall apply as a result of extension in accordance with clause 2.4 (Extension Option) from time to time

Facility A Total Proposed Participations means the aggregate of the Facility A Proposed Participations, being $155,000,000 at the date of this Agreement
Facility B means the secured committed multicurrency borrowing base revolving credit facility made available under this Agreement as described in clause 2 (The Facilities)
Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan
Facility B Margin means two point five per cent. (2.5%) per annum
Facility B Proposed Participations means:
(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Proposed Participation" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Proposed Participation transferred to it under this Agreement or assumed by it in accordance with clause 2.6 (Accordion - Increase in Size of Facility A and/or Facility B); and

(b)
in relation to any other Lender, the amount in the Base Currency of any Facility B Proposed Participation transferred to it under this Agreement or assumed by it in accordance with clause 2.6 (Accordion - Increase in Size of Facility A and/or Facility B),

to the extent not cancelled, reduced or transferred by it under this Agreement
Facility B Termination Date means the Initial Facility B Termination Date or such other date which shall apply as a result of extension in accordance with clause 2.4 (Extension Option) from time to time
Facility B Total Proposed Participations means the aggregate of the Facility B Proposed Participations, being $75,000,000 at the date of this Agreement
Facility C means the secured uncommitted multicurrency borrowing base revolving credit facility for the entry into or issue of Ancillary Facilities made available under this Agreement as described in clause 2 (The Facilities)
Facility C Lender means a Lender who has at any time a Facility C Proposed Participation
Facility C Margin means two per cent. (2%) per annum
Facility C Proposed Participations means:
(c)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C Proposed Participation"in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C Proposed Participation transferred to it under this Agreement; and

(d)	in relation to any other Lender, the amount in the Base Currency of any Facility C Proposed Participation transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement
Facility C Termination Date means the date which is the earlier to occur of the Facility A Termination Date and the Facility B Termination Date
Facility C Total Proposed Participations means the aggregate of the Facility C Proposed Participations, being $770,000,000 at the date of this Agreement
Facility C Utilisation means a Utilisation made or to be made under Facility C or the principal amount outstanding for the time being of that Utilisation

Facility Office means:
(a)
in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes
FATCA means:
(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction
FATCA Application Date means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction
FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction
Fee Letter means any fee letter or letters between any Finance Party and any Obligor in connection with the Facilities
Finance Document means:
(a)	this Agreement;
(b)	the Mandate Letter;
(c)	any Compliance Certificate;

(d)	any Fee Letter;
(e)	any Accession Letter;
(f)	any Resignation Letter;
(g)	each Transaction Security Document;
(h)	each Deed of Undertaking;
(i)	each Consent Letter;
(j)	the Amendment and Restatement Agreement;
(k)	the Second Amendment and Restatement Agreement;
(l)	the Third Amendment and Restatement Agreement;
(m)	each Borrowing Base Report;
(n)	each Cross-Check Borrowing Base Report;
(o)	any Utilisation Request; and
(p)	any other document designated as a "Finance Document" by the Facility Agent and the Company
Finance Lease means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease
Finance Party means the Facility Agent, the Collateral Management Agent, the Arranger, the Security Agent, the Documentation Bank, the Co-Ordinator, the Account Bank or a Lender
Financial Indebtedness means any indebtedness for or in respect of:
(a)	moneys borrowed and debit balances at banks or other financial institutions;
(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of Finance Leases;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);
(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)
any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date in respect of all Facilities or are otherwise classified as borrowings under the Accounting Principles);

(i)
any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than ninety (90) days after the date of supply;

(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above
Financial Quarter has the meaning given to that term in clause 23.1 (Financial definitions)
Financial Year means each of the Company's financial years ending on 31 December
First Extended Facility A Termination Date means the date which is three hundred and sixty four (364) days following the Initial Facility A Termination Date
First Extended Facility B Termination Date means the date which is three hundred and sixty four (364) days following the Initial Facility B Termination Date
FX Hedging Provider means any Facility C Lender which enters into a FX Hedging Provider Hedging Agreement with a Borrower
FX Hedging Provider Hedging Agreement means any document evidencing a FX Hedging Provider Hedging Transaction
FX Hedging Provider Hedging Transactions has the meaning given to it in clause 2.8 (Hedging/ Clearing)
German Security Transfer Agreement means the German law security transfer agreement dated 24 June 2015 entered into by ABGG in favour of the Security Agent
Gross Assets means, in respect of an entity, all assets identified as such in that entity's accounts
Group means the Parent, the Company and each of their respective Subsidiaries from time to time
Group Structure Chart means the group structure chart in the agreed form
Guarantor means an Original Guarantor or an Additional Guarantor, unless in each case it has ceased to be a Guarantor in accordance with clause 29 (Changes to the Obligors)
Hedging Agreement means a Hedging Provider Hedging Agreement, a Clearing Provider Hedging Agreement and a FX Hedging Provider Hedging Agreement
Hedging Policy means the hedging policy delivered to the Facility Agent pursuant to Part I of Schedule 2 (Conditions Precedent) as may be amended from time to time with the prior written approval of the Facility Agent (acting on the instructions of all Lenders)
Hedging Provider means ABN AMRO Bank N.V. and BNP Paribas S.A. or any other hedging provider which is an Affiliate of a Facility C Lender and which is approved in writing by the Facility Agent and which enters into a Multi-Party TPA Agreement with the Company

Hedging Provider Hedging Agreement means any document evidencing a Hedging Provider Hedging Transaction
Hedging Provider Hedging Transactions has the meaning given to it in clause 2.8 (Hedging/ Clearing)
Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary
Impaired Agent means the Facility Agent at any time when:
(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document; or
(c)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;
unless, in the case of paragraph (a) above:
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event,
and payment is made within five (5) Business Days of its due date; or
(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question
Information Memorandum means the document in the form approved by the Company containing all relevant information (including projections) including, but not limited to, information about the Obligors, the Group and the proposed application of the proceeds of the Facility, has been or will be distributed by the Arrangers in connection with the syndication of the Facility
Initial Facility A Termination Date means the date which is three hundred and sixty four (364) days from the date of this Agreement
Initial Facility B Termination Date means the date which is twenty four (24) Months from the date of this Agreement
Insolvency Event in relation to the Facility Agent means that the Facility Agent:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;
(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or
(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts
Interest Period means, in relation to a Loan, each period determined in accordance with clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 11.4 (Default interest)
Interpolated Screen Rate means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time on the Quotation Day for the currency of that Loan.
Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity
Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction
Lender means:
(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 27 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement
Lender Accession Letter means a document substantially in the form set out in Schedule 14 (Form of Lender Accession Letter)
Lender Discounting Facility means any trade receivables purchase facility entered into between a Lender and a Borrower on arm's length terms and for full market value providing for such Lender to discount trade receivables of the relevant Borrower represented by confirmed letters of credit on a non-recourse basis and meeting any requirement for de-recognition under the Accounting Principles
LIBOR means, in relation to any Loan:
(a)	the applicable Screen Rate;
(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or
(c)	if:
(i)	no Screen Rate is available for the currency of that Loan; or
(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, LIBOR shall be deemed to be zero
Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984
LMA means the Loan Market Association
Loan means a Facility A Loan or a Facility B Loan
Majority Lenders means a Lender or Lenders whose Proposed Participations aggregate more than 66 2/3 per cent. of the Total Proposed Participations (or, if the Total Proposed Participations have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Proposed Participations immediately prior to that reduction

Mandate Letter means the letter dated 8 March 2013 (as amended from time to time) between the Arrangers and the Company
Mandatory Cost means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formula)
Margin means:
(a)	in relation to Facility A, the Facility A Margin;
(b)	in relation to Facility B, the Facility B Margin; and
(c)	in relation to Facility C, the Facility C Margin
Material Adverse Effect means in the opinion of the Majority Lenders a material adverse effect on:
(a)	the business (including the production and export capacity), operations, property, condition (financial, legal or otherwise) or prospects of any Obligor and/or the Group taken as a whole; or
(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents

Material Subsidiary means each member of the Group whose EBITDA and Gross Assets (on a consolidated basis in the case of a member of the Group which has Subsidiaries) represents five per cent (5%) or more of the consolidated EBITDA of the Group and/or five per cent (5%) or more of the consolidated Gross Assets of the Group
Maximum Available Amount means, at any time, the Base Currency Amount which is the lower of:
(a)	the aggregate of the Total Proposed Participations at such time; and
(b)
the Borrowing Base Amount at such time, as determined by the Collateral Management Agent with reference to the Borrowing Base Report most recently delivered to the Collateral Management Agent pursuant to this Agreement

Month means a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period

Moroccan Pledge means the master pledge agreement and related pledge instrument entered into by the Company, the Lenders, the Security Agent and Horizon Tangiers Terminal S.A in respect of assets owned by the Company and located in Morocco
Multi-Party TPA Agreements means each agreement entered into between the Company, a TPA Counterparty, a Hedging Provider or a Clearing Provider and the Security Agent (including any service or similar agreement related thereto between the Company and a Hedging Provider or a Clearing Provider (as the case may be)) complying with the provisions set out in clause 6.23 (Multi-Party TPA Agreements)
New Lender has the meaning given to that term in clause 27 (Changes to the Lenders)
Notifiable Debt Purchase Transaction has the meaning given to that term in paragraph (b) of clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates)
Obligor means a Borrower or a Guarantor and Obligors means each of them
Obligors' Agent means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.3 (Obligors' Agent)
OECD means Organisation for Economic Co-operation and Development
Original Borrowers means each of the Company, APII and ANNV, each as more particularly described in Part 1 of Schedule 1 (The Original Parties)
Original Financial Statements means in relation to each Obligor its audited financial statements for its Financial Year ended 31 December 2012
Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement, in relation to the Spanish Pledgor, Spain and in relation to a South African Pledge Counterparty, the jurisdiction under whose laws that party is incorporated
Original TPA Counterparty means ABN AMRO Bank N.V. and BNP Paribas in their capacities as Facility C Lenders which have entered into a Multi-Party TPA Agreement with the Company
Outstandings means the aggregate of the Base Currency Amount of:
(a)	the outstanding Loans;
(b)	the maximum actual and contingent liabilities of the Borrowers in respect of any Overdraft Facilities; and
(c)	the maximum actual or contingent liabilities of the Lenders in respect of any Credit Instruments
Overdraft Facility means an overdraft facility made available by a Facility C Lender in accordance with this Agreement
Parent means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MHJ96960
Parent Affiliate means each Affiliate of the Parent
Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union
Party means a party to this Agreement

Prohibited Person means a person that is:
(a)	listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;
(b)
located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c)
otherwise a target of Sanctions (namely a person with whom a US person or other national under the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities)

Proposed Participation means, in relation to a Lender, its Facility A Proposed Participations, Facility B Proposed Participations and/or Facility C Proposed Participations (as the case may be)
Quarter Date means each of 31 March, 30 June, 30 September and 31 December
Quasi-Security has the meaning given to that term in clause 24.13 (Negative pledge)
Quotation Day means, in relation to any period for which an interest rate is to be determined:
(a)	(if the currency is euro), two TARGET Days before the first day of that period; or
(b)	(if the currency is Dollars), two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one (1) day, the Quotation Day will be the last of those days)
Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:
(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or
(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period
Reference Banks means, in relation to LIBOR, the principal London offices of ABN AMRO Bank N.V., BNP Paribas and Société Générale and, in relation to EURIBOR, the principal office in Amsterdam of ABN AMRO Bank N.V. and Paris of BNP Paribas and Société Générale, or in each case such other banks as may be appointed by the Facility Agent in consultation with the Company
Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant Interbank Market means in relation to Euro, the European interbank market, and in relation to any other currency, the London interbank market
Relevant Jurisdiction means, in relation to an Obligor, the Spanish Pledgor and each South African Pledge Counterparty:
(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it
Relevant Period has the meaning given to that term in clause 23.1 (Financial definitions)
Repeating Representations means each of the representations set out in clause 21.2 (Status) to clause 21.7 (Governing law and enforcement), clause 21.11 (No default), paragraph (d) of clause 21.12 (No misleading information), paragraphs (d),(e) and (f) of clause 21.13 (Original Financial Statements), clause 21.20 (Ranking) to clause 21.22 (Legal and beneficial ownership), clause 21.26 (Centre of main interests and establishments) and clause 21.28 (Pari Passu Ranking)
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian
Resignation Letter means a letter substantially in the form set out in Schedule 11 (Form of Resignation Letter)
Resolution Authority means anybody which has authority to exercise any Write-down and Conversion Powers
Rollover Loan means one or more Loans:
(a)	made or to be made on the same day that a maturing Loan is due to be repaid;
(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;
(c)	in the same currency as the maturing Loan; and
(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan (as the case may be)
Sanctions means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority (whether or not any Obligor, any other Group Member or any Affiliate of any Group Member is legally bound to comply with such laws, regulations, embargoes or measures)
Sanctions Authority means any of:
(a)	the United States government;
(b)	the United Nations;
(c)	the United Kingdom;
(d)	Switzerland;

(e)	the European Union;
(f)	the Republic of Singapore; or
(g)	Hong Kong Special Administrative Region of the People's Republic of China,
and includes any government entity of any of the above, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, Her Majesty's Treasury (HMT) and the Swiss State Secretariat for Economic Affairs (SECO)
Sanctions List means:
(a)	the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC;
(b)	the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT; or
(c)	any similar list maintained by, or public announcement of Sanctions designation made by, any other Sanctions Authority
Screen Rate means:
(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b)
in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company
Second Amendment and Restatement Agreement means the amendment and restatement agreement in respect of this Agreement dated 16 September 2015 entered into between the parties to this Agreement
Second Extended Facility A Termination Date means the date which is three hundred and sixty four (364) days following the First Extended Facility A Termination Date
Second Extended Facility B Termination Date means the date which is three hundred and sixty four (364) days following the First Extended Facility B Termination Date
Secured Obligations means all obligations at any time due, owing or incurred by any Obligor or the Spanish Pledgor to any Secured Party under the Finance Documents, including the obligations set out in clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity)
Secured Parties means each Finance Party from time to time party to this Agreement and any Receiver or Delegate
Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Agreements means:
(a)	the English law security agreement entered into by the Company in favour of the Security Agent in form and substance satisfactory to the Security Agent;
(b)	the English law security agreement entered into by APII in favour of the Security Agent in form and substance satisfactory to the Security Agent;
(c)	the English law security agreement entered into by ANNV in favour of the Security Agent in form and substance satisfactory to the Security Agent; and
(d)	the English law security agreement entered into by ABGG in favour of the Security Agent in form and substance satisfactory to the Security Agent
Sensitive Zone means:
(a)
the territorial waters and shores of Kuwait, Saudi Arabia, Bahrain, Qatar, United Arab Emirates, Oman, Iraq, and any other relevant countries as determined by the Facility Agent (either in its sole discretion or as instructed by the Majority Lenders); and

(b)	the international waters of the Persian Gulf.
Single Purpose Ship Owning Company means a single purpose ship owning company whose business is solely ownership and operation of ships and who has obtained finance secured on such ships
Single Purpose Terminal Owning Company means a single purpose company whose business is solely ownership and operation of terminals and who has obtained finance secured on such terminals
South African Pledge means the pledge and cession in security agreement in relation to certain goods located onboard floating storage (having official number 17463 and IMO Number 9031961 and which, as at the date of the Third Amendment and Restatement Agreement, has vessel name "Umnenga"), entered into between the Company and the Security Agent, and shall include the letter agreement entered into in relation thereto between the Security Agent, the Company and the South African Pledge Counterparties
South African Pledge Counterparties means Aegean Tanking S.A., a company incorporated under the laws of the Republic of Liberia, with its registered office at 80 Broad Street, Monrovia, Republic of Liberia, and Aegean Bunkering Marine Services Proprietary Limited, a private company duly incorporated under South African law, with registration number 2013/191834/07, and with registered offices at 26 Waverley Drive, Mill Park, Port Elizabeth 6000, South Africa (and each shall be a South African Pledge Counterparty)
Spanish Pledges means:
(a)
the non-possessory pledge of inventory located at Avda. de las Petroliferas S/N, Las Palmas de Gran Canaria, Las Palmas 35008, Spain entered into between the Spanish Pledgor and the Security Agent; and

(b)	the non-possessory pledge of inventory located at C. Llull 480-486 10-1, 08930 Sant Adrià de Bess, Barcelona, Spain entered into between the Spanish Pledgor and the Security Agent, and shall include any deed of extension and ratification thereof including those entered into on or about the date of the Third Amendment and Restatement Agreement between the Spanish Pledgor and the Security Agent
Spanish Pledgor means Aegean Bunkering Combustibles Las Palmas S.A.

Specified Existing Indebtedness means the indebtedness of the Borrowers listed in Schedule 18 (Specified Existing Indebtedness) and which is to be repaid on the date of the first Utilisation under this Agreement
Specified Time means a time determined in accordance with Schedule 8 (Timetables)
Stock Monitoring Agreement means a stock monitoring agreement in respect of floating storage to be entered into between the Security Agent, the relevant Borrower and the Stock Monitoring Inspector in form and substance satisfactory to the Facility Agent acting on the instructions of all Lenders
Stock Monitoring Inspector means a stock surveillance or inspection company approved in writing by the Facility Agent acting on the instructions of all Lenders
Subsidiary means any person (referred to as the first person) in respect of which another person (referred to as the second person):
(a)
holds a majority of the voting rights in that first person or has the right under the constitution of the first person to direct the overall policy of the first person or alter the terms of its constitution; or

(b)	is a member of that first person and has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body; or
(c)
has the right to exercise a dominant influence (which must include the right to give directions with respect to operating and financial policies of the first person which its directors are obliged to comply with whether or not for its benefit) over the first person by virtue of provisions contained in the articles (or equivalent) of the first person or by virtue of a control contract which is in writing and is authorised by the articles (or equivalent) of the first person and is permitted by the law under which such first person is established; or

(d)
is a member of that first person and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or the rights under its constitution to direct the overall policy of the first person or alter the terms of its constitution; or

(e)	has the power to exercise, or actually exercises dominant influence or control over the first person; or
(f)	together with the first person are managed on a unified basis, and, for the purposes of this definition, a person shall be treated as a member of another person if any of that person's Subsidiaries is a member of that other person or if any shares in that other person are held by a person acting on behalf of it or any of its Subsidiaries
TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007
TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)
Term means each period determined under this Agreement for which a relevant Facility C Lender is under a liability under an Ancillary Facility

Termination Date means:
(c)	in relation to Facility A, the Facility A Termination Date;
(d)	in relation to Facility B, the Facility B Termination Date; and
(e)	in relation to Facility C, the Facility C Termination Date
Third Amendment and Restatement Agreement means the amendment and restatement agreement in respect of this Agreement dated 16 September 2016 entered into between the parties to this Agreement
Third Extended Facility A Termination Date means the date which is three hundred and sixty four (364) days following the Second Extended Facility A Termination Date
Total Proposed Participations means the aggregate of the Facility A Total Proposed Participations, the Facility B Total Proposed Participations and the Facility C Total Proposed Participations, being $1,000,000,000 at the date of this Agreement
TPA Counterparty means:
(a)	any Original TPA Counterparty; and
(b)	any Facility C Lender which enters into a Multi-Party TPA Agreement with the Company in connection with clearing or hedging transactions
Transaction Security means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents
Transaction Security Documents means each of:
(a)	the Account Pledge Agreements;
(b)	the Security Agreements;
(c)	the Moroccan Pledge;
(d)	the UAE Pledges;
(e)	the Spanish Pledges;
(f)	the German Security Transfer Agreement;
(g)	the South African Pledge;
(h)	any Stock Monitoring Agreement;
(i)	any Collateral Management Agreement; and
(j)	any documents in respect of which Security is granted to the Security Agent pursuant to clause 24.23 (Conditions Subsequent), together with any other document entered into by any Obligor or the Spanish Pledgor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents
Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company

Transfer Date means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate
Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price
UAE Pledges means:
(a)
the pledge over moveables located at the Fujairah Freezone, Emirate of Fujairah, UAE entered or to be entered into between the Company, Aegean Oil Terminal Corporation (as bailee) and the Security Agent (the Company UAE Pledge);

(b)
the pledge over moveables located at the Fujairah Freezone, Emirate of Fujairah, UAE entered or to be entered into between APII, Aegean Oil Terminal Corporation (as bailee) and the Security Agent (the APII UAE Pledge);

(c)	any bailee agreement and/or addendum issued pursuant to or in connection with the Company UAE Pledge; and
(d)	any bailee agreement and/or addendum issued pursuant to or in connection with the APII UAE Pledge
Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents
US Tax Obligor means:
(a)	an Obligor which is resident for tax purposes in the United States of America; or
(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes
Utilisation means a utilisation of a Facility (by way of a Loan or Ancillary Facility)
Utilisation Date means the date on which a Utilisation is, or is to be, made
Utilisation Request means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Request)
VAT means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Write-down and Conversion Powers means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

any similar or analogous powers under that Bail-In Legislation
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)
the Facility Agent, the Collateral Management Agent, the Arranger, any Finance Party, any Lender, any Obligor, any Party, any Secured Party, the Security Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)
a document in agreed form is a document which is previously agreed in writing by or on behalf of the Company and the Facility Agent or, if not so agreed, is in the form specified by the Facility Agent;

(iii)	assets includes present and future properties, revenues and rights of every description;
(iv)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(v)	a group of Lenders includes all the Lenders;
(vi)
guarantee means (other than in clause 20 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(viii)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	including means including without limitation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted;
(xii)	a time of day is a reference to London time;
(xiii)	the Interest Period of a Credit Instrument will be construed as a reference to the Term of that Credit Instrument;
(xiv)	an amount borrowed includes any amount utilised by way of an Ancillary Facility;
(xv)	a Utilisation made or to be made to a Borrower includes an Ancillary Facility entered into or issued on its behalf;
(xvi)	a Lender funding its participation in a Utilisation includes a Lender issuing or entering into an Ancillary Facility;
(xvii)	amounts outstanding under this Agreement include amounts outstanding under or in respect of an Ancillary Facility;
(xviii)	an outstanding amount of an Ancillary Facility at any time is the maximum amount that is or may be payable by a Borrower in respect of that Ancillary Facility at that time;
(xix)	a Borrower repaying or prepaying a Credit Instrument means:
(A)	that Borrower providing cash cover for that Credit Instrument;
(B)	the maximum amount payable under the Credit Instrument being reduced in accordance with its terms; or
(C)	the Facility C Lender which issued the Credit Instrument being satisfied that it has no further liability under that Credit Instrument, and the amount by which a Credit Instrument is repaid or prepaid under sub-clauses (A) and (B) above is the amount of the relevant cash cover or reduction; and
(xx)
a Borrower providing cash cover for a Credit Instrument means that Borrower paying an amount equal to the maximum actual and contingent liabilities of the relevant Lender under such Credit Instruments in the currency of the Credit Instrument to an interest-bearing account in the name of that Borrower and the following conditions are met:

(A)	the account is with the relevant Facility C Lender which issued the Credit Instrument;
(B)
withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Credit Instrument until no amount is or may be outstanding under that Credit Instrument; and

(C)	the Borrower has executed a security document, in form and substance satisfactory to the Facility Agent, creating a first ranking security interest over that account.
(b)
In determining the amount of the Available Facility for the purposes of this Agreement the Proposed Participation of a Lender will be calculated ignoring any cash cover provided for outstanding Credit Instruments.

(c)	Section, clause and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.
1.3	Currency symbols and definitions
(a)	$, USD and dollars denote the lawful currency of the United States of America;
(b)	€, EUR, EURO and euro denote the single currency of the Participating Member States.
1.4	Third party rights
(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
1.5	Joint and Several Liability
All obligations of the Borrowers under this Agreement shall be assumed jointly and severally.

Section 2
 The Facility
2.	The Facilities
2.1	The Facilities
Subject to the terms of this Agreement, the Lenders make available to the Borrowers a secured multicurrency borrowing base facility comprising:
(a)	Facility A in an aggregate amount equal to the Facility A Total Proposed Participations;
(b)	Facility B in an aggregate amount equal to the Facility B Total Proposed Participations; and
(c)	Facility C in an aggregate amount equal to the Facility C Total Proposed Participations.
2.2	Finance Parties' rights and obligations
(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
(d)
Facility C is an uncommitted facility and accordingly the issue of Ancillary Facilities shall be entirely in the discretion of the Facility C Lenders who shall be under no obligation to issue the same.  The Borrowers acknowledge that no Lender shall have any obligation or commitment to make Ancillary Facilities available to the Borrowers and the making of a Utilisation pursuant to Facility C shall not be deemed to be a commitment to make any other Utilisation under that Facility.

(e)	Facility C Declining Lenders
(i)
A Facility C Lender shall be entitled to decline a particular Utilisation Request under Facility C on a case-by-case basis without prejudicing its ability to agree to subsequent Facility C Utilisation Requests.

(ii)
A Facility C Lender who does not wish to make available any further Utilisations under Facility C (a Facility C Declining Lender) may at any time serve a written notice to the Facility Agent stating that it is declining to make available any Utilisations under Facility C (the Facility C Declining Notice).

(iii)
Upon receipt of a Facility C Declining Notice the Facility Agent shall inform the other Lenders under Facility C within one (1) Business Day of receipt of such Facility C Declining Notice and the Facility C Declining Notice will take effect five (5) Business Days from the date of the Facility C Declining Notice.

(iv)
For the period beginning on the date of the Facility C Declining Notice and ending on the date which is five (5) Business Days from the date of the Facility C Declining Notice (the Facility C Declining Notice Period) the Facility C Declining Lender may, but shall not be obliged to, make further Utilisations under Facility C.  A

Facility C Declining Lender shall not participate in any further utilisations of Facility C (including any rollovers) after the expiry of the Facility C Declining Notice Period and shall cease to be a Facility C Lender provided that a Facility C Declining Lender shall remain committed for Credit Instruments that were made before and during the Facility C Declining Notice Period even though such Credit Instruments may have a maturity in excess of the Facility C Declining Notice Period.
(v)
The Facility C Declining Lender may, in accordance with the terms of this Agreement, transfer its rights and obligations under any Ancillary Facilities issued or entered into by it to an Acceptable Bank provided that if any existing Facility C Lender which is an Acceptable Bank wishes to acquire such rights and obligations the Facility C Declining Lender shall only be entitled to transfer the same to such existing Facility C Lender (or if more than one Facility C Lender is an Acceptable Bank, to such Facility C Lenders in such proportions as those Facility C Lenders may agree).

(vi)
Without prejudice to clause (v) the Company may require that a Facility C Declining Lender transfers its Facility C Proposed Participation to another Facility C Lender which is an Acceptable Bank or (if no existing Facility C Lenders wish to acquire the same) to an Acceptable Bank designated by the Company, in each case in accordance with clause 27 (Changes to Lenders).

2.3	Obligors' Agent
(a)
Each Obligor (other than the Company) by its execution of this Agreement irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrowers, Utilisation Requests and any notices, certificates or confirmations under any Finance Document), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

(c)
The powers of the Company (as Obligors' Agent) under this clause 2.3 (Obligors' Agent) shall be no greater than as set out in this clause 2.3 (Obligors' Agent) and shall remain valid for so long as any amount is outstanding under the Finance Documents or any Proposed Participation is in force.

2.4	Extension Option
(a)
Subject always to clause 2.4(b), provided that no Default has occurred and is continuing at such time, the Company may request in respect of Facility A and/or Facility B, by written notice received by the Facility Agent:

(i)	no more than one hundred and twenty (120) days; and
(ii)	no less than sixty (60) days,
prior to:
(A)
in respect of Facility A, the Initial Facility A Termination Date, the First Extended Facility A Termination Date, the Second Extended Facility A Termination Date and/or the Third Extended Facility A Termination Date (as applicable); or

(B)
in respect of Facility B, the Initial Facility A Termination Date, the Initial Facility B Termination Date, the First Extended Facility B Termination Date and/or the Second Extended Facility B Termination Date,

that the period of the relevant Facility be extended for a period of three hundred and sixty four (364) days beyond the then applicable Termination Date (an Extension Request).
(b)	On and subject to the terms and conditions set out in this Agreement, the Company shall be entitled to submit an Extension Request:
(i)
in respect of Facility A, on no more than four (4) occasions in total (on only one occasion prior to the Initial Facility A Termination Date, on only one occasion prior to the First Extended Facility A Termination Date, on only one occasion prior to the Second Extended Facility A Termination Date and on only one occasion prior to the Third Extended Facility A Termination Date); and

(ii)
in respect of Facility B, on no more than three (3) occasions in total (on only one occasion prior to the Initial Facility A Termination Date, on only one occasion prior to the Initial Facility B Termination Date and on only one occasion following the Initial Extended Facility B Termination Date), provided that there shall be no extension of any Facility beyond the date which is the fifth (5th) anniversary of the date of this Agreement.
(c)	An Extension Request shall be irrevocable.
(d)	Following its receipt of an Extension Request, the Facility Agent shall promptly notify each Lender under the relevant Facility or Facilities of such request.
(e)
If an Extension Request has been notified by the Facility Agent to each relevant Lender, each such Lender shall, no later than twenty (20) Business Days after receipt by it of the Extension Request notify the Facility Agent whether or not it agrees to the Extension Request.  Any such notice by a Lender shall be binding on that Lender.  The Facility Agent shall promptly notify the Company and the other Lenders under the applicable Facility of the response of each Lender under that Facility.

(f)	Any Lender who fails to give such notice to the Facility Agent within the timeframe specified in paragraph (e) above shall be deemed to have refused the Extension Request.
(g)	Nothing in this clause 2.4 shall impose any obligations on any Lender to agree to any Extension Request made in accordance with this clause 2.4.

(h)
Provided that 66 2/3% of the Lenders in respect of the relevant Facility agree to the relevant Extension Request, the Termination Date in respect of that Facility shall in respect of those Lenders who have agreed, subject to payment prior to the then applicable Termination Date (or, in respect of an extension of Facility B requested prior to the Initial Facility A Termination Date, on the Initial Facility A Termination Date) by the Company of the Extension Fee, be extended to the date falling three hundred and sixty four (364) days after the then applicable Termination Date.

(i)	The Extension Fee shall only be paid to the Lenders that agree to the Extension Request.
(j)	If a Lender refuses an Extension Request, then on the relevant Termination Date (ignoring any extension under this clause) all Proposed Participations of that Lender shall be cancelled.
2.5	Refusing Lenders
(a)	This clause 2.5 shall apply only where a Termination Date is extended in accordance with clause 2.4 (Extension Option).
(b)
Any Lender which refuses, or is deemed to have refused, an Extension Request (a Refusing Lender) in respect of a Facility shall not, after such refusal or deemed refusal, participate in the making of any Utilisation under that Facility if:

(i)
the proposed date for the making of such Utilisation falls on a day which is not within the applicable Availability Period prior to the extension in accordance with clause 2.4(a) (Extension Option); or

(ii)
the proposed Interest Period of such Utilisation ends after the Termination Date in respect of the relevant Facility as determined without reference to the extension which is being refused (the Refusing Lender Termination Date).

(c)
On the Refusing Lender Termination Date in respect of a Facility, the Company shall repay each Refusing Lender such Refusing Lender's share of each outstanding Utilisation under the relevant Facility which is the subject of the relevant Extension Request and all other sums in relation thereto then due to that Lender in respect of that Facility pursuant to the Finance Documents but unpaid together with accrued interest thereon.

(d)
Subject to clause 2.5(e), the Proposed Participation of each Refusing Lender in the relevant Facility held by that Refusing Lender as at the Refusing Lender Termination Date shall automatically be cancelled and reduced to zero (0) on the Refusing Lender Termination Date in respect of that Facility.

(e)
The Company may request to the Facility Agent that the Proposed Participation of a Refusing Lender be transferred to another Lender under the same Facility or (only if no Lenders agree to such a transfer) to an Acceptable Bank immediately prior to the Refusing Lender Termination Date.  Any such transfer shall be implemented in accordance with clause 27 (Changes to Lenders) of this Agreement.  If more than one Lender under the same Facility wishes to acquire the Proposed Participation of the Refusing Lender, such Lenders shall acquire the Proposed Participation pro-rata to their existing Proposed Participations in the relevant Facility.

2.6	Accordion - Increase in Size of Facility A and/or Facility B
(a)
The Company may on one occasion only at any time prior to the date which is six (6) Months prior to the then applicable Termination Date of the applicable Facility, request, by written notice to the Facility Agent (who shall promptly provide a copy of such notice to each Lender under the applicable Facility), additional Proposed Participations of up to one hundred million Dollars ($100,000,000) in aggregate in the Base Currency across Facility A and/or Facility B (the Additional Proposed Participation Amount).

(b)
Each Lender shall have the right for a period of twenty (20) Business Days following receipt of such notice by the Facility Agent, to elect by written notice to the Company and the Facility Agent (an Acceptance) to increase its Proposed Participations by a principal amount equal to its pro rata share (determined on the basis of the proportion of its Proposed Participations and participation in the Utilisations outstanding under the relevant Facility to the Total Proposed Participations and the Utilisations then outstanding under that Facility) of the Additional Proposed Participation Amount.

(c)	If an Acceptance is not received by the Facility Agent from a Lender within the time limit specified in clause 2.6(b) above, such Lender's Proposed Participations shall remain unchanged.
(d)
If not all Lenders under the relevant Facility elect pursuant to clause 2.6(b) above to increase their respective Proposed Participation any unallocated portion of the Additional Proposed Participation Amount may be assumed by those Lenders under the relevant Facility which did elect to increase their Proposed Participation (pro-rata to the existing Proposed Participations of such Lenders under the relevant Facility) or if any of the Additional Proposed Participation Amount is not so assumed by such Lenders they may thereafter be assumed by an Acceptable Bank or Acceptable Banks selected by the Company.

(e)
No Lender shall have any obligation to increase its Proposed Participation or incur any other obligations under this Agreement and the other Finance Documents in relation to such Additional Proposed Participation Amount, and any decision by a Lender to increase its Proposed Participation shall be made in its sole discretion.

(f)	The notice delivered by the Company pursuant to paragraph (a) above shall be irrevocable once given and shall set out: (i)
(i)	the amount of the Additional Proposed Participation Amount being requested (which shall not exceed $100,000,000);
(ii)	whether it relates to Facility A, Facility B or both (and if both, in what proportions); and
(iii)	the date on which such Additional Proposed Participation Amounts are requested to become effective which must be a date that is at least twenty (20) Business Days after the date of that notice.
(g)	The Additional Proposed Participation Amount must be used for the purposes specified in clause 3.1 (Purpose).
(h)
Any Additional Proposed Participation Amount shall become effective on the date on which the Facility Agent notifies the Company and each Lender that a Lender Accession Letter has been executed by the Company, the Facility Agent and the relevant Lender or Lenders and/or Acceptable Banks whose Proposed Participation is to be increased.

(i)
Upon the acceptance of any such Lender Accession Letter by the Facility Agent, the relevant Facility or Facilities shall automatically be increased by the Additional Proposed Participation Amount added through such Lender Accession Letter and Part II of Schedule 1 (Original Lenders) shall automatically be deemed to be amended to reflect the Additional Proposed Participation Amount (and inclusion of new Lenders, as the case may be).

(j)
Each Party (other than the Lender(s) whose Proposed Participation is to be increased and the Company) irrevocably authorises the Facility Agent to execute on its behalf any Lender Accession Letter which has been duly completed and signed on behalf of that Lender and the Company and each Obligor agrees to be bound by such accession and increased Proposed Participations.  The Facility Agent shall only be obliged to execute a Lender Accession Letter once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to any Acceptable Banks which shall become Lenders following the Facility Agent's execution thereof.
(k)
For the avoidance of doubt nothing in this clause 2.6 (Accordion - Increase in size of Facility A and/or Facility B) shall entitle the Company to request any increase in the Facility C Proposed Participations.

(l)
The Company shall pay to the Facility Agent for the account of the Lenders whose Proposed Participations are increased pursuant to clause 2.6 (Accordion - Increase in size of Facility A and/or Facility B) a fee in the amount and at the times agreed in a Fee Letter.

(m)
The Company shall promptly on demand pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Proposed Participations under this clause 2.6 (Accordion - Increase in size of Facility A and/or Facility B).

(n)
Clause 27.4(b) (Limitation of responsibility of Existing Lenders) shall apply, with necessary amendments, to this clause 2.6 (Accordion - Increase in size of Facility A and/or Facility B) in relation to an Acceptable Bank which becomes a Lender hereunder as if references in that clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase; and
(ii)	the New Lender were references to that Acceptable Bank.
2.7	Adjustments by Lenders
(a)
Upon any increase in Facility A and/or Facility B in accordance with clause 2.6 (Accordion — Increase in Size of Facility A and/or Facility B), the Lender under an applicable Facility shall promptly adjust by corresponding transfers and payments between such Lenders (to the extent necessary) their claims in respect of amounts outstanding to them under that Facility to ensure that, after such transfers and payments have been made, the aggregate of outstanding Loans of each Lender in that Facility bears the same proportion to the total principal amounts outstanding under that Facility as the relevant Lender's Proposed Participation in respect of that Facility bears to the Total Proposed Participations under that Facility (as increased in accordance with clause 2.6 (Accordion - Increase in Size of Facility A and/or Facility B)).

(b)
Any amount to be paid by a Lender whose Proposed Participation has been increased to a Refusing Lender under this clause 2.7 (Adjustments by Lenders) shall be immediately due and payable to that Refusing Lender.  Any amount received by a Refusing Lender under this clause 2.7 (Adjustments by Lenders) shall be deemed to be a payment of sums owed by the relevant Borrower to the relevant Refusing Lender.

(c)
All calculations to be made pursuant to this clause 2.7 (Adjustments by Lenders) shall be made by the Facility Agent based upon information provided to it by each Lender under the relevant Facility and each Acceptable Bank which is to become a Lender.  The Facility Agent shall as soon as reasonably practicable following receipt of such information provide the Company and the Lenders under the relevant Facility with a schedule of calculations setting out the new Proposed Participations of each relevant Lender as at the proposed Facility increase date and the amounts (if any) which would be payable between Lenders pursuant to this clause 2.7 (Adjustments by Lenders) on such increase date.  Each relevant Lender and the Company shall confirm in writing the new Proposed Participations of each Lender to the Facility Agent as soon as reasonably practicable following receipt of such schedule of calculations.

(d)	All payments and transfers to be made pursuant to this clause 2.7 (Adjustments by Lenders) shall be made through the Facility Agent.
2.8	Hedging/Clearing
(a)
The Company may enter into commodity hedging transactions which have not been cleared (the Hedging Provider Hedging Transactions) with the Hedging Providers for the purpose of hedging the Company's ongoing exposure to commodity prices.  Such Hedging Provider Hedging Transactions will be transacted under the 2002 Master Agreement as published by the International Swaps and Derivatives Association Inc. (Master Agreement).

(b)
The Company may enter into cleared commodity hedging transactions (the Clearing Provider Hedging Transactions) with the Clearing Providers.  Such Clearing Provider Hedging Transactions will be transacted pursuant to the Clearing Provider's customary terms of business.

(c)
Each Borrower may enter into spot and forward foreign exchange hedging transactions (the FX Hedging Provider Hedging Transactions) with the FX Hedging Providers for the purpose of hedging the Borrowers' ongoing exposure to foreign exchange risk provided that:

(i)	any such hedging shall be directly linked to the acquisition of assets comprised in the Borrowing Base;
(ii)	the Borrowers' exposure under each hedging transaction shall have a maximum tenor of 45 days; and
(iii)	such FX Hedging Provider Hedging Transactions will be transacted under a Master Agreement.
(d)	The Company may enter into Multi-Party TPA Agreements which comply with the terms of this Agreement.
(e)	No Borrower shall enter into any commodity hedging or clearing transactions or foreign exchange hedging transactions or documents related to any of the same other than as permitted by this clause 2.8.
(f)	The Borrowers shall procure that all Hedging Agreements are entered into in compliance with the Hedging Policy.
3.	Purpose
3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Facility towards:
(a)	repaying the Specified Existing Indebtedness;
(b)	in payment of any fees, costs and expenses payable hereunder;
(c)
financing the Borrowers' working capital needs in connection with the purchase, transportation, storage and subsequent sale of fuel/gas oil including day-to-day operating expenses related thereto; and/or

(d)
in addition in relation to Facility C only, financing (i) payments to be made by TPA Counterparties pursuant to any Multi-Party TPA Agreements and (ii) payments to FX Hedging Providers in respect of its obligations under a Master Agreement in respect of an FX Hedging Provider Hedging Transaction.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
3.3	The Borrowing Base
Schedule 12 (Borrowing Base Amount) sets out the Parties' understanding of the operation of the Borrowing Base.
4.	Conditions of Utilisation
4.1	Initial conditions precedent
(a)
No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent
Subject to clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with clause 5.5 (Lenders' participation in Loans) or issue or enter into an Ancillary Facility if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Utilisation;

(b)
the Company has not issued a notice pursuant to clause 22.6(c) (Notification of default and of expectation not to meet financial covenants) after the date of its last Compliance Certificate (or if no Compliance Certificate has yet been provided), the date of this Agreement;

(c)	the Repeating Representations to be made by each Obligor are true;
(d)	a Borrowing Base Report and a Cross-Check Borrowing Base Report have been provided on the most recent reporting dates in accordance with clauses 22.9 (Borrowing Base Report); and
(e)	if a Borrowing Base Report was to be delivered on such date based on the Borrowing Base as at that date, such Borrowing Base Report would be a Compliant Borrowing Base Report.
4.3
The Lenders will only be obliged to comply with 34.10 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true.

4.4	Further conditions precedent for Sensitive Zones
Without prejudice to clauses 4.1 (Initial conditions precedent) and 4.2 (Further conditions precedent) no Borrower may submit a Utilisation Request which relates to payments being made into, or investment or activity connected with, Sensitive Zones (including, without limitation, issuing Credit Instruments to entities established in or for the purposes of transactions in, or in connection with activities in, Sensitive Zones) unless the Facility Agent has received all of the documents and other evidence listed in Part Ill of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent.
4.5	Further conditions precedent for issue of Credit Instruments in respect of third parties
Without prejudice to clauses 4.1 (Initial conditions precedent) and 4.2 (Further conditions precedent) no Borrower may submit a Utilisation Request for a Credit Instrument to be issued at the request of a third party unless (A) such third party is acceptable to the relevant Facility C Lender in its absolute discretion and (B) both it and the third party have executed and delivered to the relevant Facility C Lender (with a copy to the Facility Agent) a Deed of Undertaking in respect of that Credit Instrument together with:
(a)	such corporate and signing authorities; and
(b)
such documentation and other evidence in order for the applicable Facility C Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws, as the Facility C Lender and/or the Facility Agent may reasonably request in connection therewith.
4.6	Maximum number of Utilisations
A Borrower (or the Company on its behalf) may not deliver a Utilisation Request if as a result of the proposed Utilisation the aggregate number of outstanding Facility A Loans and Facility B Loans would exceed ten (10).
4.7	Maximum Available Amount
The Outstandings (excluding any Excess Overdraft Amounts) following the making of a Utilisation (including any Outstandings which are to be incurred between the date of delivery of the relevant Utilisation Request and the proposed Utilisation Date) must not exceed the Maximum Available Amount at such time as determined by the Facility Agent.

Section 3
 Utilisation
5.	Utilisation
5.1	Delivery of a Utilisation Request
A Borrower may utilise a Facility by delivery:
(a)	to the Facility Agent (with a copy to the Collateral Management Agent) (in respect of Facility A and/or Facility B); and
(b)	to the relevant Facility C Lender, with a copy to the Collateral Management Agent (in respect of Facility C), of a duly completed Utilisation Request not later than the Specified Time.
5.2	Completion of a Utilisation Request for Loans
(a)	Each Utilisation Request for a Loan under Facility A or Facility B is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the Facility to be utilised;
(ii)	it identifies the relevant Borrower in respect of whom the Utilisation request is being made;
(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;
(iv)	the currency and amount of the Utilisation comply with clause 5.4 (Currency and amount); and
(v)	the proposed Interest Period complies with clause 12 (Interest Periods).
(b)	Only one Loan may be requested in each Utilisation Request.
5.3	Completion of a Utilisation Request for Ancillary Facilities
Without prejudice to clauses 2.2(d) and 5.9(c), each Utilisation Request for an Ancillary Facility is irrevocable and will not be regarded as having been duly completed unless:
(i)	it specifies the proposed Ancillary Facility;
(ii)	it identifies the relevant Borrower;
(iii)	it identifies the proposed Facility C Lender which has agreed to enter into or issue the Ancillary Facility;
(iv)	the proposed Utilisation date is a Business Day within the Availability Period applicable to Facility C;
(v)	the currency and amount of the Ancillary Facility comply with clause 5.4 (Currency and amount);
(vi)	(unless otherwise agreed by the Facility Agent and the relevant Facility C Lender) the Expiry Date of the Ancillary Facility falls on or before the Termination Date;

(vii)	the maximum contingent liability of the relevant Facility C Lender in respect of the Ancillary Facility is determinable at the time of issue or entry into of the Ancillary Facility;
(viii)	if relating to a Credit Instrument:
(A)	subject to sub-paragraph (B) below, the Term is specified and does not exceed ninety (90) days;
(B)	guarantees in favour of:
(xx) port authorities may have a tenor of up to one (1) year; and
(yy) suppliers may have a tenor of up to thirteen (13) months, and in each case may be renewable at the discretion of the relevant Facility C Lender, provided that a Borrower shall not request a Facility C Lender to issue such a guarantee:
(aa)	unless the issuing Facility C Lender has notified the Company in writing in advance of its approval to issue the same; and
(bb)
in favour of a supplier (an Extended Supplier Guarantee) if, without prejudice to clause 5.4 (Currency and amount), the maximum actual or contingent liability of the relevant Facility C Lender under the proposed Extended Supplier Guarantee, when aggregated with the maximum actual or contingent liabilities of all Facility C Lenders under all other outstanding Extended Supplier Guarantees, would exceed $30,000,000;

(C)	unless otherwise agreed by the Facility Agent and the relevant Facility C Lender, the form of the Credit Instrument is attached and is in full compliance with this Agreement;
(D)	the delivery instructions for the Credit Instrument are specified; and
(E)	it identifies where the request is to issue a Credit Instrument at the request of a third party; and
(ix)
if relating to an Overdraft Facility, the amount, when aggregated with the maximum amount of all other outstanding Overdraft Facilities, does not exceed 50% of the Facility C Total Proposed Participations.

5.4	Currency and amount
(a)	The currency specified in a Utilisation Request must be the Base Currency or euro.
(b)	The amount of the proposed Loan must be:
(i)	if the currency selected is the Base Currency, a minimum of $5,000,000 or, if less, the Available Facility;
(ii)	if the currency selected is euro, a minimum of €5,000,000 or, if less, the Available Facility; and
(iii)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.
(c)	The amount of a proposed Ancillary Facility must be, when aggregated with all other outstanding Ancillary Facilities, less than or equal to the Available Facility.

(d)
The amount of any proposed Loan or Ancillary Facility must not be of an amount which would, upon the Loan or Ancillary Facility being made, result in a failure to comply with clause 4.7 (Maximum Facility Amount).

(e)
The amount of any proposed Utilisation must be such that, immediately following that Utilisation, if a Borrowing Base Report was to be delivered based on the Borrowing Base as at that date, such Borrowing Base Report would be a Compliant Borrowing Base Report.

5.5	Lenders' participation in Loans
(a)
If the conditions set out in this Agreement have been met each Lender shall make its participation in each Loan under Facility A and Facility B available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Loan under Facility A and Facility B will, in respect of a Facility, be equal to the proportion borne by its Available Proposed Participation to the Available Facility immediately prior to making the Loan.

5.6	Role of Facility Agent
The Facility Agent shall determine the Base Currency Amount of each Loan under Facility A and Facility B which is to be made in euro and shall notify each relevant Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan, in each case by the Specified Time.
5.7	Overdraft requests
The Borrowers shall not submit a Utilisation Request which contravenes clause 5.3(ix).
5.8	Cancellation of Proposed Participation
The Proposed Participations in respect of a Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Facility.
5.9	Issue of or entry into Ancillary Facilities
(a)
Without prejudice to clause 2.2(d), if the conditions set out in this Agreement have been met, a Lender determined in accordance with clause 6.18 (Allocation of Ancillary Facilities) may issue, grant or enter into an Ancillary Facility on a bilateral basis on its Utilisation Date.

(b)	The Company shall procure that on the date of the Utilisation Request in respect of an Ancillary Facility and on the proposed Utilisation Date of that Ancillary Facility:
(i)	the proposed Ancillary Facility is on terms acceptable to the relevant Lender;
(ii)	no Default is continuing or would result from the proposed Utilisation; and
(iii)	the Repeating Representations to be made by each Obligor are true in all material respects.
(c)	No Lender shall comply with a Facility C Utilisation Request if it is aware, or has received written confirmation from the Facility Agent, that clauses 5.3 and 5.4 have not been complied with.

6.	Ancillary Facilities
Credit Instruments
6.1	If a Credit Instrument or any amount outstanding under a Credit Instrument becomes immediately payable under this Agreement, the relevant Borrower shall repay or prepay that amount immediately.
6.2
Each Borrower irrevocably and unconditionally authorises the Lender which has issued or entered into a Credit Instrument to pay any claim made or purported to be made under a Credit Instrument requested by it and which appears on its face to be in order (a claim).

6.3
For the avoidance of doubt, where a Borrower requests the issue of a Credit Instrument at the request of a third party then (without prejudice to clause 4.5 (Further conditions precedent for issue of Credit Instruments in respect of third parties)) such Credit Instrument shall be deemed to be a Utilisation of the relevant Borrower who shall be liable for payments in respect of thereof in accordance with clause 6.4.

6.4	Each Borrower which requested a Credit Instrument shall immediately on demand pay to the Facility Agent for the relevant Lender an amount equal to the amount of any claim under that Credit Instrument.
6.5	Each Borrower acknowledges that a Facility C Lender:
(a)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and
(b)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.
6.6	The obligations of a Borrower under this clause will not be affected by:
(a)	the sufficiency, accuracy or genuineness of any claim or any other document; or
(b)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.
Credit Instruments extending beyond the Termination Date
6.7	Each Borrower shall on the Termination Date provide cash cover for any Credit Instrument in respect of which the Term expires after the Termination Date.
6.8	[Intentionally Deleted].
Overdraft
6.9
If a Facility C Lender enters into an Overdraft Facility or permits a utilisation thereunder (including by operation of clauses 6.11 (Payments under Multi-Party TPA Agreements) and 6.12 (Payments under FX Hedging Provider Hedging Agreements)) which results in the conditions in clauses 5.4(c) to 5.4(e) not being satisfied, then (subject to clause 6.10) the amount of the aggregate of all utilisations under Overdraft Facilities by any of the Borrowers with that Facility C Lender (the Facility C Lender's Overdraft Exposure) which results in the contravention of the conditions in clauses 5.4(c) to 5.4(e) (the Excess Overdraft Amount) shall be subordinated to amounts owing to the Finance Parties under the Finance Documents by virtue of the priority of payments set out in clauses 31.29 (Order of application) and 34.6 (Partial payments)).

6.10	If an Excess Overdraft Amount is incurred as a result of the operation of clauses 6.11 (Payments under Multi-Party TPA Agreements) and/or 6.12 (Payments under FX Hedging

Provider Hedging Agreements), the Company (or a Borrower) shall pay to the relevant Facility C Lender on the date on which the Excess Overdraft Amount is incurred an amount equal to the Excess Overdraft Amount.  The Parties agree that:
(a)
any such payment may be made from a Collection Account directly to the TPA Counterparty provided that the conditions for making withdrawals in clause 25.3(a) (Withdrawals from the Collection Account) are satisfied; and

(b)	(notwithstanding clause 33 (Sharing Among the Finance Parties)) the relevant Facility C Lender shall be entitled to apply the same in discharge of the Excess Overdraft Amount.
An Excess Overdraft Amount which is repaid in accordance with this clause 6.10 shall upon repayment cease to be an Excess Overdraft Amount for the purposes of this Agreement.
Payments under Multi-Party TPA Agreements
6.11
To the extent a TPA Counterparty is required to make a payment pursuant to a Multi-Party TPA Agreement (a TPA Payment) (noting the requirements in respect thereof in clause 6.23(a)), the amount of each such TPA Payment paid by a Facility C Lender shall be converted into an Overdraft Facility with the relevant Borrower and TPA Counterparty (in its capacity as a Facility C Lender) on the date of the payment thereof without the need for a Utilisation Request and notwithstanding that the conditions in clauses 5.4(c) to 5.4(e) (and, as applicable, 5.3(ix)) or any other provision of this Agreement in respect of granting of Overdraft Facilities may not be met provided that if a Default is continuing the Facility C Lender shall (and the Security Agent shall be entitled to) instruct the close-out of the relevant hedging transaction (to the extent it has not already done so) immediately following the payment of the TPA Payment.

Each Facility C Lender shall notify the Facility Agent of any Overdraft Facilities created pursuant to this clause.
Payments under FX Hedging Provider Hedging Agreements
6.12
To the extent a Borrower is required to make a payment to a FX Hedging Provider pursuant to a FX Hedging Provider Hedging Agreement (a FX Hedging Payment), the amount of each such FX Hedging Payment due to be paid by that Borrower shall be converted into an Overdraft Facility between the relevant Borrower and FX Hedging Provider (in its capacity as a Facility C Lender) on the due date for payment thereof without the need for a Utilisation Request and notwithstanding that the conditions in clauses 5.4(c) to 5.4(e) (and, as applicable, 5.3(ix)) or any other provision of this Agreement in respect of granting of Overdraft Facilities may not be met provided that:

(a)
if by virtue of the entry into such Overdraft Facility, the Outstandings owed to that Facility C Lender would be in excess of that Facility C Lender's Available Proposed Participation, the relevant Borrower shall utilise that Facility C Lender's Available Proposed Participation in full and thereafter (prior to any Excess Overdraft Amount being incurred) enter into or utilise an Overdraft Facility with (an)other Facility C Lender(s) (the Alternate Facility C Lender(s)) to the extent that such Alternate Facility C Lender(s)' Available Proposed Participations under Facility C are equal to or greater than the FX Hedging Payment; and

(b)
if a Default is continuing the FX Hedging Provider and the Borrower shall procure the close-out of the relevant hedging transaction (to the extent they have not already done so) immediately following the payment of the FX Hedging Payment.

Each Facility C Lender shall notify the Facility Agent of any Overdraft Facilities created pursuant to this clause.

Indemnities - Facility C
6.13
Each Borrower shall immediately on demand indemnify a Lender which has issued or entered into an Ancillary Facility against any cost, loss or liability incurred by that Lender (otherwise than by reason of the that Lender's gross negligence or wilful misconduct) in acting as a Lender under any Ancillary Facility.

Role of Lenders - Facility C
6.14	Nothing in this Agreement constitutes a Lender which has issued or entered into an Ancillary Facility as a trustee or fiduciary of any other person.
6.15	A Lender which has issued or entered into an Ancillary Facility:
(a)	shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account in respect of an Ancillary Facility;
(b)	may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor;
(c)	may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;
(d)	may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts;
(e)	may act in relation to the Ancillary Facility through its personnel and agents; and
(f)	is not responsible for:
(i)
the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Facility Agent, any Party (including itself), or any other person under or in connection with the Ancillary Facility, the transactions contemplated by the Ancillary Facility or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Ancillary Facility; or

(ii)
the legality, validity, effectiveness, adequacy or enforceability of the Ancillary Facility or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Ancillary Facility.

Exclusion of liability
6.16
Without limiting clause 6.17 (Exclusion of liability) below, a Lender which has issued or entered into an Ancillary Facility will not be liable for any action taken by it under or in connection with that Ancillary Facility, unless directly caused by its gross negligence or wilful misconduct.

6.17
No Party (other than a Lender which has issued or entered into an Ancillary Facility) may take any proceedings against any officer, employee or agent of that Lender in respect of any claim it might have against that Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Ancillary Facility.

Allocation of Ancillary Facilities
6.18
The Company shall use its best efforts to ensure that Utilisations under Facility C are to the extent possible made proportionately with all Facility C Lenders in their respective Proposed Participations.

Terms of Ancillary Facilities
6.19	Except as provided below, the terms of any Ancillary Facility shall be those agreed by the relevant Facility C Lender and the Company.
6.20	Those terms:
(a)	must be based upon normal commercial terms at that time (except as varied by this Agreement);
(b)	may allow only Borrowers to use Ancillary Facilities; and
(c)	must comply with the provisions of this Agreement including, without limitation, in relation to Term, currency and amount.
6.21	If there is any inconsistency or conflict between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail.
Amendments and Waivers - Ancillary Facilities
6.22
No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Facility C Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this clause 6).

Multi-Party TPA Agreements
6.23
Each of the Borrowers agrees to procure that the terms of any Multi-Party TPA Agreement shall comply with this clause 6.23 (Multi-Party TPA Agreements) (and the execution by a Finance Party of a Multi-Party TPA Agreement which does not comply with this 6.23 (Multi-Party TPA Agreements) shall not be construed as a waiver thereof unless expressly confirmed in writing by the Facility Agent acting on the instructions of all Lenders).  Each Multi-Party TPA Agreement shall:

(a)
contain an undertaking by the relevant TPA Counterparty to pay to the Hedging Provider or Clearing Provider (as the case may be) amounts payable by the Company to the Hedging Provider or Clearing Provider (as the case may be) under the relevant Hedging Provider Hedging Transaction or Clearing Provider Hedging Transaction (as the case may be) provided that (without prejudice to the Company's obligations to the Hedging Provider or Clearing Provider in respect of any Hedging Provider Hedging Transaction or Clearing Provider Hedging Transaction) the Hedging Provider or Clearing Provider (as the case may be) and the TPA Counterparty may (but shall not be obliged to) agree that the TPA Counterparty shall be liable to make such payments only to the extent that the amount of those payments are capable of being converted into Overdraft Facilities with that TPA Counterparty (in its capacity as Facility C Lender) pursuant to clause 6.11 (Payments under Multi-Party TPA Agreements) without contravening the conditions described in clause 5.3(ix);

(b)
provide that the Company's obligation to reimburse the TPA Counterparty in respect of payments made by it thereunder shall be discharged by conversion of the liability into an Overdraft Facility pursuant to clause 6.11 (Payments under Multi-Party TPA Agreements).

(c)
provide for the Security Agent (if instructed by the Majority Lenders or as required pursuant to clause 6.11 (Payments under Multi-Party TPA Agreements)) to be entitled to direct the TPA Counterparty to instruct the close-out of any hedging or clearing transactions (or upon any failure of the TPA Counterparty to do so, for the Security Agent to instruct such close-out directly);

(d)	be expressly capable of being assigned by the Company to the Security Agent pursuant to the relevant Security Agreement (but not otherwise);
(e)	provide that payments for the account of the Company thereunder shall be paid to its relevant Collection Account;
(f)	contain any notices and acknowledgements of assignment required by each Security Agreement;
(g)	be governed by English or Dutch law; and
(h)	not otherwise conflict with or cause the Company to breach the terms of this Agreement and any other Finance Document.
6.24	Pursuant to a Multi-Party TPA the Company may grant Security:
(a)
in favour of the Hedging Provider or Clearing Provider (as the case may be) in respect only of the Company's rights under and in connection with the Hedging Provider Hedging Transaction or Clearing Provider Hedging Transaction but not, for the avoidance of doubt, in respect of any inventory pledged to the Security Agent pursuant to the Transaction Security Documents; and

(b)
in favour of the TPA Counterparty provided that any proceeds of enforcement thereof shall be held by the TPA Counterparty on trust for the Finance Parties and applied in accordance with clause 34 (Payment Mechanics).

Master Agreements for FX hedging
6.25
Each of the Borrowers agrees to procure that the terms of any FX Hedging Provider Hedging Agreement shall comply with this clause 6.25 (Master Agreement for FX hedging) (and the execution by a Finance Party of a FX Hedging Provider Hedging Agreement which does not comply with this clause 6.25 (Master Agreement for FX hedging) shall not be construed as a waiver thereof unless expressly confirmed in writing by the Facility Agent acting on the instructions of all Lenders).  Each FX Hedging Provider Hedging Agreement shall:

(a)	be expressly capable of being assigned by the Borrower to the Security Agent pursuant to the relevant Security Agreement (but not otherwise);
(b)	provide that payments for the account of the Borrower thereunder shall be paid to its relevant Collection Account;
(c)	contain any notices and acknowledgements of assignment required by each Security Agreement;
(d)	be governed by English law; and
(e)	not otherwise conflict with or cause the Borrower to breach the terms of this Agreement and any other Finance Document.
Inconsistency and conflict
6.26
If there is any inconsistency or conflict between any term of a Multi-Party TPA Agreement or a Deed of Undertaking or a FX Hedging Provider Hedging Agreement and any term of this Agreement, this Agreement shall prevail.

Section 4
 Repayment, Prepayment and Cancellation
7.	Repayment
7.1	Repayment of Loans
(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.
(b)	Without prejudice to each Borrower's obligation under paragraph (a) above, if:
(i)	one or more Loans are to be made available to a Borrower:
(A)	on the same day that a maturing Loan is due to be repaid by that Borrower;
(B)	in the same currency as the maturing Loan; and
(C)	in whole or in part for the purpose of refinancing the maturing Loan; and
(ii)
the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the relevant Borrower or the Parent notifies the Facility Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:
(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:
(1)	the relevant Borrower will only be required to make a payment under clause 34.1 (Payments to the Facility Agent) in an amount in the relevant currency equal to that excess; and
(2)
each Lender's participation in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under clause 34.1 (Payments to the Facility Agent) in respect of its participation in the new Loans; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:
(1)	the relevant Borrower will not be required to make a payment under clause 34.1 (Payments to the Facility Agent); and
(2)
each Lender will be required to make a payment under clause 34.1 (Payments to the Facility Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender's participation in the maturing Loan.

7.2	Repayment of Overdraft Facilities
(a)	Without prejudice to clause 7.2(b), each Overdraft Facility shall be repayable on demand and if not demanded shall be repayable on the Termination Date.
(b)	If a Facility C Lender proposes to demand repayment of an Overdraft Facility it shall notify the Facility Agent and the Company in writing of such proposal and:
(i)	the Facility Agent shall inform the Collateral Management Agent and the other Lenders within one (1) Business Day of receipt thereof; and
(ii)
(subject to clause 7.2(d)) all Overdraft Facilities with that Facility C Lender shall be repayable on the date which is five (5) Business Days from the date of the Facility Agent's notice under clause 7.2(b)(í) (the Demand Repayment Date).

(c)
Upon receipt by each other Lender of the Facility Agent's notice referred to in paragraph 7.2(b)(ii), each other Facility C Lender shall be entitled to demand repayment on the Demand Repayment Date of all (but not part) of the Overdraft Facilities entered into between it and the Borrowers and shall notify the Facility Agent and the Collateral Management Agent if it wishes to do so (and the amounts to be repaid) no later than two (2) Business Days prior to the Demand Repayment Date.  The Facility Agent shall promptly notify the Company which Facility C Lenders have demanded repayment and the amounts to be repaid;

(d)
Provided that no Event of Default has occurred and is continuing, on the Demand Repayment Date the Collateral Management Agent shall apply all monies held on the Collection Accounts towards the discharge of the amounts demanded and due on that date in respect of Overdraft Facilities.  To the extent any amounts remain outstanding and provided that no Event of Default occurs and is continuing the Borrowers shall have a further twenty (20) days to procure that all Overdraft Facilities which have been demanded are repaid in full by application of monies received from third parties into the Collection Account provided that no Excess Overdraft Amounts (as calculated immediately prior to the Demand Repayment Date) shall be repaid until all amounts due and outstanding to any Finance Party on or prior to the expiry of the twenty (20) days have been paid in full.  Failure to pay all amounts due upon the expiry of the twenty (20) day period shall constitute an Event of Default.

(e)	No Lender shall be obliged to make any Utilisation on or prior to the date on which all Overdraft Facilities which have been the subject of a demand have been repaid in full by the Borrowers.
(f)	Each Facility C Lender which demands repayment of its Overdraft Facilities shall:
(i)
on the Demand Repayment Date be deemed to have issued a Facility C Declining Notice pursuant to clause 2.2(e)(ii) and the provisions of clause 2.2(e) (Facility C Declining Lenders) shall apply in respect thereof; and

(ii)	as soon as reasonably practicable instruct the close-out of all hedging arrangements in respect of which it is TPA Counterparty or an FX Hedging Provider.
8.	Voluntary prepayment and cancellation
8.1	Voluntary cancellation
A Borrower (or the Company on its behalf) may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000 or EUR5,000,000) of an

Available Facility.  Any cancellation under this clause 8.1 shall reduce the Proposed Participations of the Lenders rateably under that Facility.
8.2	Voluntary prepayment of Loans
A Borrower may, if it (or the Company on its behalf) gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of $5,000,000 or EUR5,000,000 (as applicable)).
8.3	Right of cancellation and repayment in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of clause 15.2 (Tax gross-up);
(ii)	any Lender claims indemnification from the Company or an Obligor under clause 15.3 (Tax indemnity) or clause 16.1 (Increased costs); or
(iii)
at any time on or after the date which is six (6) months before the earliest FATCA Application Date for any payment by a Party to a Lender (or to the Facility Agent for the account of that Lender), that Lender is not, or has ceased to be, a FATCA Exempt Party and, as a consequence, a Party will be required to make a FATCA Deduction from a payment to that Lender (or to the Facility Agent for the account of that Lender) on or after that FATCA Application Date, the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification or FATCA Deduction continues, give the Facility Agent notice of cancellation of the Proposed Participation of that Lender and its intention to procure the repayment of that Lender's participation or liability in the Utilisations.
(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Proposed Participation of that Lender shall immediately be reduced to zero.
(c)
On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower, to which a loan is outstanding shall repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

9.	Mandatory prepayment and cancellation
9.1	Illegality
If it is or becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation including to leave outstanding any Ancillary Facilities, that Lender shall promptly notify the Facility Agent upon becoming aware of that event and, upon the Facility Agent notifying the Company (and if requested by the relevant Lender):
(a)	the Available Proposed Participation of that Lender will be immediately cancelled;
(b)	any Overdraft Facility with that Lender will be immediately cancelled;
(c)	any obligation of that Lender to issue any Credit Instrument will be immediately cancelled;
(d)	that Lender shall not be considered in the allocation of any Ancillary Facilities;

(e)
the Company shall, or shall notify the relevant Borrower and upon such notice that Borrower shall, use its best endeavours to procure the release of each Credit Instrument issued by that Lender and outstanding at that time and until such release has been effected the Company shall (or shall procure that the relevant Borrower shall) immediately provide full cash cover in respect of such Credit Instruments; and/or

(f)	each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower:
(i)	immediately in the case of an Overdraft Facility; and
(ii)
on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law), and that Lender's corresponding Proposed Participation shall be cancelled in the amount of the participations repaid.
9.2	Change of Control
Upon the occurrence of:
(a)	a Change of Control; or
(b)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions, (i)
(i)	the Company shall promptly notify the Facility Agent upon becoming aware of that event;
(ii)	a Lender shall not be obliged to fund a Utilisation;
(iii)	a Lender shall not be obliged to enter into or issue an Ancillary Facility; and
(iv)
if a Lender so requires and notifies the Facility Agent within twenty (20) days of the Company notifying the Facility Agent of the event the Facility Agent shall, by not less than twenty (20) days' notice to the Company, cancel the Proposed Participation of that Lender and declare the participation or liability of that Lender in all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Proposed Participation of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable, and the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Credit Instrument issued by that Lender and outstanding at that time and until such release has been effected the Company shall procure that the relevant Borrower shall immediately provide full cash cover in respect of such Credit Instruments.

10.	Restrictions
10.1	Notices of Cancellation or Prepayment
Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 8 (Voluntary prepayment and cancellation) or clause 9 (Mandatory prepayment and cancellation) shall (subject to the terms of those clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

10.2	Interest and other amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
10.3	Prepayment in accordance with Agreement
(a)	Unless a contrary indication appears in this Agreement, any part of Facility A or Facility B which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
(b)
The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Proposed Participations except at the times and in the manner expressly provided for in this Agreement.

10.4	No reinstatement of Proposed Participations
No amount of the Total Proposed Participations cancelled under this Agreement may be subsequently reinstated.
10.5	Facility Agent's receipt of Notices
If the Facility Agent receives a notice under clause 8 (Voluntary prepayment and cancellation) or clause 9 (Mandatory prepayment and cancellation), it shall promptly forward a copy of that notice or election to the Company or the affected Lender(s), as appropriate.
10.6	Effect of repayment and prepayment on Proposed Participations
If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing, an amount of that Lender's Proposed Participation (equal to the Base Currency Amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

Section 5
 Costs of Utilisation
11.	Interest
11.1	Calculation of interest - Facility A and Facility B
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(a)	Margin;
(b)	LIBOR or, in relation to any Loan in euro, EURIBOR; and
(c)	Mandatory Cost, if any.
11.2	Calculation of interest - Overdraft Facilities
The rate of interest on each Overdraft Facility is the percentage rate per annum which is the aggregate of:
(a)	the Facility C Margin;
(b)	the rate calculated by the relevant Lender as representing its cost of funds; and
(c)	Mandatory Cost, if any.
11.3	Payment of interest
(a)	Loans
On the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six (6) Monthly intervals after the first day of the Interest Period) the Borrower to which a Loan has been made shall pay accrued interest on the Loan to which that Interest Period relates.
(b)	Overdraft Facilities
Interest in respect of Overdraft Facilities shall accrue on a daily basis and shall be calculated and payable within five Business Day after the end of each calendar month (notwithstanding that the Overdraft Facility may have been cancelled and/or repaid during that month) in accordance with its terms and/or with the terms of this Agreement.  On the calculation date each Facility C Lender shall notify the Company of any interest payable by the Borrowers as at that date and shall debit each relevant Borrower's account with that Facility C Lender with the amount of interest payable by the relevant Borrower to that Facility C Lender on that date.  A failure by a Facility C Lender to notify the Company of any interest payable hereunder shall not prejudice that Lender's rights to receive such interest.
11.4	Default interest
(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (ii) below, is two (2) per cent. per annum higher than:

(i)	in respect of a Loan, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under the relevant Facility in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably); and
(ii)
in respect of an Overdraft Facility, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Overdraft Facility of the type to which the overdue amount relates in the currency of the overdue.

Any interest accruing under this clause 11.4 shall be immediately payable by the Obligor on demand by the Facility Agent.
(b)	If any overdue amount consists of all or part of a Utilisation which became due on a day which was not the last day of an Interest Period relating to that Utilisation:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Utilisation; and
(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two (2) per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.5	Notification of rates of interest
(a)
The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement in respect of Facility A or Facility B.

(b)	The relevant Facility C Lender shall notify the relevant Borrower of a determination of a rate of interest in respect of an Overdraft Facility.
12.	Interest Periods
12.1	Selection of Interest Periods
(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.
(b)	Subject to this clause 12, a Borrower (or the Company on behalf of a Borrower) may select an Interest Period of 1, 3 or 6 Months or any other period agreed between:
(i)
the Borrower (or the Company on its behalf) and the Facility Agent (acting on the instructions of the Majority Lenders) in respect of proposed Interest Periods not exceeding six (6) Months and not less than one (1) Month; and

(ii)
the Borrower (or the Company on its behalf) and the Facility Agent (acting on the instructions of all the Lenders) in respect of proposed Interest Periods in excess of six (6) Months and less than one (1) Month.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.
(d)	A Loan has one Interest Period only.

12.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
13.	Changes to the Calculation of Interest
13.1	Absence of quotations
Subject to clause 13.2 (Market disruption) if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.
13.2	Market disruption
(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;
(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.
(b)	If:
(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than LIBOR or, if applicable, EURIBOR; or
(ii)	a Lender has not notified the Facility Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or EURIBOR (as applicable).
(c)	If a Market Disruption Event occurs, the Facility Agent shall, as soon as is practicable, notify the Company.
(d)	In this Agreement:
Market Disruption Event means:
(i)
at or about noon on the Quotation Day for the relevant Interest Period LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed twenty (20) per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR.
13.3	Alternative basis of interest or funding
(a)
If a Market Disruption Event occurs and the Facility Agent (acting on the instructions of all the Lenders) or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.
13.4	Break Costs
(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
14.	Fees
14.1	Commitment fee - Facility A and Facility B
(a)	The Company shall pay to the Facility Agent (for the account of each Lender) a fee in dollars computed at the rate of 40 per cent. per annum of:
(i)	the Facility A Margin on that Lender's Available Proposed Participation in relation to Facility A; and
(ii)	the Facility B Margin on that Lender's Available Proposed Participation in relation to Facility B, in each case, for the Availability Period.
(b)
The accrued commitment fee is payable on the last day of each successive period of three (3) Months which ends during the Availability Period in relation to the relevant Facility, on the last day of the Availability Period in relation to the relevant Facility and on the cancelled amount of the relevant Lender's Proposed Participation at the time the cancellation is effective.

14.2	Upfront fees
The Company shall pay to the Lenders upfront fees in the amounts and at the times agreed in a Fee Letter.
14.3	Agency fee
The Company shall pay to the Facility Agent (for its own account) and the Collateral Management Agent (for its own account) agency fees in the amounts and at the times agreed in a Fee Letter.

14.4	Security Agent fee
The Company shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.
14.5	Facility C fees
(a)	The Company shall pay the relevant Facility C Lenders fees in Dollars calculated at the following rates:
(i)
in respect of each documentary letter of credit issued by a Lender, 0.175% flat per quarter or part thereof of the value of the letter of credit or the amount of the drawings honoured thereunder, whichever is higher, payable (subject to paragraph (b) below) upon maturity;

(ii)
in respect of each standby letter of credit issued by a Lender, 0.22% flat per quarter or part thereof of the value of the standby letter of credit or the amount paid in cancellation of the standby letter of credit, whichever is higher, payable (subject to paragraph (b) below) upon maturity;

(iii)	in respect of each guarantee issued by a Lender, 2% per annum of the maximum amount of the guarantee payable (subject to paragraph (b) below) upon issuance of the guarantee; and
(iv)
in respect of each open account payment made by a Borrower to any person which is funded by way of a utilisation under an Overdraft Facility, 0.1% of the amount of the payment, payable (subject to paragraph (b) below) on the date of such payment.

(b)	Each Facility C Lender shall debit the Company's account with that Facility C Lender with such fees on the due date for payment.

Section 6
Additional Payment Obligations
15.	Tax Gross Up and Indemnities
15.1	Definitions
(a)	In this Agreement:
FATCA Payment means either:
(a)	the increase in a payment made by an Obligor to a Finance Party under clause 15.8 (FATCA Deduction and gross-up by Obligor) or clause 15.9 (FATCA Deduction by Finance Party); or
(b)	a payment under clause 15.9 (FATCA Deduction by Finance Party).
Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 15.2 (Tax gross-up) or a payment under clause 15.3 (Tax indemnity).
(b)	Unless a contrary indication appears, in this clause 15 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.
15.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

15.3	Tax indemnity
(a)
The Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under clause 15.2 (Tax gross-up), clause 15.8 (FATCA Deduction and gross-up by Obligor) or clause 15.9 (FATCA Deduction by Finance Party); or
(B)	is compensated for by a payment under clause 15.9 (FATCA Deduction by Finance Party).
(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 15.3, notify the Facility Agent.
15.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
15.5	Stamp taxes
The Company shall pay and, within three (3) Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.6	VAT
(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this clause 15.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term representative member to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

15.7	FATCA Information
(a)	Subject to clause 15.7(c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party,
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Paty reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to clause (A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Clause 15.7(a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with clause 15.7(a) above (including, for the avoidance of doubt, where clause 15.7(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor, or where the Facility Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten (10) Business Days of:
(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;
(iii)	the date a new US Tax Obligor accedes as a Borrower; or
(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:
(v)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or
(vi)	any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Lender under FATCA.
The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).
(f)
Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facility Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facility Agent in writing of its legal inability to do so.  The Facility Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower.  The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

15.8	FATCA Deduction and gross-up by Obligor
(a)
If an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)
If a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)
The Company shall promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Facility Agent accordingly.  Similarly, a Finance Party shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Finance Party.  If the Facility Agent receives such notification from a Finance Party it shall notify the Company and that Obligor and the Facility Agent shall notify the other Parties.

(d)
Within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

15.9	FATCA Deduction by a Finance Party
(a)
Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.  A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Facility Agent and the Facility Agent shall notify the other Parties.

(b)
If the Facility Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party under clause 34.2 (Distributions by the Facility Agent) which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after the Facility Agent has made such FATCA Deduction), leaves the Facility Agent with an amount equal to the payment which would have been made by the Facility Agent if no FATCA Deduction had been required.

(c)
The Facility Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under clause 34.2 (Distributions by the Facility Agent) which relates to a payment by an Obligor (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Company, the relevant Obligor and the relevant Finance Party.
(d)
The Company shall (within three (3) Business Days of demand by the Facility Agent) pay to a Finance Party (as the case may be) an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document.  This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under clause 15.9(b) above.

(e)
A Finance Party making, or intending to make, a claim under clause 15.9(d) above shall promptly notify the Facility Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

15.10	Tax Credit and FATCA
(a)	If an Obligor makes a FATCA Payment and the relevant Finance Party determines that:
(i)	a Tax Credit is attributable to an increased payment of which that FATCA Payment forms part, to that FATCA Payment or to a FATCA Deduction in consequence of which that FATCA Payment was required; and
(ii)	that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the FATCA Payment not been required to be made by the Obligor.
16.	Increased Costs
16.1	Increased costs
(a)
Subject to clause 16.3 (Exceptions), the Company shall, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates, including any Increased Cost which:

(i)
arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and/or

(ii)	is a Basel II Increased Cost and/or a Basel Ill Increased Cost.
(b)	In this Agreement Increased Costs means:
(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of their respective Affiliates to the extent that it is attributable to that Finance Party having entered into its Proposed Participation or funding or performing its obligations under any Finance Document.

16.2	Increased cost claims
(a)
A Finance Party intending to make a claim pursuant to clause 16.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
16.3	Exceptions
(a)	Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)	compensated for by clause 15.9 (FATCA Deduction by a Finance Party);
(iii)
compensated for by clause 15.3 (Tax indemnity) (or would have been compensated for under clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 15.3 (Tax indemnity) applied);

(iv)	compensated for by the payment of the Mandatory Cost; or
(v)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
(b)	In this clause 16.3 reference to a Tax Deduction has the same meaning given to the term in clause 15.1 (Definitions).
17.	Other Indemnities
17.1	Currency indemnity
(a)
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities
(a)
The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;
(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 33 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower or the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.
(b)
The Company shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the use of proceeds under the Facility or Transaction Security being taken over the Charged Property (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate).  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 17.2 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

17.3	Indemnity to the Facility Agent and/or Collateral Management Agent
The Company shall promptly indemnify the Facility Agent and/or the Collateral Management Agent against:
(a)	any cost, loss or liability incurred by the Facility Agent and/or the Collateral Management Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default;
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and
(b)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent and/or the Collateral Management Agent (otherwise than by reason of the such party's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's or the Collateral Management Agent's (as the case may be) negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent and/or the Collateral Management Agent (as the case may be) in acting as the Facility Agent and/or the Collateral Management Agent (as the case may be) under the Finance Documents.

17.4	Indemnity to the Security Agent
(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:
(i)	any failure by the Company to comply with its obligations under clause 19 (Costs and expenses);
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(iii)	the taking, holding, protection or enforcement of the Transaction Security;
(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(v)	any default by any Obligor or the Spanish Pledgor or a South African Pledge Counterparty in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or
(vi)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 17.4 will not be prejudiced by any release under clause 31.25 (Releases) or otherwise in accordance with the terms of this Agreement.

(c)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18.	Mitigation by the Lenders
18.1	Mitigation
(a)
Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 9.1 (Illegality), clause 15 (Tax gross-up and indemnities) or clause 16 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
18.2	Limitation of liability
(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
19.	Costs and Expenses
19.1	Transaction expenses
The Company shall promptly on demand pay the Facility Agent, the Collateral Management Agent, the Arrangers, the Documentation Bank, the Co-Ordinator and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:
(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and
(b)	any other Finance Documents executed after the date of this Agreement, and shall promptly on demand pay to each Facility C Lender the amount of all costs and expenses including without limitation postage, courier fees, SWIFT charges and out-of-pocket expenses in connection with the issue or entry into and operation of Ancillary Facilities.
19.2	Amendment costs
If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 34.10 (Change of currency), the Company shall, within three (3) Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.
19.3	Enforcement and preservation costs
The Company shall, within three (3) Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

Section 7
 Guarantee
20.	Guarantee and Indemnity
20.1	Guarantee and indemnity
Each Guarantor irrevocably and unconditionally jointly and severally:
(a)
guarantees to each Finance Party punctual performance by each other Obligor, the Spanish Pledgor and each South African Pledge Counterparty of all that Obligor's, the Spanish Pledgor's, or each South African Pledge Counterparty's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor, the Spanish Pledgor or a South African Pledge Counterparty does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor, the Spanish Pledgor or a South African Pledge Counterparty not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing Guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor, the Spanish Pledgor and the South African Pledge Counterparties under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
20.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor, the Spanish Pledgor or any South African Pledge Counterparty or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
20.4	Waiver of defences
The obligations of each Guarantor under this clause 20 will not be affected by an act, omission, matter or thing which, but for this clause 20, would reduce, release or prejudice any of its obligations under this clause 20 (without limitation and whether or not known to it or any Finance Party) including:
(a)	any time, waiver or consent granted to, or composition with, any Obligor, the Spanish Pledgor, any South African Pledge Counterparty or other person;
(b)
the release of any other Obligor, the Spanish Pledgor, any South African Pledge Counterparty or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, the Spanish Pledgor, any South African Pledge Counterparty or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, the Spanish Pledgor, any South African Pledge Counterparty or any other person;

(e)
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
20.5	Guarantor Intent
Without prejudice to the generality of clause 20.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
20.6	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on behalf of any of them) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 20.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
20.7	Appropriations
Until all amounts which may be or become payable by the Obligors, the Spanish Pledgor and the South African Pledge Counterparties under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on behalf of any of them) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on behalf of any of them) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 20.

20.8	Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors, the Spanish Pledgor and the South African Pledge Counterparties under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 20:
(a)	to be indemnified by an Obligor, the Spanish Pledgor or any South African Pledge Counterparty;
(b)	to claim any contribution from any other guarantor of any Obligor's, the Spanish Pledgor's or any South African Pledge Counterparty's obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor, the Spanish Pledgor or any South African Pledge Counterparty to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 20.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor, the Spanish Pledgor or any South African Pledge Counterparty; and/or
(f)	to claim or prove as a creditor of any Obligor, the Spanish Pledgor or any South African Pledge Counterparty in competition with any Finance Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors, the Spanish Pledgor or the South African Pledge Counterparties under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with clause 34 (Payment mechanics).
20.9	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
20.10	Limitation on right to demand
(a)
The restrictions in this clause 20.10 (Limitation of right to demand) shall apply only to the guarantee and indemnity granted pursuant to this clause 20 (Guarantee and Indemnity) by Aegean Bunkering Germany GmbH existing under the laws of the Federal Republic of Germany as a limited liability company (Gesellschaft mit beschránkter Hartung) (the German Guarantor) in respect of the liabilities of its direct or indirect shareholder(s) (upstream) or a Subsidiary of such shareholder (cross-stream), excluding any direct or indirect Subsidiary of such German Guarantor (the German Guarantee).

(b)	The restrictions in this clause 20.10 (Limitation of right to demand) shall not apply:
(i)	to the extent the German Guarantor guarantees any indebtedness under any Finance Documents in respect of:

(A)	loans to the extent they are on-lent or otherwise (directly or indirectly) passed on to the German Guarantor or its Subsidiaries and such amount on-lent or otherwise passed on is still outstanding; or
(B)	bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor's direct or indirect Subsidiaries;
(ii)
if, at the time of any demand under or enforcement of the German Guarantee a domination and/or profit and loss pooling agreement (Beherschungs-und/ oder Gewinnabfuhrungsvertrag) (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists (besteht) between the German Guarantor as a dominated company and:

(A)	in case the German Guarantor is a Subsidiary of the relevant affiliate whose obligations are guaranteed by the German Guarantee, that affiliate; or
(B)
in case the German Guarantor and the relevant affiliate whose obligations are guaranteed by the German Guarantee are both Subsidiaries of a joint (direct or indirect) affiliate, such affiliate as dominating entity (beherrschendes Unternehmen);

(iii)
to the extent any demand under or enforcement of the German Guarantee by any Finance Party against the German Guarantor is covered (gedeckt) by means of a fully valuable and recoverable consideration or recourse claim (Gegenleistungs-oder Ruckgewáhranspruch) of the German Guarantor against the affiliate whose obligations are guaranteed by the relevant German Guarantee; or

(iv)	if the German Guarantor has not complied with its obligations pursuant to paragraphs (c) to (f) and (h) below.
(c)
The parties to this Agreement agree that if enforcement of the German Guarantee would cause the amount of the German Guarantor's net assets, as calculated pursuant to paragraph (g) below, to fall below the amount required to maintain its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital (Stammkapital) in each case in violation of section 30 of the German Act on Limited Liability Companies (GmbHG), (such event is hereinafter referred to as a Capital Impairment), then the Finance Parties shall, subject to paragraphs (d) to (f) and (h) below, not enforce the German Guarantee against such German Guarantor if and to the extent such Capital Impairment would occur.

(d)
If the German Guarantor does not notify the Facility Agent in writing (a Management Notification) within ten (10) Business Days after having received a demand from a Finance Party in accordance with clause 20.1 (Guarantee and indemnity):

(i)	to what extent such German Guarantee is a upstream or cross-stream guarantee; and
(ii)
to what extent a Capital Impairment would occur as a result of the german Guarantor paying a demand under the German Guarantee (setting out in reasonable detail to what extent the share capital would fall below the stated share capital or an increase of an existing shortage would occur, providing an up-to-date pro forma balance sheet and a statement if and to what extent a realization or other measures undertaken in accordance with the mitigation provisions set out in paragraph (h) below would not prevent such situation), then the restrictions set out in paragraph (c) above shall cease to apply until such Management Notification has been delivered.

(e)
If the Facility Agent (acting on the instructions of all the Lenders) disagrees with the Management Notification, it may within twenty (20) Business Days of its receipt, request the German Guarantor to provide to the Facility Agent within forty-five (45) Business Days of receipt of such request a determination by auditors of international standard and reputation (an Auditor's Determination) appointed by the German Guarantor (at its own cost and expense) of the amount in which the enforcement of the German Guarantee would cause a Capital Impairment.

(f)
If the Facility Agent (acting on the instructions of all the Lenders) disagrees with the Auditor's Determination, it shall notify the German Guarantor accordingly.  The Finance Parties shall only be entitled to enforce the German Guarantee up to the amount which is undisputed between themselves and the German Guarantor in accordance with the provisions of paragraphs (c) to (e) above.  In relation to the amount which is disputed by the Facility Agent (acting on the instructions of all the Lenders), the Finance Parties shall be entitled to further pursue their claims under this Agreement (if any) in court.

(g)
The net assets (Reinvermógen) of the German Guarantor (the Net Assets) shall be calculated in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsátze ordnungsgemál3er Buchfuhrung) and for the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows:

(i)
the amount of any increase in the registered share capital of the German Guarantor which was carried out after the German Guarantor became a party to the Facility Agreement without the prior written consent of the Facility Agent shall be deducted from the amount of the registered share capital of the German Guarantor;

(ii)	loans provided to the German Guarantor by any Finance Party to the extent such loan has not yet been discharged shall be disregarded; and
(iii)	loans or other liabilities incurred by the German Guarantor in breach of the Finance Documents shall not be taken into account as liabilities.
(h)
Where the German Guarantor claims in accordance with the provisions of paragraphs (c) to (f) above that the German Guarantee can only be enforced in a limited amount, it shall realise, to the extent lawful and commercially justifiable, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets and are not necessary (betriebsnotwendig) for the German Guarantor's business.

(i)
Nothing in this clause 20.10 (Limitation of right to demand) shall limit the enforceability (other than as specifically set out herein), legality or validity of this Agreement or prevent the Finance Parties from claiming in court that the provision of the German Guarantee and/or enforcement of the German Guarantee does not fall within the scope of sections 30 and 31 of the GmbHG.  The agreement of the Finance Parties to abstain from enforcing the German Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Finance Document to the Finance Parties.  No reduction of the amount enforceable under this Agreement in accordance with the above limitations will prejudice the rights of the Finance Parties to continue enforcing such guarantee (subject always to the restrictions set out in this clause 20.10 (Limitation of right to demand) at the time of such enforcement) until full and irrevocable satisfaction of all amounts owed under this Agreement.

(j)
Where a German translation of a word or phrase appears in the text of this clause 20.10 (Limitation of right to demand), the German translation of such word or phrase shall prevail wherever such original English word or phrase translated by such German term appears in the text of this clause 20.10 (Limitation of right to demand).  Wherever a German term has been used in this clause 20.10 (Limitation of right to demand), such

German term shall be authoritative for the construction and interpretation.  Where an English legal term or concept has been used in this clause 20.10 (Limitation of right to demand), the related German legal term or concept shall be authoritative for the construction and interpretation of this clause 20.10 (Limitation of right to demand), unless specifically provided for otherwise in this clause 20.10 (Limitation of right to demand).

Section 8
 Representations, Undertakings and Events of Default
21.	Representations
21.1	General
Each Obligor makes the representations and warranties set out in this clause 21 to each Finance Party.
21.2	Status
(a)	It is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.
(b)	Each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
(d)	It is not a FATCA FFI or a US Tax Obligor.
21.3	Binding obligations
Subject to the Legal Reservations:
(a)
the obligations expressed to be assumed by it and the Spanish Pledgor and each South African Pledge Counterparty in each Finance Document to which it (or the Spanish Pledgor or South African Pledge Counterparty) is a party are legal, valid, binding and enforceable obligations; and

(b)
(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it or the Spanish Pledgor or a South African Pledge Counterparty is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

21.4	Non-conflict with other obligations
The entry into and performance by it and the Spanish Pledgor and each South African Pledge Counterparty of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:
(a)	any law or regulation applicable to it or (as the case may be) the Spanish Pledgor or the South African Pledge Counterparty;
(b)	the constitutional documents of any member of the Group; or
(c)
any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

21.5	Power and authority
(a)
It and the Spanish Pledgor and the South African Pledge Counterparty have the power to enter into, perform and deliver, and have taken all necessary action to authorise its (and the Spanish Pledgor's and South African Pledge Counterparty's) entry into, performance and delivery of, the Finance Documents to which it or (as the case may be) the Spanish

Pledgor or South African Pledge Counterparty is or will be a party and the transactions contemplated by those Finance Documents.
(b)
No limit on its or the Spanish Pledgor's or any South African Pledge Counterparty's powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it or the Spanish Pledgor is a party.

21.6	Validity and admissibility in evidence
(a)	All Authorisations and any other acts, conditions or things required or desirable:
(i)
to enable it, the Spanish Pledgor and each South African Pledge Counterparty lawfully to enter into, exercise its rights and comply with its (and the Spanish Pledgor's and the South African Pledge Counterparties') obligations in the Finance Documents to which it (or the Spanish Pledgor or any South African Pledge Counterparty) is a party; and

(ii)	to make the Finance Documents to which it and/or the Spanish Pledgor and/or each South African Pledge Counterparty is a party admissible in evidence in its Relevant Jurisdictions, have been obtained, effected, done, fulfilled or performed and are in full force and effect except any Authorisation or other act, condition or thing referred to in clause 21.9 (No filing or stamp taxes), which will be promptly obtained, effected, done, fulfilled or performed after the date of this Agreement.
(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.
21.7	Governing law and enforcement
(a)	The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.
(b)	Any judgment obtained in relation to a Finance Document in the relevant jurisdiction as specified in that Finance Document will be recognised and enforced in its Relevant Jurisdictions.
(c)
Any arbitral award obtained in relation to a Finance Document in the relevant seat of that arbitral tribunal specified in that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

21.8	Insolvency
No:
(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of clause 26.7 (Insolvency proceedings); or
(b)	creditors' process described in clause 26.8 (Creditors' process), has been taken or, to the knowledge of the Obligors, threatened in relation to a member of the Group; and none of the circumstances described in clause 26.6 (Insolvency) applies to a member of the Group.
21.9	No filing or stamp taxes
Under the laws of its, the Spanish Pledgor's and each South African Pledge Counterparty's Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except the Spanish Pledges are subject to registration with the local Register of Moveable Property and there will be notary fees and registrar's fees to be paid in respect of the execution and registration of those documents, which registrations, filings and fees will be made and paid promptly after the date of the relevant Finance Document.
21.10	Deduction of Tax
Neither it nor the Spanish Pledgor nor any South African Pledge Counterparty is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.
21.11	No default
(a)
No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

21.12	No misleading information
(a)
Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)
Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)
All other written information provided by any member of the Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

21.13	Original Financial Statements
(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.
(b)
Its Original Financial Statements fairly represent (if unaudited) or (if audited) give a true and fair view of its financial condition and results of operations (consolidated in the case of the Parent) during the relevant period.

(c)
There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

(d)	Its most recent financial statements delivered pursuant to clause 22.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and
(ii)
give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)
The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(f)
Since the date of the Original Financial Statements or, once subsequent financial statements have been delivered pursuant to clause 22.1 (Financial statements), the most recent financial statements delivered under that clause, there has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent).

21.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.
21.15	No breach of laws
(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
(b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

(c)
Each member of the Group is in full compliance with all regulations and rules issued by any Sanctions Authority and has instituted and maintained policies and procedures designed to promote and achieve compliance with such rules and regulations.  In addition, each Group member has set up internal systems which enable it to control the origin of all products it purchases to ensure such products are not originating from a person referred to, noted on or otherwise concerned by the Sanctions List.

(d)
Each Group member has in particular instituted and maintained policies and procedures designed to promote and achieve evaluation of all new suppliers and subcontractors in the Sensitive Zones.  No new transactions, within the Sensitive Zone, whether financed on any Group member own funds or via a financial institution, is, has been or will be initiated with suppliers which are not Approved Suppliers.

(e)
The entry into and performance by each Group member of any supply or sale contracts with any of their counterparties, is not and will not be prohibited or restricted by, and will not expose the Finance Parties, their affiliates, or their agents and/or employees to Sanctions, prohibitions or restrictions under any applicable national or international laws, including rules and regulations of the Sanctions Authorities (including for the avoidance of doubt trade or economic sanctions, prohibitions or restrictions upon Iran and/or Syria).

21.16	Environmental laws
(a)
Each member of the Group is in compliance with clause 24.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

21.17	Taxation
(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.
(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.
(c)	It is resident for Tax purposes only in its Original Jurisdiction.
21.18	Anti-corruption law
Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
21.19	Security and Financial Indebtedness
(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.
(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.
21.20	Ranking
The Transaction Security has or when executed will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security other than (in respect of assets secured in Multi-Party TPA Agreements) Security granted by the Company in favour of TPA Counterparties (the proceeds of enforcement of which will be held by the TPA Counterparty for the benefit of the Finance Parties), Hedging Providers and/or Clearing Providers contained in Multi-Party TPA Agreements (as contemplated in clause 6.23 (Multi-Party TPA Agreements)), which shall have first priority in respect of those assets.
21.21	Good title to assets
It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.
21.22	Legal and beneficial ownership
(a)
It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Security permitted under clause 24.13 (Negative pledge).

(b)	The Borrowers and the Spanish Pledgor hold and will hold full legal and beneficial title to all assets included in the Borrowing Base from time to time, free from any retention of title arrangements.

21.23	Group Structure Chart
The Group Structure Chart delivered to the Facility Agent pursuant to paragraph 6(b) of Part I of Schedule 2 (Conditions precedent) is true, complete and accurate in all material respects and shows the following information:
(a)
each member of the Group, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a member of the Group which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is not a company with limited liability; and

(b)	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.
21.24	Accounting Reference Date
The Accounting Reference Date of each member of the Group is 31 December.
21.25	Insurance
Each member of the Group maintains:
(a)
insurances on and in relation to its fixed assets and its inventory with reputable underwriters or insurance companies or associations against those risks and to the extent as is consistent with sound commercial practice normally maintained by companies carrying on the same or substantially similar business;

(b)
without limitation to clause (a) above, marine cargo insurance (or any equivalent policy of insurance (howsoever described) relating to goods in transit and/or storage) on and in relation to any other of its assets which are or may be taken into account when calculating any Borrowing Base when such assets are in transit or storage against those risks and to the extent as is consistent with normal business practice (including, but not limited to, theft, fire and damage).

21.26	Centre of main interests and establishments
(a)
For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the Regulation), its and the Spanish Pledgor's centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

(b)	The Company and APII are non-resident domestic entities and do not have any assets in their respective Original Jurisdictions.
21.27	No adverse consequences
(a)	It is not necessary under the laws of its Relevant Jurisdictions:
(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or
(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)
No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

21.28	Pari Passu Ranking
Any unsecured and unsubordinated claims of the Finance Parties against it, the Spanish Pledgor or any South African Pledge Counterparty under the Finance Documents shall rank at least pars passu with the claims of all of its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.
21.29	Sanctions
No Obligor nor any other member of the Group, nor any of their respective directors, officers or employees nor, to the knowledge of any Obligor, any persons acting on any of their behalf:
(a)	is a Prohibited Person;
(b)	is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;
(c)	owns or controls a Prohibited Person;
(d)	is in breach of Sanctions; or
(e)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.
21.30	Times when representations made
(a)	All the representations and warranties in this clause 21 are made by each Obligor on the date of this Agreement.
(b)
The representations and warranties in clause 21.12 (No misleading information) are deemed to be made in addition by each Obligor with respect to the Information Memorandum, on the date the Information Memorandum is approved by the Company.

(c)
The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date, on the first day of each Interest Period and, in the case of an Additional Obligor, on the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

(d)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22.	Information Undertakings
The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Proposed Participation is in force.
In this clause 22:
Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to paragraph (a) of clause 22.1 (Financial statements).

Half Yearly Financial Statements means the financial statements delivered pursuant to paragraph (b) of clause 22.1 (Financial statements)
Quarterly Financial Statements means the financial statements delivered pursuant to paragraph (c) of clause 22.1 (Financial statements).
22.1	Financial statements
The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:
(a)
as soon as they are available, but in any event within one hundred and fifty (150) days after the end of each of the Parent's Financial Years, the audited consolidated financial statements of the Parent for that Financial Year;

(b)	as soon as they are available, but in any event within sixty (60) days after the end of each financial half year of the Parent:
(i)	the consolidated financial statements of the Company and of the Parent for that financial half year; and
(ii)	the financial statements (consolidated if appropriate) of each Obligor for that financial half year; and
(c)
as soon as they are available, but in any event within sixty (60) days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter, together with the financial statements (consolidated if appropriate) of each Obligor for that Financial Quarter.

22.2	Provision and contents of Compliance Certificate
(a)
The Company shall supply a Compliance Certificate to the Facility Agent with each set of audited consolidated Annual Financial Statements of the Parent and each set of its consolidated Quarterly Financial Statements of the Parent.

(b)
The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 23 (Financial Covenants) and clauses 29.7 and 29.8 (Additional Guarantors).

(c)
Each Compliance Certificate shall be signed by an authorised signatory and the CFO of the Parent and, when delivered with the consolidated Annual Financial Statements of the Parent, shall be reported on by the Parent's Auditors in the form agreed by the Parent and the Majority Lenders prior to the date of this Agreement.

22.3	Requirements as to financial statements
(a)
The Company shall procure that each set of Annual Financial Statements, Half Yearly Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement.  In addition the Company shall procure that each set of Annual Financial Statements shall be audited by the Auditors.

(b)	Each set of financial statements delivered pursuant to clause 22.1 (Financial statements):
(i)
shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements; and

(ii)
shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor, unless, in relation to any set of financial statements, the Company notifies the Facility Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Facility Agent:

(A)
a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which that Obligor's Original Financial Statements were prepared; and

(B)
sufficient information, in form and substance as may be reasonably required by the Facility Agent (acting on the Majority Lenders' instructions or in its sole discretion), to enable the Lenders to determine whether clause 23 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
(c)
If the Facility Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Facility Agent may notify the Company, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors.  In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company):

(i)	to discuss the financial position of each member of the Group with the Facility Agent on request from the Facility Agent; and
(ii)	to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.
22.4	Year-end
The Company shall not change its Accounting Reference Date.
22.5	Information: miscellaneous
The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):
(a)
at the same time as they are dispatched, copies of all documents dispatched by the Parent or the Company to its respective shareholders generally (or any class of them) or to its respective creditors generally (or any class of them or to any individual creditor or group of creditors);

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential alleged liability, exceeding $2,000,000 (or its equivalent in other currencies);

(c)
promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors and/or the Spanish Pledgor and/or the South African Pledge Counterparties with the terms of any Transaction Security Documents;

(d)	promptly on request, such further information regarding the financial condition, business assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, or other material provided by any Obligor under this Agreement and an up to date copy of its shareholders' register (or equivalent in its Original Jurisdiction)) as any Finance Party, through the Facility Agent, may reasonably request;
(e)	promptly upon becoming aware of them, details of any claim made by an Obligor under any insurance policy, the underlying cause of which might have a Material Adverse Effect;
(f)	promptly upon becoming aware of them, details of any change in the structure of the Group relating to the Obligors from that reflected in the Group Structure Chart;
(g)	promptly upon request, such information regarding the Deutsche Bank Facility or any Lender Discounting Facility as the Facility Agent or the Security Agent may from time to time request; and
(h)	promptly upon becoming aware of it, details of any material change to the Deutsche Bank Facility or the execution of or any material change to any Lender Discounting Facility.
22.6	Notification of default and of expectation not to meet financial covenants
(a)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)	The Company shall promptly upon becoming aware of the same notify the Facility Agent of the expectation that it will not meet its financial covenants set out in clause 23 (Financial Covenants).
22.7	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)
any change in the status of an Obligor, the Spanish Pledgor or any South African Pledge Counterparty or the composition of the shareholders of an Obligor, the Spanish Pledgor or any South African Pledge Counterparty after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)
Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22.8	Additional Obligors
(a)
The Company shall, by not less than ten (10) Business Days' prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 29 (Changes to the Obligors).

(b)
Following the giving of any notice pursuant to clause 22.8(a) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

22.9	Borrowing Base Report and Cross-Check Borrowing Base Report
(a)	For the purposes of the valuation of the Borrowing Base, the Company shall deliver to the Collateral Management Agent:
(i)
a Borrowing Base Report on a weekly basis (on every Monday following the date of this Agreement) (or more frequently if requested by the Collateral Management Agent or the Facility Agent (acting on the instructions of the Majority Lenders)); and

(ii)
a Cross-Check Borrowing Base Report on a four-weekly basis to be delivered within ten (10) days of every second Borrowing Base Report (or, if the 10th day is not a Business Day, by the next Business Day).

(b)	Each Borrowing Base Report shall:
(i)	be based on information and figures as at the previous Friday; and
(ii)	set out the Outstandings (and identifying any Excess Overdraft Amounts) under each Facility on the date of its issue.
(c)	Each Cross-Check Borrowing Base Report shall be in the same form as the Borrowing Base Report but shall:
(i)	be based on information and figures relating to inventory provided by independent sources (copies of which shall be provided to the Collateral Management Agent) in respect of:
(A)	the storage volumes at any inland storage facilities, leased or owned by the Borrowers and the Spanish Pledgor and which have capacity equal to or in excess of 50,000 metric tons; and

(B)	the storage volumes on any vessels leased or owned by the Borrowers and the Spanish Pledgor which have capacity equal to or in excess of 15,000 metric tons; and
(ii)	replace non-invoiced Eligible Receivables with corresponding invoices in each case based on the Group's figures for the date on which the most recent Borrowing Base Report related.
(d)	The Collateral Management Agent shall be entitled at any time, in relation to all or any part of the information contained in a Borrowing Base Report or a Cross-Check Borrowing Base Report:
(i)	examine (upon request) the records of any Obligor and/or the Spanish Pledgor to verify such information; and/or
(ii)	require that an independent reputable surveyor or accounting firm verify such information, and the Company shall take all such action as is available to it and do all such acts and things as the Collateral Management Agent may specify in this regard the costs of such verification shall be promptly paid by the Company.
(e)
Any failure to deliver information required under this Agreement or any delivery information which is not satisfactory to the Collateral Management Agent (acting reasonably) and relating to any item in a Borrowing Base Report or a Cross-Check Borrowing Base Report shall result in such item being excluded from the Borrowing Base.

22.10	Borrowing Base Audit Report
The Company shall deliver to the Collateral Management Agent (in sufficient copies for the Lenders if the Collateral Management Agent so requests) a Borrowing Base Audit Report:
(a)	first, in accordance with clause 24.23 (Conditions subsequent); and
(b)	thereafter, within twelve (12) Months of the date of delivery of the preceding Borrowing Base Audit Report.
22.11	Deficient Borrowing Base Report
If, at any time, any Deficient Borrowing Base Report is delivered to the Collateral Management Agent, the Company shall within seven (7) days of such delivery procure the cancellation of such Deficient Borrowing Base Report and its replacement by a Compliant Borrowing Base Report.
22.12	Title to Borrowing Base assets
Each Borrower shall ensure that it holds full legal and beneficial title to the assets purporting to be owned by it in the Borrowing Base, free of any retention of title arrangements.
22.13	Additional Cross-Check Borrowing Base Reporting
Each Cross-Check Borrowing Base Report shall be accompanied by the following (in sufficient copies for the Lenders if the Collateral Management Agent so requests):
(a)	a report of an independent inspector approved by the Facility Agent detailing:
(i)	the storage volumes at any inland storage facilities, leased or owned by the Borrowers and the Spanish Pledgor and which have capacity equal to or in excess of 50,000 metric tons; and

(ii)	the storage volumes on any vessels leased or owned by the Borrowers and the Spanish Pledgor which have capacity equal to or in excess of 15,000 metric tons, or, in each case, a holding certificate from a third party storer acceptable to the Collateral Management Agent and in a form acceptable to the Collateral Management Agent;
(b)
a list of those non-invoiced Eligible Receivables converted into invoices (with associated invoice numbers) and reconciliation with the list of non-invoiced Eligible Receivables detailed in the most recent Borrowing Base Report;

(c)	a sample of twenty (20) randomly selected invoices evidencing invoicing of non-invoiced Eligible Receivables as reported in the most recent Borrowing Base Report;
(d)	a sample of twenty (20) randomly selected invoices already reported as invoiced Eligible Receivables in the most recent Borrowing Base Report;
(e)
a sample of ten (10) randomly selected copies of bills of lading in respect of barges above 4,000 dwt confirming values on board and showing issuance or endorsement to the order of the Security Agent; and

(f)
a report in form and substance satisfactory to the Collateral Management Agent evidencing as at close of business on the last Business Day of each calendar month all receivables sold pursuant to any receivables purchase programme or invoice discounting programme.

22.14	Reporting
(a)
Each Lender and Borrower shall promptly (and in any event within one (1) Business Day) provide the Facility Agent upon request with such details in respect of Utilisations made by it as the Facility Agent may request.

(b)
If a Borrowing Base Report indicates that the Borrowing Base Amount is a negative number no Borrower shall request or make Utilisations until a Compliant Borrowing Base Report has been provided to the Collateral Management Agent (which, if not provided on the date of a regular weekly Borrowing Base Report, shall be provided in addition thereto).

22.15	Notification of Dividends
The Company shall notify the Facility Agent promptly following any distribution of dividends made by the Parent.
22.16	Proof of Origin
All incoming flows in respect of the Sensitive Zone, either purchased through letter of credit (including against any countersigned letter of indemnity) or on open account basis but subject to incoterms linked to any place within the Sensitive Zone, should be documented with bills of lading showing an acceptable port of loading and:
(a)	if the Approved Supplier is a refinery, shall be accompanied by a Certificate of Origin; or
(b)	if the Approved Supplier is not a refinery, the Company shall use its best endeavours to procure it is accompanied by a Certificate of Origin.
22.17	Inspection and Management in Sensitive Zones
The Borrowers shall procure that all stocks and inventory of the Borrowers located offshore or inland in the Sensitive Zone shall be the subject of a Stock Monitoring Agreement or a Collateral Management Agreement as the case may be.

23.	Financial covenants
23.1	Financial definitions
In this Agreement:
Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable or prepayment or redemption) of any indebtedness of members of the Group for or in respect of:
(a)	moneys borrowed and debit balances at banks or other financial institutions;
(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	any Finance Lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);
(f)
any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date in respect of all Facilities or are otherwise classified as borrowings under the Accounting Principles);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;
(h)
any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than ninety (90) days after the date of supply;

(i)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)	(without double counting) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above.
Consolidated Current Assets means, on the last day of a Measurement Period, the aggregate consolidated amount of all Current Assets of members of the Group.
Consolidated Current Liabilities means, on the last day of a Measurement Period, the aggregate consolidated amount of all Current Liabilities of members of the Group.
Consolidated Net Working Capital means, on the last day of a Measurement Period, Consolidated Current Assets minus (i) Consolidated Current Liabilities on such date; and (ii) the amount of any loans made to shareholders, directors or related companies.
Consolidated Tangible Net Worth means at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Parent and the aggregate amount of the reserves of the Group,

(a)	including:
(i)	any amount credited to the share premium account;
(ii)	any capital redemption reserve fund; and
(iii)	any balance standing to the credit of the consolidated profit and loss account of the Group, but
(b)	deducting:
(i)	any debit balance on the consolidated profit and loss account of the Group;
(ii)	(to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;
(iii)	any amount in respect of interests of non-Group members in Group subsidiaries;
(iv)	any amount in respect of loans to shareholders, directors or related companies;
(v)	(to the extent included) any amount set aside for taxation, deferred taxation or bad debts;
(vi)	(to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2012;
(vii)
any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.
EBITDA means, in respect of any Measurement Period, the consolidated operating profit of the Group before taxation (excluding the results from discontinued operations):
(a)
before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	before deducting any depreciation and amortisation/impairment;
(c)	not including any accrued interest owing to any member of the Group;
(d)	before taking into account any Exceptional Items;
(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;
(f)
plus or minus the Group's share of the profits or losses (after finance costs and tax) of Non-Group Entities after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(g)
before taking into account any unrealised gains or losses on any derivative instrument/financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and

(h)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after 31 December 2012, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation, depreciation and amortization.
Exceptional Items means any exceptional, one off, non-recurring or extraordinary items/any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:
(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;
(b)	disposals, revaluations or impairment of non-current assets; and
(c)	disposals of assets associated with discontinued operations.
Finance Charges means, for any Measurement Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Measurement Period:
(a)	including the interest (but not the capital) element of payments in respect of Finance Leases;
(b)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement; and
(c)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis.
Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.
Measurement Period means a period of three (3) Months ending on a Quarter Date.
Non-Group Entity means any investment or entity (which is not itself a member of the Group (including associates and joint venture entities)) in which any member of the Group has an ownership interest.
23.2	Interpretation
(a)
Except as otherwise provided to the contrary in this Agreement, an accounting term used in this clause 23 (Financial covenants) is to be construed in accordance with the principles applied in connection with the audited consolidated financial statements of the Parent for the year ended on 31 December 2012.

(b)	Any amount in a currency other than Dollars is to be taken into account at its Dollar equivalent calculated on the basis of:
(i)
the Federal Reserve Rate of Exchange for the purchase of the relevant currency in the New York foreign exchange market with Dollars at or about 11.00 am on the relevant day the relevant amount falls to be calculated; or

(ii)
if the amount is to be calculated on the last day of a financial period of a Borrower, the relevant rates of exchange used by the Borrower in or in connection with, its financial statements for that period.

(c)	No item must be credited or deducted more than once in any calculation under this clause 23 (Financial covenants).
Financial Condition
23.3	The Company shall comply at all times with the following financial covenants.
Consolidated Net Working Capital
23.4	The Company shall ensure that Consolidated Net Working Capital of the Parent is, from the date of this Agreement:
(a)	until the end of the first Quarter Date to occur following the first Utilisation Date to occur under this Agreement, not less than thirty five million Dollars ($35,000,000); and
(b)	thereafter, not less than one hundred and twenty-five million Dollars ($125,000,000).
Consolidated Tangible Net Worth
23.5	The Company shall ensure that Consolidated Tangible Net Worth is not at any time less than four hundred and ten million Dollars ($410,000,000).
Current Ratio
23.6
The Company shall ensure that the ratio of Consolidated Current Assets (less the amount of any loans made to shareholders, directors or related companies) to Consolidated Current Liabilities is, from the date of this Agreement;

(a)	until the end of the first Quarter Date to occur following the first Utilisation Date to occur under this Agreement, not lower than 1.04:1; and
(b)	thereafter, not lower than 1.15:1.
Interest Cover Ratio
23.7	The Company shall ensure that the ratio of EBITDA to Finance Charges in respect of any Measurement Period shall exceed 1.9 to 1.
23.8	Financial testing
The financial covenants set out in clauses 23.3 to 23.7 shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraphs (a) and (b) of clause 22.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to clause 22.2 (Provision and contents of Compliance Certificate).
24.	General Undertakings
The undertakings in this clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Proposed Participation is in force.

Authorisations and compliance with laws
24.1	Authorisations
Each Obligor shall (and shall procure that the Spanish Pledgor and the South African Pledge Counterparties shall) promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Facility Agent of:
any Authorisation required under any law or regulation of a Relevant Jurisdiction to:
(A)	enable it to perform its obligations under the Finance Documents;
(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and
(C)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.
24.2	Compliance with laws
Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.
24.3	Environmental compliance
Each Obligor shall (and the Company shall ensure that each member of the Group will):
(i)	comply with all Environmental Law;
(ii)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and
(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
24.4	Environmental claims
Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Facility Agent in writing of:
(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.
24.5	Anti-corruption law
(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.
(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):
(i)	conduct its businesses in compliance with applicable anti-corruption laws; and
(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.
24.6	Taxation
(a)
Each Obligor shall (and the Company shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;
(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under clause 22.1 (Financial statements); and

(iii)	such payment can be lawfully withheld.
(b)	No member of the Group may change its residence for Tax purposes.
Restrictions on business focus
24.7	Merger
No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.
24.8	Change of business
The Company shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.
24.9	Application of FATCA
The Company shall procure that, unless otherwise agreed by all the Finance Parties, no Obligor shall become a FATCA FFI or a US Tax Obligor.
24.10	Acquisitions
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):
(i)	acquire a company or any shares or securities or a business or undertaking or assets (or, in each case, any interest in any of them); or
(ii)	incorporate a company,
in each case without the prior written consent of the Facility Agent acting on the instructions of all Lenders (such consent to be confirmed or declined within fifteen (15) Business Days of receipt by the Facility Agent of a request in writing from the Company).

(b)	Paragraph (a) above does not apply to:
(i)
acquisitions of a company, of shares, securities or a business or undertaking or assets (or, in each case, any interest in any of them) for a value which is less than $25,000,000 in aggregate for the Group during the period from the date of this Agreement until the date on which there are no remaining Proposed Participations or Outstandings (which values shall be evidenced by the latest audited financial statements of the Parent); and

(ii)
acquisitions by the Company or any other Group member of its own shares for a value which is less than $25,000,000 in aggregate for the Group during the period from the date of this Agreement until the date on which there are no remaining Proposed Participations or Outstandings (which values shall be evidenced by the latest audited financial statements of the Parent).

(c)
To the extent the Facility Agent acting on the instructions of all Lenders consents in writing to any acquisition pursuant to this clause 24.10 (Acquisitions) (including pursuant to the Consent Letters), then subject to any terms and conditions attached to such consent, the acquisition shall (unless the relevant consent expressly states to the contrary) not be considered to form part of the $25,000,000 referred to in paragraph (b) above (it shall be considered to have been consented to absolutely).

Restrictions on dealing with assets and Security
24.11	Preservation of assets
Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.
24.12	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.
24.13	Negative pledge
In this clause 24.13, Quasi-Security means an arrangement or transaction described in paragraph (b) below.
Except as permitted under paragraph (c) below:
(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.
(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:
(i)
granted over fixed assets with a value of $25,000,000 or less in aggregate in respect of the Group at any time as evidenced in the latest audited financial statements of the Parent provided that security over fixed assets in excess of such threshold may be requested by the Company or a Borrower and in respect of any such request the Facility Agent (acting on the instructions of the Majority Lenders) shall confirm or decline within fifteen (15) Business Days of receipt of that request;

(ii)
existing prior to the date of this Agreement and details of which have been provided to the Facility Agent pursuant to paragraph 6 of Part 1 of Schedule 2 (Conditions precedent to initial Utilisation);

(iii)
approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders) including without limitation pursuant to the Consent Letters (subject always to the terms and conditions set out in the Consent Letters);

(iv)
contained in any Multi-Party TPA Agreement in favour of the relevant TPA Counterparty (provided that the proceeds of enforcement of such Security shall be held by the TPA Counterparty for the benefit of the Finance Parties) or Hedging Provider or Clearing Provider (as the case may be) as expressly contemplated by this Agreement;

(v)
Security over a bank account in favour of BNP Paribas S.A., subject to a maximum security value of $1,500,000, in respect of any facility issued or to be issued by BNP Paribas S.A. to the Borrowers or any of them for the issuance or counter-guarantee of bank guarantees in favour of customs and port authorities by BNP Paribas S.A. as contemplated in Schedule 17 (Permitted Indebtedness);

(vi)	to secure Bridge Financing which is expressly permitted pursuant to clause 24.18(a) (Financial Indebtedness); or
(vii)	otherwise as expressly contemplated by this Agreement.
(d)
To the extent the Facility Agent acting on the instructions of the Majority Lenders approves in writing any Security or Quasi-Security pursuant to paragraph (c)(iii) above (including pursuant to the Consent Letters), then subject to any terms and conditions attached to such approval, the Security or Quasi-Security shall (unless the relevant approval expressly states to the contrary) not be considered to form part of the $25,000,000 referred to in paragraph (c)(i) above (it shall be considered to have been approved absolutely).

24.14	Disposals
(a)
Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset without the prior written consent of the Facility Agent acting on the instructions of all Lenders (such consent to be confirmed or declined within fifteen (15) Business Days of receipt by the Facility Agent of a request in writing from the Company).

(b)	Paragraph (a) above does not apply to:
(i)	any sales, leases, transfers or other disposals for a value which is less than $15,000,000 in aggregate for the Group during the period from the date of this

Agreement until the date on which there are no remaining Proposed Participations or Outstandings (which values shall be evidenced by the latest audited financial statements of the Parent and which shall exclude the value of disposals permitted by paragraphs (ii) and (iii) below);
(ii)
disposals of receivables pursuant to the terms (as at the date of this Agreement) of the Deutsche Bank Facility and any Lender Discounting Facility (provided that the proceeds of such disposals are paid to the Collection Account in the relevant currency held by the relevant Borrower); and

(iii)
the sale or discounting of receivables by members of the Group which are not Borrowers on arm's length terms and for full market value on a non-recourse basis and meeting any requirement for de-recognition under the Accounting Principles.

(c)
To the extent the Facility Agent acting on the instructions of all Lenders consents in writing to any sale, lease, transfer or disposal pursuant to this clause 24.14 (Disposals) (including pursuant to the Consent Letters), then subject to any terms and conditions attached to such consent, the sale, lease, transfer or disposal shall (unless the relevant consent expressly states to the contrary) not be considered to form part of the $15,000,000 referred to in paragraph (b) above (it shall be considered to have been consented to absolutely).

(d)
To the extent a Lender completes a purchase from a Borrower of receivables pursuant to any Lender Discounting Facility (and provided that the purchase price is paid by the Lender to the relevant Collection Account), such receivables (other than the proceeds of sale of such receivables) that are so sold shall be released from the Security created under the relevant Security Agreement without any further action on the part of any person.

24.15	Arm's length basis
No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any transaction with any person except on arm's length terms and for full market value.
Restrictions on movement of cash - cash out
24.16	Loans or credit
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.
(b)	Paragraph (a) above does not apply to any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities.
24.17	No Guarantees or indemnities
(a)
Except as permitted under paragraphs (b) and (c) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) without the prior written consent of the Facility Agent acting on the instructions of all Lenders incur or allow to remain outstanding any guarantee in respect of any obligation of any person .

(b)	Paragraph (a) does not apply to a guarantee which is:
(i)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(ii)
in respect of the obligations of members of the Group which are Single Purpose Ship Owning Companies, subject to an aggregate total value of all such guarantees throughout the Group at any time of $25,000,000; or

(iii)	granted by Aegean Marine Petroleum Network Inc. in respect of any Bridge Financing which is expressly permitted pursuant to clause 24.18(a) (Financial Indebtedness).
(c)
An Obligor and/or other member of the Group shall be entitled to incur or allow to remain outstanding a guarantee in respect of the obligations of members of the Group which are Single Purpose Ship Owning Companies of an aggregate total of all such guarantees (throughout the Group at any time) in excess $25,000,000 with the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders (such consent to be confirmed or declined within fifteen (15) Business Days of receipt by the Facility Agent of a request in writing by the Company).

(d)
To the extent the Facility Agent acting on the instructions of the Majority Lenders consents in writing to any guarantee pursuant to clause 24.17(c) (No Guarantees or indemnities) (including pursuant to the Consent Letters), then subject to any terms and conditions attached to such consent, the guarantee shall (unless the relevant consent expressly states to the contrary) not be considered to form part of the $25,000,000 referred to in paragraph (c) above (it shall be considered to have been consented to absolutely).

Restrictions on movement of cash - cash in
24.18	Financial Indebtedness
(a)
Other than as permitted under paragraph (b) below or with the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders, which the Lenders shall confirm or decline within fifteen (15) Business Days of receipt of a request from the Company, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness in excess of a total maximum aggregate Financial Indebtedness of the Group of:

(i)	$25,000,000 in respect of Financial Indebtedness which is not Bridge Financing; and
(ii)	$50,000,000 in respect of Bridge Financing,
in each case as evidenced by the latest audited financial statements of the Parent.
(b)	Paragraph (a) above does not apply to any Financial Indebtedness identified in Schedule 17 (Permitted Indebtedness).
(c)
To the extent the Facility Agent acting on the instructions of the Majority Lenders consents in writing to the incurring of any Financial Indebtedness pursuant to this clause 24.18 (Financial Indebtedness) (including pursuant to the Consent Letters), then subject to any terms and conditions attached to such consent, such Financial Indebtedness shall (unless the relevant consent expressly states to the contrary) not be considered to form part of the $25,000,000 and $50,000,000 baskets referred to in paragraph (a) above (it shall be considered to have been consented to absolutely).

Miscellaneous
24.19	Insurance
(a)	Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.
(b)	All insurances must be with reputable independent insurance companies or underwriters approved by the Facility Agent (acting on the instructions of the Majority Lenders).
(c)
All insurances referred to in clause (a) above relating to the Borrowers and the Spanish Pledgor shall be maintained on terms satisfactory to the Facility Agent and each Borrower shall (and the Company shall procure that the Spanish Pledgor will) procure that the Security Agent is named as a co-insured and sole loss payee of such insurance in a manner which is in form and substance satisfactory to the Facility Agent and without liability on the part of the Security Agent for premiums or calls of whatever nature.

24.20	Access
If a Default is continuing or the Facility Agent reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Company shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Facility Agent reasonably suspects a Default is continuing or may occur) permit the Facility Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Facility Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or the Company to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with senior management of the Company.
24.21	Treasury Transactions
No Obligor shall (and the Company will procure that no other member of the Group will) enter into any Treasury Transaction, other than:
(a)	hedging transactions documented by the Hedging Agreements; and/or
(b)	hedging transactions in accordance with the Hedging Policy.
24.22	Further assurance
(a)
Each Obligor shall (and the Company shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)
Each Obligor shall (and the Company shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

24.23	Conditions subsequent
(a)	The Company shall, as soon as it becomes available, and in any event within thirty (30) days of the date of this Agreement, deliver to the Collateral Management Agent a Borrowing Base Audit Report.
(b)
The Company shall procure that if any assets which are included in the Borrowing Base at any time are located in a jurisdiction in which a perfected first priority security interest cannot be granted in respect of future assets, the Borrowers will enter into periodic pledges with the Security Trustee (the frequency of which shall be agreed with the Lenders provided that such frequency shall be no less than on a weekly basis) in respect of assets located in such jurisdictions.  The Company shall provide to the Security Agent such corporate authorities and legal opinions as the Security Agent may require in respect of such security.

(c)	The Borrowers shall, prior to commencing onshore storage of inventory in the Fujairah Freezone, Emirate of Fujairah, enter into and deliver to the Facility Agent in respect thereof:
(i)	the UAE Pledges duly executed by each party thereto and in full force and effect;
(ii)	a Collateral Management Agreement in respect thereof;
(iii)	a legal opinion of Hadef & Partners as to UAE law in a form and substance satisfactory to the Facility Agent;
(iv)
a legal opinion of Fulbright & Jaworski LLP as to Marshall Islands and Liberian law (or, if different, a legal opinion as to the law of the jurisdiction of any relevant Obligor which will sign a UAE Pledge issued by counsel for the Facility Agent in such jurisdiction) in a form and substance satisfactory to the Facility Agent; and

(v)	evidence of the authority of Aegean Oil Terminal Corporation (as bailee) to execute the UAE Pledges.
(d)
The Borrowers shall not include any assets in Spain or Morocco in the Borrowing Base until the Spanish Pledges or the Moroccan Pledge (as applicable) have been entered into and are in full force and effect, the Facility Agent has received evidence satisfactory to it that all representations and all other action needed to perfect the Security created by those Transaction Security Documents has been completed.

(e)
The Company shall procure that by no later than sixty (60) days after the date of the first Utilisation hereunder all existing facilities of the Group other than Financial Indebtedness permitted pursuant to clause 24.18 (Financial Indebtedness) have been repaid in full and cancelled and all related Security not previously released in accordance with the conditions precedent contained in this Agreement is released, and shall provide to the Facility Agent such evidence (including without limitation deeds of release of security) as it may require acting reasonably in respect thereof.

24.24	Borrowing Base Amount
The Company shall procure that the Borrowing Base Amount shall at all times be zero or a positive number.
24.25	Parent Listing
The Parent shall at all times maintain its listing on the New York Stock Exchange.

24.26	Risk Management Policy
The Company shall procure that no material changes are made to the risk management policy provided to the Facility Agent pursuant to Part I of Schedule 2 (Conditions Precedent) without the prior written approval of the Facility Agent acting on the instructions of the Majority Lenders.
24.27	Sanctions
(a)
The Obligors shall not, and shall procure that each other member of the Group shall not, permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facilities or other transactions contemplated by this Agreement to fund or facilitate trade, business or other activities: (i) involving or for the benefit of any Prohibited Person; (ii) relating to a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) in any other manner that could result in any Obligor or a Finance Party being in breach of any Sanctions or becoming a Prohibited Person.

(b)
The Obligors shall ensure that (i) no person that is a Prohibited Person will have any legal or beneficial interest in any funds repaid or remitted by the Obligors to any Finance Party in connection with the Facility, and (ii) it shall not use any revenue or benefit derived from any activity or dealing with a Prohibited Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facility.

24.28	Payments under Multi-Party TPA Agreements and Deutsche Bank Facility
Each Borrower shall procure that any amounts payable to it pursuant to a Multi-Party TPA Agreement and any FX Hedging Provider Hedging Agreement and the Deutsche Bank Facility and any Lender Discounting Facility shall be paid to the Collection Account in the relevant currency held by the relevant Borrower.
24.29	Inventory
Each Borrower shall procure that no inventory shall be held or intended by it to be held, for a period in excess of one hundred and eighty (180) days nor shall any inventory be acquired for speculative purposes.
24.30	Bills of Lading
Each Obligor shall procure that all bills of lading issued in respect of assets comprised from time to time in the Borrowing Base shall be issued or endorsed in the name of the Security Agent.
24.31	Spanish Pledgor
Each Borrower shall procure that the Spanish Pledgor:
(a)	shall at all times be and remain a wholly-owned Subsidiary of the Parent; and
(b)	will only sell or otherwise dispose of assets or inventory which are from time to time the subject of the Spanish Pledges to a Borrower.
24.32	Sensitive Zone
The Borrowers, when purchasing from suppliers in the Sensitive Zone, shall only enter into supply contracts with Approved Suppliers.  Such supply contracts shall systematically include a clause specifying compliance of both parties with Sanctions regardless of the whether these purchases are financed through the Facility or through any other means.

25.	Bank Accounts
25.1	Designation of Accounts
Each Borrower shall on or before the first Utilisation Date, open and maintain in its name the following bank accounts within the Amsterdam branch of the Account Bank:
(a)	a deposit account in Dollars designated "Facility Account"; and
(b)	a deposit account in Dollars designated "Collection Account", and each of the Company and ANNV shall on or before the first Utilisation Date open and maintain in its name with the Amsterdam branch of the Account Bank a deposit account in EURO designated Collection Account.
25.2	Collection Account
(a)	Each of the Collateral Management Agent and the relevant Borrower shall have signing rights on a Collection Account.
(b)	All payments to be made by any Obligor pursuant to any Facility shall be paid to the Collection Account in the relevant currency held by the relevant Borrower.
(c)
Each Borrower will procure that all receivables payable to it and all proceeds of any true sale of receivables or any discounting programme conducted by it shall be paid to the relevant Collection Account in the relevant currency held by the relevant Borrower.

(d)
Each Borrower shall by no later than 14:00 on each applicable day instruct the Collateral Management Agent to transfer amounts credited to the Collection Accounts to the relevant Facility Account to meet the Borrowers' payment obligations under Facility A and Facility B.

(e)	On each Monday and Thursday (or if any such day is not a Business Day, on the next Business Day) while there are any Outstandings in respect of Overdraft Facilities, and provided that:
(i)
there shall remain in aggregate in the Collection Accounts and/or the Facility Accounts following any application pursuant to this sub-clause (e) sufficient funds to meet the Borrowers' repayment obligations under Facility A and Facility B and in respect of Credit Instruments in each case which are scheduled to fall due in the next seven (7) days; and

(ii)	no Default is continuing,
the Company shall instruct the Collateral Management Agent to apply amounts credited to the Collection Accounts to meet the Borrowers' payment obligations under Overdraft Facilities:
(A)	on a pro-rata basis (with reference to outstanding Utilisations under Overdraft Facilities excluding Excess Overdraft Amounts) excluding Excess Overdraft Amounts; and
(B)	thereafter on a pro-rata basis (with reference to outstanding Excess Overdraft Amounts) in respect of Excess Overdraft Amounts.
The Borrowers' payment obligations to each Facility C Lender under Overdraft Facilities (and amounts to be paid hereunder) on each such date shall be ascertained and the payments implemented as follows:

Deadline on relevant date	Action required
10:00am
Facility C Lenders to notify the Facility Agent by email of their Facility C outstandings in respect of Overdraft Facilities as at close of business on the previous Business Day (the Lender Outstandings).

12:00 midday
Facility Agent to notify the Company and the Collateral Management Agent (with a copy to all Lenders (which may be made by posting on debt domain)) of the Lender Outstandings notified to it and the payments to be made to each Facility C Lender under this clause 25.2(e) (the Facility Agent's Notification).

13:00	Collateral Management Agent to confirm contents of the Facility Agent's Notification to the Company.
14:00	Company to instruct the payments in accordance with the Facility Agent's Notification (as approved by the Collateral Management Agent).

If a Facility C Lender fails to provide details of its Lender Outstandings in accordance with this clause 25.2(e), its outstandings for the purposes of calculating payments to be made under this clause 25.2(e) on the date in question shall be deemed to be such amount as the Company may certify in writing to the Facility Agent by no later than 12:00 midday on the relevant day (and if the Company does not provide any such certification then the relevant Facility C Lender's outstandings shall be deemed to be zero for such purpose).
(f)
If a Borrower does not instruct the making of any payments under and in accordance with clauses 25.2(d) and 25.2(e) the Collateral Management Agent shall be irrevocably authorised to apply amounts credited to the Collection Accounts or any of them to meet the Borrowers' payment obligations under any Facility.

(g)
The Collateral Management Agent shall be authorised upon the instruction of a Borrower to apply amounts credited to the Collection Accounts in discharge of Excess Overdraft Amounts in accordance with clause 6.10.

25.3	Withdrawals from Collection Account
(a)	Provided that:
(i)	no Default is continuing or would result from a withdrawal from a Collection Account;
(ii)
no notices have been issued in respect of Overdraft Facilities pursuant to clause
7.2 (Repayment of Overdraft Facilities) (unless all amounts payable under that clause following a Demand Repayment Date (as defined therein) have been repaid in full); and

(iii)	a withdrawal would not result in the Borrowing Base Amount being zero (0) or a negative number, funds standing to the credit of a Collection Account shall be freely available to the relevant Borrower.  The relevant Borrower shall make withdrawals (or allow amounts to be debited from the accounts) only after the Collateral Management Agent has confirmed that the provisions of this clause 25.3(a) have been satisfied in connection therewith.

(b)
Save as set out in clause 25.3(a), no Obligor may withdraw any amount from or allow any amount to be debited from a Collection Account (except in accordance with paragraph (d) of clause 25.2 (Collection Account)).

(c)	Without prejudice to clause 25.3(a), any funds which are available to a Borrower pursuant to clause 25.3(a) may:
(i)
be transferred to an account held with another Lender provided that such funds shall not be applied to a payment due to that Lender under the Finance Documents or under any bilateral agreement in connection with any Ancillary Facility or in connection with any Multi-Party TPA Agreement or FX Hedging Provider Hedging Agreement save as set out in clause 25.3(c)(ii);

(ii)
where a Borrower proposes to utilise additional Overdraft Facilities from a Facility C Lender but is unable to do so without contravening the conditions described in clause 5.3(ix), be paid by a Borrower to the relevant Facility C Lender in discharge of part of that Facility C Lender's existing Overdraft Facilities to the extent necessary to enable the further Utilisation to be made.

25.4	Facility Account
(a)	Each of the Collateral Management Agent and the relevant Borrower shall have signing rights on a Facility Account.
(b)	All Loans utilised by a Borrower under Facility A and Facility B shall be paid by the Facility Agent to the relevant Facility Account.
(c)	The Borrower irrevocably authorises the Facility Agent to apply amounts credited to the Facility Account to meet the Borrower's payment obligations under Facility A and Facility B.
25.5	Withdrawals from Facility Account
(a)	Provided that:
(i)	no Default is continuing or would result from a withdrawal from a Facility Account;
(ii)
no notices have been issued in respect of Overdraft Facilities pursuant to clause 7.2 (Repayment of Overdraft Facilities) (unless all amounts payable under that clause following a Demand Repayment Date (as defined therein) have been repaid in full); and

(iii)	a withdrawal would not result in the Borrowing Base Amount being zero (0) or a negative number, funds standing to the credit of a Facility Account shall be freely available to the relevant Borrower.  The relevant Borrower shall make withdrawals (or allow amounts to be debited from the accounts) only after the Collateral Management Agent has confirmed that the provisions of this clause 25.5(a) have been satisfied in connection therewith.
(b)
Save as set out in clause 25.5(a), no Obligor may withdraw any amount from or allow any amount to be debited from a Facility Account (except in accordance with paragraph (c) of clause 25.4 (Facility Account)).

26.	Events of Default
Each of the events or circumstances set out in this clause 26 is an Event of Default (save for clause 26.18 (Acceleration)).

26.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within three (3) Business Days of its due date.
26.2	Financial covenants and other obligations
(a)	Any requirement of clause 23 (Financial covenants) is not satisfied.
(b)	An Obligor, the Spanish Pledgor or any South African Pledge Counterparty does not comply with any provision of any Transaction Security Document.
(c)	A Borrower does not comply with clause 24.32 (Sensitive Zone).
(d)	An Obligor does not comply with clause Error! Reference source not found. (Disposals).
26.3	Other obligations
(a)
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 26.1 (Non-payment), clause 26.2 (Financial covenants and other obligations) and clause 24.9 (Application of FATCA)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the earlier of (i) the Facility Agent giving notice to the Company or relevant Obligor and (ii) the Company or an Obligor becoming aware of the failure to comply.

26.4	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made (save that this clause 26.4 shall not apply to clause 21.2(d) (Status)).
26.5	Cross default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency or currencies).

26.6	Insolvency
(a)	A member of the Group:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
26.7	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(iii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;
(iv)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or
(v)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.
(b)	Paragraph (a) shall not apply to:
(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; or
(ii)
the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group.

26.8	Creditors' process
Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of $5,000,000.
26.9	Unlawfulness and invalidity
(a)
It is or becomes unlawful for an Obligor, the Spanish Pledgor or any South African Pledge Counterparty to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)
Any obligation or obligations of any Obligor, the Spanish Pledgor or any South African Pledge Counterparty under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

26.10	Cessation of business
Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
26.11	Reporting
(a)
The Company fails to provide a Borrowing Base Report to the Collateral Management Agent when required pursuant to clause 22.9(a)(i) (Borrowing Base Report) and such failure is not remedied within two (2) Business Days.

(b)
The Company fails to provide a Cross-Check Borrowing Base Report to the Collateral Management Agent pursuant to clause 22.9(a)(b)(ii) (Borrowing Base Report) and such failure is not remedied within two (2) Business Days.

(c)	The Company fails to provide a Compliant Borrowing Base Report to the Collateral Management Agent when required pursuant to clause 22.11 (Deficient Borrowing Base Report).
(d)	In each period of twelve (12) Months commencing on the date of this Agreement and each anniversary thereof:
(i)	the Company is required to remedy a failure to provide a Borrowing Base Report in accordance with clause 26.11(a) on more than four (4) occasions;
(ii)	the Company is required to remedy a failure to provide a Cross-Check Borrowing Base Report in accordance with clause 26.11(b) on more than two (2) occasions;
(iii)	five (5) or more Deficient Borrowing Base Reports are provided to the Collateral Management Agent pursuant to this Agreement; or
(iv)	three (3) or more Deficient Cross-Check Borrowing Base Reports are provided to the Collateral Management Agent pursuant to this Agreement.
(e)	The Company provides two (2) consecutive Deficient Cross-Check Borrowing Base Reports to the Collateral Management Agent pursuant to this Agreement.

26.12	Audit qualification
The Auditors of the Group qualify the audited annual consolidated financial statements of the Parent.
26.13	Repudiation and rescission of agreements
An Obligor, the Spanish Pledgor or any South African Pledge Counterparty (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.
26.14	Accounts
Without the prior written consent of the Facility Agent on the instructions of all Lenders any Collection Account or Facility Account is closed or requested to be closed (other than in accordance with the terms of this Agreement).
26.15	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which have or are reasonably likely to have a Material Adverse Effect.
26.16	Expropriation
The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets or the shares in that member of the Group (including without limitation the displacement of all or part of the management of any member of the Group).
26.17	Material adverse change
Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.
26.18	Sanctions
Any Obligor or any other member of the Group:
(a)
becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person; or

(b)	fails to comply with any Sanctions.
26.19	Acceleration
On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:
(a)	cancel the Total Proposed Participations at which time they shall immediately be cancelled;
(b)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;
(d)	declare that cash cover in respect of each Credit Instrument is immediately due and payable at which time it shall become immediately due and payable;
(e)
declare that cash cover in respect of each Credit Instrument is payable on demand at which time it shall immediately become due and payable on demand by the Facility Agent on the instructions of the Majority Lenders;

(f)
declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(g)
declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

(h)
instruct the close-out of any hedging or clearing transactions which are the subject of a Multi-Party TPA Agreement or require the Borrowers to close out any FX Hedging Provider Hedging Transactions; and/or

(i)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Section 9
 Changes to Parties
27.	Changes to the Lenders
27.1	Assignments and transfers by the Lenders
Subject to this clause 27 and to clause 28 (Restriction on Debt Purchase Transactions), a Lender (the Existing Lender) may:
(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).
27.2	Conditions of assignment or transfer
(a)	The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:
(i)	to an Acceptable Bank;
(ii)	to a Lender or an Affiliate of a Lender; or
(iii)	made at a time when an Event of Default is continuing.
(b)
The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.
(d)	An assignment will only be effective on:
(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)
the performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)
receipt by the Facility Agent from the New Lender of a notarised power of attorney substantially in the form set out in Schedule 19 (Form of New Lender Spanish Power of Attorney) to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under the Spanish Pledges.  For the avoidance of doubt, all costs and expenses relating to the execution of the power of attorney in the form set out in Schedule 19 (Form of New Lender Spanish Power of Attorney) shall be borne by the entity granting such power of attorney.

(e)	A transfer will only be effective if the procedure set out in clause 27.5 (Procedure for transfer) is complied with.
(f)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 16 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (f) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility or to the extent that the payment under clause 15 (Tax Gross Up and Indemnities) relates to a FATCA Deduction.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee
Unless the Facility Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facility, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $2,000.
27.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Obligor;
(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other

Finance Party in connection with any Finance Document or the Transaction Security; and
(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Proposed Participation is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 27; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
27.5	Procedure for transfer
(a)
Subject to the conditions set out in clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once: (A) it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender; and (B) it has received from the New Lender a notarised power of attorney substantially in the form set out in Schedule 19 (Form of New Lender Spanish Power of Attorney) to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under the Spanish Pledges.  For the avoidance of doubt, all costs and expenses relating to the execution of the power of attorney in the form set out in Schedule 19 (Form of New Lender Spanish Power of Attorney) shall be borne by the entity granting such power of attorney.

(c)	Subject to clause 27.9 (Pro rata interest settlement), on the Transfer Date:
(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the Discharged Rights and Obligations);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Collateral Management Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Collateral Management Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(iv)	the New Lender shall become a Party as a Lender.
27.6	Procedure for assignment
(a)
Subject to the conditions set out in clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to clause 27.9 (Pro rata interest settlement), on the Transfer Date:
(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the Relevant Obligations) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.
(d)
Lenders may utilise procedures other than those set out in this clause 27.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to the Company
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.
27.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.
27.9	Pro rata interest settlement
(a)
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 27.5 (Procedure for transfer) or any assignment pursuant to clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and
(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this clause 27.9, references to Interest Period shall be construed to include a reference to any other period for accrual of fees.
28.	Restriction on Debt Purchase Transactions
28.1	Prohibition on Debt Purchase Transactions by the Group
The Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.
28.2	Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates
(a)	For so long as a Parent Affiliate:
(i)	beneficially owns a Proposed Participation; or

(ii)
has entered into a sub-participation agreement relating to a Proposed Participation or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:
(A)	the Majority Lenders; or
(B)	whether:
(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Proposed Participations; or
(2)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Proposed Participation shall be deemed to be zero; and such Parent Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Parent Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Proposed Participation).
(b)
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Parent Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part I of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:
(i)	is terminated; or
(ii)	ceases to be with a Parent Affiliate,
such notification to be substantially in the form set out in Part II of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).
(d)	Each Parent Affiliate that is a Lender agrees that:
(i)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)
in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

29.	Changes to the Obligors
29.1	Assignment and transfers by Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

Additional Borrowers
29.2
Subject to compliance with the provisions of clause 22.7 ("Know your customer" checks), the Company may request that any of its Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(a)	all the Lenders (or, in the case of a Subsidiary which would be a FATCA FFI or a US Tax Obligor if it became an Additional Borrower, all the Finance Parties) approve the addition of that Subsidiary;
(b)	the Company delivers to the Facility Agent a duly completed and executed Accession Letter;
(c)	the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;
(d)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and
(e)
the Facility Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

29.3
The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent).

Resignation of a Borrower
29.4	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.
29.5	The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:
(a)	the Majority Lenders have consented to the Company's request;
(b)
where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with clause 29.13 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect and the amount guaranteed by it as Guarantor is not decreased (and the Company has confirmed this is the case);

(c)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and
(d)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.
29.6
The Facility Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Facility Agent confirming the matters set out in paragraph 29.5(b) above and the Facility Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

Additional Guarantors
29.7	The Company shall procure that each member of the Group which is or becomes a Material Subsidiary (other than an Excluded Material Subsidiary) shall accede to this Agreement as an

Additional Guarantor within ten (10) Business Days of that entity becoming a Material Subsidiary.
29.8	If at any time:
(a)	the aggregate of the EBITDA of the Guarantors is less than 80% of the EBITDA of the Group taken as a whole
(b)	the aggregate of the Gross Assets of the Guarantors is less than 65% of the Gross Assets of the Group taken as a whole
(c)	the aggregate of the Current Assets of the Guarantors is less than 95% of the Current Assets of the Group taken as a whole, the Company shall immediately procure that additional members of the Group shall accede to this Agreement as Additional Guarantors so as to ensure that the EBITDA, Gross Assets and/or Current Assets of the Guarantors are no longer below the thresholds set out in this clause 29.8.
29.9	Notwithstanding the provisions of clauses 29.7 and 29.8, the Company may at any time request that any of its Subsidiaries (or any Subsidiaries of the Parent) become an Additional Guarantor.
29.10
The Company shall procure that each proposed Additional Guarantor pursuant to clauses 29.6 to 29.8 shall comply with the provisions of clause 22.7 ("Know your customer" checks).  An entity shall become an Additional Guarantor upon:

(a)	in the case of an entity which would be a FATCA FFI or a US Tax Obligor if it became an Additional Guarantor, all the Finance Parties approving the addition of that entity;
(b)	the Company delivering to the Facility Agent a duly completed and executed Accession Letter; and
(c)
the Facility Agent having received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

29.11
The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent).

Resignation of a Guarantor
29.12	The Company may request that a Guarantor (other than the Parent or the Company) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.
29.13	The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:
(a)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);
(b)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under clause 29.4 (Resignation of a Borrower);
(c)	all Lenders have consented to the Company's request; and
(d)	no payment is due from the Guarantor under this Agreement.

Compulsory resignation of FATCA FFIs and US Tax Obligors
29.14
If so directed by the Facility Agent (acting on the instructions of all Lenders), the Company shall procure that any Obligor which is a FATCA FFI or a US Tax Obligor shall resign as a Borrower or a Guarantor (as the case may be) prior to the earliest FATCA Application Date relating to any payment by that Obligor (or any payment by the Facility Agent which relates to a payment by that Obligor).  For the purposes of clause 29.13(c) (Resignation of a Guarantor) each Lender consents to the resignation of a Guarantor required pursuant to this clause 29.14.

Repetition of Representations
29.15
Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Section 10
 The Finance Parties
30.	Role of the Facility Agent, the Collateral Management Agent, the Arranger and Others
30.1	Appointment of the Facility Agent and the Collateral Management Agent
(a)	Each of the Arranger and the Lenders appoints the Facility Agent and the Collateral Management Agent to act as its agent under and in connection with the Finance Documents.
(b)
Each of the Arranger and the Lenders authorises the Facility Agent and the Collateral Management Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent and the Collateral Management Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Instructions
(a)	Each of the Facility Agent and the Collateral Management Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent or the Collateral Management Agent (as the case may be) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; or
(B)	in all other cases, the Majority Lenders; and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)
Each of the Facility Agent and the Collateral Management Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent and the Collateral Management Agent may refrain from acting unless and until they receive those instructions or that clarification.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent or the Collateral Management Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)
Each of the Facility Agent and the Collateral Management Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, each of the Facility Agent and the Collateral Management Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)
The Facility Agent and the Collateral Management Agent are not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, presentation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

30.3	Duties of the Facility Agent and the Collateral Management Agent
(a)	The duties of the Facility Agent and the Collateral Management Agent under the Finance Documents are solely mechanical and administrative in nature.
(b)
Subject to paragraph (c) below, each of the Facility Agent and the Collateral Management Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent or the Collateral Management Agent for that Party by any other Party.

(c)	Without prejudice to clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to the Company) paragraph (a) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)
Except where a Finance Document specifically provides otherwise, neither the Facility Agent and the Collateral Management Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent or the Collateral Management Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent or the Collateral Management Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Collateral Management Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)
The Facility Agent shall provide to the Company within five (5) Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Proposed Participations, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(h)
Each of the Facility Agent and the Collateral Management Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arrangers, the Co-Ordinator and the Documentation Bank shall not have any obligations of any kind to any other Party under or in connection with any Finance Document.

30.5	No fiduciary duties
(a)
Nothing in any Finance Document constitutes the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank and/or the Arranger as a trustee or fiduciary of any other person.

(b)
None of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.6	Business with the Group
The Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
30.7	Rights and discretions
(a)	Each of the Facility Agent and the Collateral Management Agent may
(i)
rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraphs (b) or (c) of clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates)) believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)	Each of the Facility Agent and the Collateral Management Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 26.1 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;
(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and
(iv)	no Notifiable Debt Purchase Transaction:
(A)	has been entered into;

(B)	has been terminated; or
(C)	has ceased to be with a Parent Affiliate.
(c)
Each of the Facility Agent and the Collateral Management Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Facility Agent and the Collateral Management Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to it (and so separate from any lawyers instructed by the Lenders) if it in its reasonable opinion deems this to be desirable.

(e)
Each of the Facility Agent and the Collateral Management Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by it or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Facility Agent and the Collateral Management Agent may act in relation to the Finance Documents through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by its gross negligence or wilful misconduct.
(g)
Unless a Finance Document expressly provides otherwise each of the Facility Agent and the Collateral Management Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank or an Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
The Facility Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Facility Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of clause 13.2 (Market Disruption).

(j)
Notwithstanding any provision of any Finance Document to the contrary, neither the Facility Agent nor the Collateral Management Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.8	Responsibility for documentation
None of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank or an Arranger is responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank, an Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into made or executed in anticipation of, under or in connection with any Finance Document;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.9	No duty to monitor
Neither the Facility Agent nor the Collateral Management Agent shall be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
30.10	Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent or the Collateral Management Agent, neither the Facility Agent nor the Collateral Management Agent will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent, in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
No Party (other than the Collateral Management Agent) may take any proceedings against any officer, employee or agent of the Collateral Management Agent, in respect of any claim it might have against the Collateral Management Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Collateral Management Agent may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(d)
Neither the Facility Agent nor the Collateral Management Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(e)	Nothing in this Agreement shall oblige the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank or an Arranger to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank or the Arrangers.
(f)
Without prejudice to any provision of any Finance Document excluding or limiting either the Facility Agent's or the Collateral Management Agent's liability, any liability of the Facility Agent or the Collateral Management Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or the Collateral Management Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent or the Collateral Management Agent at any time which increase the amount of that loss.  In no event shall the Facility Agent or the Collateral Management Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

30.11	Lenders' indemnity to the Facility Agent and the Collateral Management Agent
(a)
Each Lender shall (in proportion to its share of the Total Proposed Participations or, if the Total Proposed Participations are then zero, to its share of the Total Proposed Participations immediately prior to their reduction to zero) indemnify the Facility Agent and the Collateral Management Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent and the Collateral

Management Agent (as the case may be) (otherwise than by reason of the Facility Agent's and the Collateral Management Agent's (as the case may be) gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's and the Collateral Management Agent's (as the case may be) negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent or the Collateral Management Agent (as the case may be) in acting as Facility Agent or Collateral Management Agent under the Finance Documents (unless the Facility Agent or the Collateral Management Agent (as the case may be) has been reimbursed by an Obligor pursuant to a Finance Document).
(b)
Subject to paragraph (c) below, the Company shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent or the Collateral Management Agent pursuant to paragraph (a) above.

(c)
Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent or the Collateral Management Agent to an Obligor.

30.12	Resignation of the Facility Agent and the Collateral Management Agent
(a)
The Facility Agent and/or the Collateral Management Agent may resign and appoint one of their respective Affiliates acting through an office in the Netherlands as successor by giving notice to the Lenders and the Company.

(b)
Alternatively the Facility Agent and/or the Collateral Management Agent may resign by giving thirty (30) days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent and/or the Collateral Management Agent (as the case may be).

(c)
If the Majority Lenders have not appointed a successor Facility Agent and/or the Collateral Management Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Facility Agent and/or the Collateral Management Agent (as the case may be) (after consultation with the Company) may appoint a successor Facility Agent and/or Collateral Management Agent (as the case may be) (acting through an office in the Netherlands).

(d)
If the Facility Agent or the Collateral Management Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent or the Collateral Management Agent is entitled to appoint a successor under paragraph (c) above, it may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent or Collateral Management Agent to become a party to this Agreement in such capacity) agree with the proposed successor amendments to this clause 30 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent or Collateral Management Agent (as the case may be) consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's or Collateral Management Agent's normal fee rates and those amendments will bind the Parties.  Any amendments relating to matters which are not merely technical or administrative and/or relating to agency fees shall be subject to the prior consent of the Majority Lenders.

(e)
The retiring Facility Agent and/or Collateral Management Agent shall make available to the successor such documents and records and provide such assistance as the successor may reasonably request for the purposes of performing its functions as Facility Agent and/or Collateral Management Agent under the Finance Documents.  The Company shall, within three (3) Business Days of demand, reimburse the retiring Facility Agent and/or Collateral Management Agent for the amount of all costs and expenses

(including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(f)	The Facility Agent's or the Collateral Management Agent's resignation notice shall only take effect upon the appointment of a successor.
(g)
Upon the appointment of a successor, the retiring Facility Agent and/or Collateral Management Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of clause 17.3 (Indemnity to the Facility Agent and/or Collateral Management Agent) and this clause 30 (and any agency fees for the account of the retiring Facility Agent and/or Collateral Management Agent (as the case may be) shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Facility Agent shall resign in accordance with clause 30.12 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor pursuant to such clause) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under clause 15.7 (FATCA Information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to clause 15.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.
30.13	Replacement of the Facility Agent or Collateral Management Agent
(a)
After consultation with the Company, the Majority Lenders may, by giving thirty (30) days' notice to the Facility Agent or Collateral Management Agent (as the case may be) (or, in respect of the Facility Agent, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent or Collateral Management Agent (as the case may be) by appointing a successor.

(b)
The retiring Facility Agent or Collateral Management Agent (as the case may be) shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to its successor such documents and records and provide such assistance as the successor may reasonably request for the purposes of performing its functions as Facility Agent or Collateral Management Agent (as the case may be) under the Finance Documents.

(c)
The appointment of the successor Facility Agent or Collateral Management Agent (as the case may be) shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent or Collateral Management Agent (as the case may be).  As from this date, the retiring Facility Agent or Collateral Management Agent (as the case may be) shall be discharged from any further obligation in respect of the Finance

Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of clause 17.3 (Indemnity to the Facility Agent or Collateral Management Agent) and this clause 30 (and any agency fees for the account of the retiring Facility Agent or Collateral Management Agent (as the case may be) shall cease to accrue from (and shall be payable on) that date).
(d)
Any successor Facility Agent or Collateral Management Agent (as the case may be) and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.14	Confidentiality
(a)
In acting as agent for the Finance Parties, the Facility Agent and Collateral Management Agent (as the case may be) shall be regarded as acting through its agency or collateral management division (as applicable), which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Facility Agent or Collateral Management Agent (as the case may be), it may be treated as confidential to that division or department and the Facility Agent or Collateral Management Agent (as the case may be) shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank nor the Arrangers is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Relationship with the Lenders
(a)
Subject to clause 27.9 (Pro rata interest settlement), each of the Facility Agent and Collateral Management Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent or Collateral Management Agent (as the case may be) principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).
(c)
Any Lender may by notice to the Facility Agent and Collateral Management Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 36.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that

Lender for the purposes of clause 36.2 (Addresses) and paragraph (a)(ii) of clause 36.6 (Electronic communication) and the Facility Agent and Collateral Management Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
30.16	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent, the Collateral Management Agent, the Documentation Bank and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)
the adequacy, accuracy or completeness of the Information Memorandum, the Reports and any other information provided by the Facility Agent, the Collateral Management Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.17	Compliance appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any compliance issues, each Lender confirms to the Facility Agent and the Collateral Management Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all compliance related risks arising under or in connection with any activities of the Obligors, the Spanish Pledgor and the South African Pledge Counterparties including but not limited to:
(a)	activities in the Sensitive Zones;
(b)	any Utilisation of an Ancillary Facility by a Facility C Lender affected by compliance related matters; and
(c)
the adequacy, accuracy or completeness of any information the Facility Agent or the Collateral Management Agent may (but has no obligation to) communicate to a Lender in relation to a counterparty (whether supplier or purchaser), products, origins or nature of a transaction.

30.18	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.
30.19	Facility Agent's and Collateral Management Agent's management time
(a)
Any amount payable to the Facility Agent or the Collateral Management Agent under clause 17.3 (Indemnity to the Facility Agent or Collateral Management Agent), clause 19 (Costs and expenses) and clause 30.11 (Lenders' indemnity to the Facility Agent and the Collateral Management Agent) shall include the cost of utilising the Facility Agent's or Collateral Management Agent's (as the case may be) management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent or the Collateral Management Agent (as the case may be) may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Facility Agent or the Collateral Management Agent under clause 14 (Fees).

(b)
Any cost of utilising the Facility Agent's or Collateral Management Agent's (as the case may be) management time or other resources shall include, without limitation, any such costs in connection with clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates).

30.20	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent or the Collateral Management Agent under the Finance Documents the Facility Agent or the Collateral Management Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent or the Collateral Management Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
31.	The Security Agent
31.1	Security Agent as trustee
(a)
The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.  For the purpose of the Moroccan Pledge, the Security Agent is irrevocably appointed by the Secured Parties as their agent for the purpose of executing the Moroccan Pledge, and to register, manage and enforce the Moroccan Pledge on the terms of this clause 31.

(b)
Each of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank, the Arrangers and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents and any Multi-Party TPA Agreement together with any other incidental rights, powers, authorities and discretions.

31.2	Parallel debt (Covenant to pay the Security Agent)
(a)
Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Obligors to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Obligor, to preserve its entitlement to be paid that amount.

(b)
The Security Agent shall have its own independent right to demand payment of the amounts payable by the Obligors under this clause 31.2 irrespective of any discharge of the Obligor's obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Obligor, to preserve their entitlement to be paid those amounts.

(c)
Any amount due and payable by an Obligor to the Security Agent under this clause 31.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Obligors to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this clause 31.2.

31.3	Enforcement through Security Agent only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.
If any Secured Party (other than the Security Agent) is a party to any of the Spanish Pledges it shall promptly upon being requested by the Facility Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Spanish Pledges.
31.4	Instructions
(a)	The Security Agent shall:
(i)
subject to paragraphs (d) and (e) below exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Lenders (or the Facility Agent on their behalf);

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if this Agreement stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in this Agreement;
(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action; or

(iii)
in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, clauses 31.7 (No duty to account) to clause 31.12 (Exclusion of liability), clause 31.15 (Confidentiality) to clause 31.21 (Custodians and nominees) and clause 31.24 (Acceptance of title) to clause 31.28 (Disapplication of Trustee Acts).

(e)
The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

(f)
Without prejudice to the provisions of the remainder of this clause 31.4, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

31.5	Duties of the Security Agent
(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	The Security Agent shall promptly:
(i)	forward to the Facility Agent a copy of any document received by the Security Agent from any Obligor, the Spanish Pledgor or any South African Pledge Counterparty under any Finance Document; and
(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
31.6	No fiduciary duties to Obligors
Nothing in this agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.
31.7	No duty to account
The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.
31.8	Business with the Group
The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.9	Rights and discretions
(a)	The Security Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received actual notice of revocation, that those instructions have not been revoked; and
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security trustee for the Secured Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)	any notice made by the Company is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Facility Agent) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Secured Party) and shall not be responsible or liable for any losses to any person, any diminution in value or any liability arising as a result of its so relying.

(f)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct.
(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.
(h)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.10	Responsibility for documentation
None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.11	No duty to monitor
The Security Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any event specified in any Finance Document has occurred.
31.12	Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, diminution in value or liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party, on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.
(d)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss.  In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.
31.13	Lenders' indemnity to the Security Agent
(a)
Each Lender shall (in the proportion that its Proposed Participations bear to the Total Proposed Participations for the time being (or, if the Total Proposed Participations are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Company shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
31.14	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.
(b)	Alternatively the Security Agent may resign by giving thirty (30) days' notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Security Agent.
(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)
The retiring Security Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.  The Company shall, within three (3) Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:
(i)	the appointment of a successor; and
(ii)	the transfer of all the Transaction Security to that successor.
(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of clause 31.26 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this clause 31 and clause 17.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.
(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above.

31.15	Confidentiality
(a)
In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

31.16	Information from the Lenders
Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.
31.17	Credit appraisal by the Secured Parties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.18	Reliance and engagement letters
The Security Agent may obtain and rely on any certificate or report from any Obligor's auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor's liability and the extent to which that certificate or report may be relied on or disclosed).
31.19	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:
(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor or the Spanish Pledgor to any of the Charged Property;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Obligor or the Spanish Pledgor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Transaction Security Document.
31.20	Insurance by Security Agent
(a)	The Security Agent shall not be obliged:
(i)	to insure any of the Charged Property;
(ii)	to require any other person to maintain any insurance; or
(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document.
and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.
(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request.

31.21	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

31.22	Delegation by the Security Agent
(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it as Security Agent, Receiver or Delegate.

(b)
That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
The Security Agent, Receiver or Delegate shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

31.23	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Company and the Lenders of that appointment.
(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

31.24	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor or the Spanish Pledgor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor or the Spanish Pledgor to remedy, any defect in its right or title.
31.25	Releases
Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) release, without recourse or warranty, that property from the Transaction Security, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.
31.26	Winding up of trust
If the Security Agent, with the approval of the Facility Agent, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and
(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:
(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii)
any Security Agent which has resigned pursuant to clause 31.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

31.27	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.
31.28	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.
31.29	Order of Application
All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents, under clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:
(a)
in discharging pro rata and pad passu any sums owing to the Security Agent (in its capacity as such) (other than pursuant to clause 31.2 (Parallel debt (Covenant to pay the Security Agent)), any Receiver or any Delegate;

(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge pro rata and pari passu of all sums due and payable by any Obligor, the Spanish Pledgor or any South African Pledge Counterparty to such parties under any of the Finance Documents in accordance with clause 34.6 (Partial payments);

(c)
if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution pro rata to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.

31.30	Investment of proceeds
Prior to the application of the proceeds of the Transaction Security in accordance with clause 31.29 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any Acceptable Bank (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of clause 31.29 (Order of Application).
31.31	Currency conversion
(a)
For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
31.32	Permitted Deductions
The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).
31.33	Good discharge
(a)
Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Facility Agent in the same currency as that in which any Unpaid Sum is denominated.
31.34	Amounts received by Obligors
If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.
31.35	Application and consideration
In consideration for the covenants given to the Security Agent by each Obligor in relation to clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this clause 31.

32.	Conduct of Business by the Finance Parties
32.1	No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
32.2	Each Facility C Lender agrees with the other Finance Parties that it will not without the prior written consent of the Facility Agent:
(a)
request, demand or accept repayment in respect of any Ancillary Facility or accept any payment in respect thereof directly from an Obligor, the Spanish Pledgor or any South African Pledge Counterparty; or

(b)
exercise any rights of set-off, combination of accounts or other remedy against any Obligor, the Spanish Pledgor or any South African Pledge Counterparty or allow to exist or receive the benefit of any Security, guarantee or other assurance against loss otherwise than pursuant to the Finance Documents, and each Facility C Lender agrees that any payments received by it otherwise than in accordance with clause 34 (Payment mechanics) or recoveries by way of set-off, in each case from the Obligors, the Spanish Pledgor or any South African Pledge Counterparty, shall be held by it for the benefit of all Finance Parties and applied in accordance with clause 33 (Sharing among the Finance Parties).
32.3
Each Lender agrees with the other Finance Parties that it will on each Monday (or if such date is not a Business Day, on the next Business Day) falling in the week after the date of issue of a scheduled Borrowing Base Report in accordance with clause 22.9(a)(b)(i) (being every two weeks) until all Availability Periods have expired deliver to the Facility Agent (with a copy to the Collateral Management Agent) a utilisation report in the form set out in Schedule 21 (Form of Lender utilisation report).

33.	Sharing among the Finance Parties
33.1	Payments to Finance Parties
Subject to clauses 6.10 (Overdraft Limits) and 25.3(c) (Withdrawals from the Collection Account) and to paragraph (b) below, if a Finance Party (each a Recovering Party) receives or recovers any amount from an Obligor, the Spanish Pledgor or any South African Pledge Counterparty (or from a third party in respect of an obligation owing to it by an Obligor) other than in accordance with clause 34 (Payment mechanics) (including any amounts under any bilateral agreement in connection with any Ancillary Facility or in connection with any Multi-Party TPA Agreement, FX Hedging Provider Hedging Agreement or Deed of Undertaking) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents or under any bilateral agreement in connection with any Ancillary Facility or in connection with any Multi-Party TPA Agreement or FX Hedging Provider Hedging Agreement then:
(a)	the Recovering Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with clause 34

(Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
(c)
the Recovering Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Party as its share of any payment to be made, in accordance with clause 34.6 (Partial payments).

33.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Party) (the Sharing Parties) in accordance with clause 34.6 (Partial payments) towards the obligations of that Obligor to the Sharing Parties.
33.3	Recovering Party's rights
On a distribution by the Facility Agent under clause 33.2 (Redistribution of payments) of a payment received by a Recovering Party from an Obligor, as between the relevant Obligor and the Recovering Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
33.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Party becomes repayable and is repaid by that Recovering Party, then:
(a)
each Sharing Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Party for its proportion of any interest on the Sharing Payment which that Recovering Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
33.5	Exceptions
(a)	This clause 33 shall not apply to the extent that the Recovering Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.
(b)	A Recovering Party is not obliged to share with any other Finance Party any amount which the Recovering Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified the other Finance Party of the legal or arbitration proceedings; and
(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11
 Administration
34.	Payment mechanics
34.1	Payments to the Facility Agent
(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

(c)	For the avoidance of doubt, each Obligor agrees that it shall not (without the prior written consent of the Facility Agent) make any payment under any of the Facilities directly to a Lender.
34.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 34.3 (Distributions to an Obligor) and clause 34.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).
34.3	Distributions to an Obligor
The Facility Agent may (with the consent of the Obligor or in accordance with clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
34.4	Clawback and pre-funding
(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Facility Agent; and
(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Impaired Agent
(a)
If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with clause 34.1 (Payments to the Facility Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or
(ii)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount directly to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.
(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)
A Party which has made a payment in accordance with this clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Facility Agent in accordance with clause 30.13 (Replacement of the Facility Agent or Collateral Management Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 34.2 (Distributions by the Facility Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)	that it has not given an instruction pursuant to paragraph (d) above; and
(ii)	that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
34.6	Partial payments
(a)	If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:
(i)
first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank or the Security Agent under those Finance Documents;

(ii)
secondly, in or towards payment to the Finance Parties pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents (excluding interest, fees or commissions attributable to Excess Overdraft Amounts);

(iii)	thirdly, in or towards payment to the Finance Parties pro rata of any principal (excluding any Excess Overdraft Amounts) due but unpaid under those Finance Documents;
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (other than interest, fees, commissions or principal attributable to Excess Overdraft Amounts); and
(v)	fifthly, in or towards payment pro rata of any interest, fees, commissions or principal attributable to Excess Overdraft Amounts.
(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
34.7	Set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
34.8	Business Days
(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
34.9	Currency of account
(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)	A repayment of a Utilisation or a part of a Utilisation shall be made in the currency in which that Utilisation is denominated on its due date.
(c)	Each repayment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)	Any amount expressed to be payable in a currency other than Base Currency shall be paid in that other currency.

34.10	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency, with the intention of putting the Obligors and the Finance Parties in the same position as if the change had not occurred.

34.11	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:
(a)
the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 40 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 34.11; and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
35.	Set-Off
Without prejudice to clause 32.2, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
36.	Notices
36.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
36.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)	in the case of each Obligor, as follows:
10, Akti Kondili
Piraeus 185 45
 Greece

Fax: +30 210 45 86 271

Attention: Mr Spyros Fokas

(b)	in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and
(c)	in the case of the Facility Agent, the Collateral Management Agent or the Security Agent, as follows:
ABN AMRO Bank N.V.
Agency Syndicated Loans
Att: Leo van der Knaap — HQ 8042
Gustav Mahlerlaan 10
PP Amsterdam
The Netherlands

Tel: +31 (0)20 628 8294

 Fax: +31 (0)20 628 6985,

(d)	in the case of the Collateral Management Agent, as follows:
ABN AMRO Bank N.V.
Credit & Collateral Management
Att: Afag Alikhanova - HQ0051
Gustav Mahlerlaan 10
PP Amsterdam
The Netherlands

Tel.: +31 (0)10 401 5332

Fax.: +31 (0)20 343 3908

 and/or
ABN AMRO Bank N.V.

Credit & Collateral Management
Att: Wendy See - HQ0051
Gustav Mahlerlaan 10
PP Amsterdam
The Netherlands

Tel.: +31 (0)10 401 5641

 Fax.: +31 (0)20 343 3908

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days' notice.
36.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 36.2 (Addresses), if addressed to that department or officer.
(b)
Any communication or document to be made or delivered to the Facility Agent, the Collateral Management Agent or the Security Agent will be effective only when actually received by the Facility Agent, the Collateral Management Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or Collateral Management Agent's or Security Agent's signature below (or any substitute department or officer as the Facility Agent, the Collateral Management Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent.
(d)	Any communication or document made or delivered to the Company in accordance with this clause 36.3 will be deemed to have been made or delivered to each of the Obligors.
(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.
36.5	Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Facility Agent has been appointed.

36.6	Electronic communication
(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days' notice.
(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent, Collateral Management Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent, Collateral Management Agent or Security Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
36.7	Use of websites
(a)
The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the Designated Website) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the Company and the Facility Agent.
If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall at its own cost supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.
(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Company notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall at its own cost comply with any such request within ten (10) Business Days.

36.8	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	Calculations and Certificates
37.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
37.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
37.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
38.	Partial Invalidity
If, at any time, any provision of a Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.  In particular, the making of an Overdraft Facility pursuant to clause 6.11 (Payments under Multi-Party TPA Agreements) or clause 6.12 (Payments under FX Hedging Provider Hedging Agreements) shall not be construed as a waiver of any default, right, remedy or condition under any Finance Document.
40.	Amendments and Waivers
40.1	Required consents
(a)
Subject to clause 40.2 (All Lender matters) and clause 40.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 40.
(c)
Without prejudice to the generality of paragraphs (c), (d) and (e) of clause 30.7 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment or waiver under this Agreement.

(d)
Each Obligor agrees to any such amendment or waiver permitted by this clause 40 which is agreed to by the Company.  This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

40.2	All Lender matters
(a)	An amendment or waiver that has the effect of changing or which relates to:
(i)	the definitions of Approved Suppliers, Majority Lenders, Prohibited Person, Sanctions, Sanctions Auhority or Sanctions List in clause 1.1 (Definitions);
(ii)	an extension to the date of payment of any amount under the Finance Documents (other than in relation to clause 9 (Mandatory prepayment and cancellation));
(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(iv)	a change in currency of payment of any amount under the Finance Documents;
(v)
an increase in any Proposed Participation or the Total Proposed Participations, an extension of the Availability Period or any requirement that a cancellation of Proposed Participations reduces the Proposed Participations rateably;

(vi)	a change to a Borrower or Guarantors;
(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)
clause 2.2 (Finance Parties' rights and obligations), clause 9 (Mandatory prepayment and cancellation), clause 22.16 (Proof of Origin), clause 27 (Changes to the Lenders), this clause 40, the governing law of any Finance Document or clause 44.1 (Jurisdiction of English courts);

(ix)	the nature or scope of:
(A)	the guarantee and indemnity granted under clause 20 (Guarantee and Indemnity);
(B)	the Charged Property; or
(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or
(x)
subject to clause 40.5 (Release of non-eligible receivables by the Security Agent), the release of any guarantee and indemnity granted under clause 20 (Guarantee and Indemnity) or of any Transaction Security,

shall not be made, or given, without the prior consent of all the Lenders.
40.3	Other exceptions
An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank, the Arrangers, the Security Agent or a TPA Counterparty or FX Hedging Provider (each in their capacity as such) may not be effected without the consent of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank, the Arrangers, the Security Agent, the FX Hedging Provider or, as the case may be, the TPA Counterparty.
40.4	Excluded Proposed Participations
If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within thirty (30) Business Days of that request being made (unless the Company and the Facility Agent agree to a longer time period in relation to any request):
(a)
its Proposed Participation shall not be included for the purpose of calculating the Total Proposed Participations when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Proposed Participations has been obtained to approve that request; and

(b)
its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders (including, for the avoidance of doubt, all the Lenders) has been obtained to approve that request.

40.5	Release of non-eligible receivables by the Security Agent
Notwithstanding any other provision of any Finance Document, the Security Agent may in its sole discretion, and is hereby (without any further confirmation or instruction required) authorised to, execute a release from the Transaction Security from time to time of trade receivables which are not or have ceased to be Eligible Receivables and which have a face value in an amount which is less than USD500,000 per receivable.  The Security Agent (or the Facility Agent) shall notify the Lenders of any release made pursuant to this clause.

41.	Confidentiality
41.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 41.2 (Disclosure of Confidential Information) and clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
41.2	Disclosure of Confidential Information
Any Finance Party may disclose:
(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, insurers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent, Collateral Management Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of clause 30.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 27.8 (Security over Lenders' rights);

(viii)	who is a Party; or
(ix)	with the consent of the Company;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

41.3	Disclosure to numbering service providers
(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors, the Spanish Pledgor and the South African Pledge Counterparties;
(ii)	country of domicile of Obligors, the Spanish Pledgor and the South African Pledge Counterparties;
(iii)	place of incorporation of Obligors, the Spanish Pledgor and the South African Pledge Counterparties;
(iv)	date of this Agreement;

(v)	clause 43 (Governing Law);
(vi)	the names of the Facility Agent, the Collateral Management Agent, the Co-Ordinator, the Documentation Bank and the Arrangers;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amount of Total Proposed Participations;
(ix)	currency of the Facility;
(x)	type of Facility;
(xi)	ranking;
(xii)	Termination Date;
(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and
(xiv)	such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Facility Agent shall notify the Company and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.
41.4	Entire agreement
This clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
41.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:
(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 41.
41.7	Continuing obligations
The obligations in this clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:
(a)
the date on which all amounts payable by the Obligors, the Spanish Pledgor and the South African Pledge Counterparties under or in connection with the Finance Documents have been paid in full and all Proposed Participations have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
42.	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12
 Governing Law and Enforcement
43.	Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
44.	Enforcement
44.1	Jurisdiction of English courts
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)
This clause 44.1 is for the benefit of the Finance Parties and Secured Parties only.  As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)
irrevocably appoints Portland Place Nominees Limited of do Riches & Company, 34 Anyards Road, Cobham, Surrey KT11 2LA as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within three (3) days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

45.	Bail-in Clause
45.1	Contractual Recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and;
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
 The Original Parties
Part I
 The Obligors
Name of Original Borrowers	Registration number (or equivalent, if any)	Original Jurisdiction
Aegean Marine Petroleum S.A.	C-76656	Liberia
Aegean Petroleum International Inc.	28486	Marshall Islands
Aegean NWE N.V.	8E412.527.142	Belgium

Name of Original Guarantors	Registration number (or equivalent, if any)	Original Jurisdiction
Aegean Marine Petroleum Network Inc.	14958	Marshall Islands
Aegean Marine Petroleum S.A.	C-76656	Liberia
Aegean Petroleum International Inc.	28486	Marshall Islands
Aegean NWE N.V.	8E412.527.142	Belgium

Note: this Schedule 1 identifies the original Obligors and does not list any Additional Borrowers or Additional Guarantors.

Part II
 The Original Lenders

Name of Original Lender	Facility A Proposed Participation ($)	Facility B Proposed Participation ($)	Facility C Proposed Participation ($)	Total ($)

ABN AMRO Bank N.V.	34,060,000	12,430,436	138,509,564	185,000,000
BNP Paribas (Suisse) SA	19,060,000	12,430,435	118,509,565	150,000,000
KBC Bank NV	12,500,000	8,152,174	79,347,826	100,000,000
Natixis	12,500,000	8,152,174	79,347,826	100,000,000
Coöperatieve Rabobank U.A.	10,000,000	6,521,739	63,478,261	80,000,000
ING Belgium, Brussels, Geneva Branch	9,375,000	6,114,130	59,510,870	75,000,000
Société Générale	9,375,000	6,114,130	59,510,870	75,000,000
Belfius Bank NV/SA	7,500,000	4,891,304	47,608,696	60,000,000
National Bank of Greece SA	6,250,000	4,076,087	39,673,913	50,000,000
Credit Suisse AG	6,250,000	4,076,087	39,673,913	50,000,000
Mashreqbank PSC	25,000,000	-	25,000,000	50,000,000
Emirates NBD PJSC, London Branch	3,130,000	2,041,304	19,828,696	25,000,000
Total	155,000,000	75,000,000	770,000,000	1,000,000,000

Schedule 2
 Conditions precedent
Part I
 Conditions precedent to initial Utilisation
1.	Obligors
(a)	A copy of the constitutional documents of each Obligor and the Spanish Pledgor.
(b)	A copy of a signed resolution of the board of directors of each Obligor and the Spanish Pledgor:
(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;
(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.
(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.
(d)
A copy of a resolution signed by all the holders of the issued shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Guarantor is a party.

(e)	If required, a copy of a resolution of the board of directors of each corporate shareholder of each Guarantor approving the terms of the resolution referred to in paragraph (d) above.
(f)
A certificate of each Obligor and the Spanish Pledgor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Proposed Participations would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(g)
A certificate of an authorised signatory of the Company or other relevant Obligor and the Spanish Pledgor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(h)	A certificate of good standing in respect of each of the Parent, the Company and API I.
(i)	Evidence of the authority of Horizon Tangiers Terminal S.A. to execute the Moroccan Pledge.
2.	Finance Documents and Multi-Party TPA Agreements
(a)	This Agreement executed by the Obligors party to this Agreement.
(b)	The Fee Letters duly executed by each party.

(c)	Any Stock Monitoring Agreement required pursuant to clause 22.17 (Inspection and Management in Sensitive Zones).
(d)
At least two originals of the documents referred to in paragraphs (a)-(g) of the definition of Transaction Security Documents (other than those listed as conditions subsequent in clause 24.23(c) (Conditions subsequent) and those referred to in clause 24.23(d) (Conditions subsequent)), duly executed by each party.

(e)	A copy of all notices required to be sent under the Transaction Security Documents referred to in paragraph (d) above, executed by the Borrower, duly acknowledged by the addressee.
(f)
A copy of the acknowledgement of Deutsche Bank AG, New York Branch under the Company's Security Agreement containing the consent of Deutsche Bank AG, New York Branch to the assignment by the Company of monies payable to it under the Deutsche Bank Facility.

(g)
Evidence, satisfactory to the Facility Agent, that all steps have been taken in any relevant jurisdiction (other than Spain and Morocco) to perfect any Security created by the Transaction Security Documents.

3.	Insurance
(a)	Copies of all insurances required to be maintained by the Borrowers and the Spanish Pledgor in respect of assets included or capable of being included in the Borrowing Base.
(b)
A letter from WILLIS Limited, 51 Line Street, London EC3M 7DQ, UK, as insurance broker, dated no earlier than the date of this Agreement addressed to the Facility Agent, the Arrangers, the Security Agent and the Lenders listing the insurance policies of the Borrowers and the Spanish Pledgor and confirming that they are on risk and that the insurance for Borrowers and the Spanish Pledgor at the date of this Agreement are at a level acceptable to the Majority Lenders and covering appropriate risks for the business carried out by Borrowers and the Spanish Pledgor and otherwise confirming compliance by the Borrowers with the insurance requirements of this Agreement.

4.	Accounts
A letter from the Account Bank to the Facility Agent confirming the opening of each Facility Account and each Collection Account and specifying the account name, account number and the name and address of the bank where each such account is held.
5.	Legal opinions
The following legal opinions, each addressed to the Facility Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility.
(a)	A legal opinion of the following legal advisers to the Facility Agent and Arrangers:
(i)	Norton Rose Fulbright LLP as to English law;
(ii)	Garrigues as to Spanish law;
(iii)	Norton Rose Fulbright Morocco SARL as to Moroccan law;
(iv)	Koan as to Belgian law;
(v)	Norton Rose Fulbright as to Dutch law;
(vi)	Fulbright & Jaworski LLP as to Marshall Islands law;

(vii)	Fulbright & Jaworski LLP as to Liberian law; and
(viii)	Norton Rose Fulbright LLP as to German law,
each substantially in the form distributed to the Original Lenders prior to signing this Agreement.
(b)
If an Obligor is incorporated in a jurisdiction other than those referred to in paragraph (a) above, a legal opinion of the legal advisers to the Arrangers in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

6.	Other documents and evidence
(a)	Evidence that any process agent referred to in clause 44.2 (Service of process), if not an Obligor, has accepted its appointment.
(b)	The Group Structure Chart.
(c)	A copy, certified by an authorised signatory of the Company to be a true copy, of the Original Financial Statements of each Obligor.
(d)	A letter of engagement with the Finance Parties and Secured Parties from the Auditors of the Group which will be providing Compliance Certificates.
(e)
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(f)
Evidence that the fees, costs and expenses then due from the Company pursuant to clause 14 (Fees), clause 15.5 (Stamp taxes) and clause 19 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(g)	A copy of any waiver required under any existing loan facilities of any Group member in connection with the entry into of the Finance Documents.
(h)	A risk management policy as mandated by management in form and substance acceptable to the Lenders.
(i)
Evidence that each Material Subsidiary (other than an Excluded Material Subsidiary) has executed this Agreement as a Guarantor and that no additional Guarantors are required to accede to this Agreement pursuant to clause 29.8 (Additional Guarantors).

(j)	Evidence that each Finance Party has satisfied its "know-your-customer" requirements in connection with the transactions contemplated by this Agreement.
(k)	An overview of existing security and existing indebtedness, to the extent not refinanced or released by the Facilities.
(l)
Evidence (in the form of deeds of release executed by the beneficiary of the security or such other form as the Facility Agent may require acting on the advice of legal counsel) that immediately following the making of the Utilisation any existing Security granted by any member of the Group in respect of Financial Indebtedness of any Group member (other than the Facilities) which relates to assets which may be included in the Borrowing Base and secured by the Transaction Security are released in full (including without limitation any Security in respect of the assets secured by the Moroccan Pledges, the Spanish Pledges and the Security Agreement and any floating charges or Security of similar general application in any jurisdiction) provided that any receivables which are secured in favour of third parties and which relate to transactions which are the subject of undischarged letters of credit issued by such third parties need not be released until the date specified in clause 24.23(e) (Conditions subsequent).
(m)	An overview of existing loans and guarantees.
(n)	A copy of the Compliance Policy acceptable to the Lenders.
(o)	A copy of the Group's hedging policy in the form approved by all Lenders.

Part II
 Conditions precedent required to be delivered by an Additional Obligor
1.	An Accession Letter, duly executed by the Additional Obligor and the Company.
2.	A copy of the constitutional documents of the Additional Obligor.
3.
Originals of any Transaction Security Documents to be entered into by an Additional Borrower as required by the Facility Agent (acting on the instructions of the Majority Lenders) together with such legal opinions as the Facility Agent (acting on the instructions of the Majority Lenders) shall require in connection therewith.

4.	A copy of a resolution of the board of directors of the Additional Obligor:
(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;
(b)	authorising a specified person or persons to execute the Accession Letter on its behalf;
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents.
5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.
6.
A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.
A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Proposed Participations would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9.
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10.	If available, the latest audited financial statements of the Additional Obligor.
11.	A legal opinion of Norton Rose Fulbright, legal advisers to the Arrangers and the Facility Agent in England.
12.
If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Arrangers and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated or, as the case may be, the jurisdiction of the governing law of that Finance Document.

13.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

Part III
Conditions precedent required to be delivered in connection
 with Sensitive Zones
The Facility Agent shall have entered into a valid Stock Monitoring Agreement (in respect of floating storage) and a Collateral Management Agreement (in respect of inland storage) (as applicable) with the parties thereto and the relevant Borrowers shall have provided to the Facility Agent such security documents and related legal opinions as may be required by, and in a form and substance satisfactory to, the Facility Agent (acting on the instructions of all Lenders) in respect of the relevant part of the Sensitive Zone.

Schedule 3
Utilisation Request

 Part A: Loans
From:	[Aegean Marine Petroleum S.A.] [Borrower]
To:	ABN AMRO Bank N.V. as Facility Agent
Copy:	ABN AMRO Bank N.V. as Collateral Management Agent

Dated:

Dear Sirs

Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1.
We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to make a Utilisation on the following terms:
(a)	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day)
(b)	Borrower: [ ]
(c)	Facility to be utilised: Facility [A/B]
(d)	Amount: [ ] or, if less, the Available Facility
(e)	Currency of Loan: [dollars/euro]
(f)	Interest Period: [ ]
(g)	[Term or Expiry Date: [ ]]
3.	We confirm that:
(a)	each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request; and
(b)	each of the requirements set out in clauses 5.4(c) - (e) (Currency and amount) are correct as at the date of this Utilisation Request and will be correct on the Utilisation Date.
4.	The proceeds of this Loan should be credited to [account].
5.	This Utilisation Request is irrevocable.
Yours faithfully
________________________________________________
 authorised signatory for
[the Company on behalf of [insert name of Borrower]]/ [insert name of Borrower]

Part B: Ancillary Facilities

From:	[Aegean Marine Petroleum S.A.] [Borrower]
To:	[ ] as Facility C Lender
Copy:	ABN AMRO Bank N.V. as Collateral Management Agent

Dated:

Dear Sirs

Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1.
We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to make a Utilisation on the following terms:
(a)	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day)
(b)	Borrower: [ ]
(c)	Facility to be utilised: Facility C
(d)	Proposed Facility C Lender: [ ]
(e)	Amount: [ ] or, if less, the Available Facility
(f)	[Beneficiary: [ ]]
(g)	[Term or Expiry Date: [ ]]
(h)	[Delivery Instructions]
3.	We confirm that:
(a)	each condition specified in clause 4.2 (Further conditions precedent) and 5.9 (Issue or entry into of Ancillary Facilities) is satisfied on the date of this Utilisation Request; and
(b)	each of the requirements set out in clauses 5.4(c) - (e) (Currency and amount) are correct as at the date of this Utilisation Request and will be correct on the Utilisation Date.
4.	This Utilisation Request is irrevocable.
Yours faithfully
_________________________________________
 authorised signatory for
[the Company on behalf of [insert name of Borrower]]/ [insert name of Borrower]

Schedule 4
Mandatory Cost formula
1.
The Mandatory Cost is an addition to the interest rate to compensate the Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On, or as soon as possible after, the first day of each Interest Period, the Lenders shall calculate, expressed as a percentage rate per annum, their Mandatory Cost in accordance with the following paragraphs.

3.
The Mandatory Cost when a Lender lend from an office in any member state of the European Community that has adopted or adopts the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union will be the percentage (expressed as a per annum rate) which is its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4.	The Mandatory Cost in relation to the Loans or an unpaid amount when a Lender lends from a office in the United Kingdom will be calculated as follows:
Ex 0.01          per cent per annum.
 300
Where:
E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this schedule:
(a)	Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)
Fees Rules means the rules on periodic fees contained in the Financial Conduct Authority Fees Manual and the Prudential Regulation Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
Fee Tariffs means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	Tariff Base has the meaning give to it in, and will be calculated in accordance with, the Fees Rules; and
6.	The resulting figures will be rounded to four decimal places.
7.
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Conduct Authority or the Prudential Regulation Authority, supply to the Agent, the rate of charge payable by that Reference Bank to Financial Conduct Authority or the Prudential Regulation Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Conduct Authority or the Prudential Regulation Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that

Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.
8.
Any determination by the Bank in accordance with this schedule in relation to a formula, the Mandatory Cost or any amount payable to it will, in the absence of manifest error, be conclusive and binding on the Borrower.

9.
The Bank may from time to time, after consultation with the Borrower, determine and notify the Borrower of any amendments which need to be made to this schedule to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination will, in the absence of manifest error, be conclusive and binding on the Borrower.

Schedule 5
Form of Transfer Certificate
To:	ABN AMRO Bank N.V. as Facility Agent

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1.
We refer to the Facility Agreement.  This agreement (the Agreement) shall take effect as a Transfer Certificate for the purpose of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 27.5 (Procedure for transfer) of the Facility Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with clause 27.5 (Procedure for transfer) all of the Existing Lender's rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Proposed Participation and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) are set out in the Schedule.
3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 27.4 (Limitation of responsibility of Existing Lenders).
4.	The New Lender confirms that it [is]/[is not]*** a Parent Affiliate.
5.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
6.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
7.	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

_____________________________
*** Delete as applicable.

The Schedule
 Proposed Participation/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]	[New Lender]
By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Facility Agent and the Transfer Date is confirmed as [ ].
[Facility Agent]
By:

Schedule 6
 Form of Assignment Agreement
To:	ABN AMRO Bank N.V. as Facility Agent and Aegean Marine Petroleum S.A. as the Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:

Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1.
We refer to the Facility Agreement.  This is an Assignment Agreement.  This agreement (the Agreement) shall take effect as an Assignment Agreement for the purpose of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 27.6 (Procedure for assignment) of the Facility Agreement:
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Proposed Participation and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Proposed Participation and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.	The proposed Transfer Date is [ ].
4.	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.
5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) are set out in the Schedule.
6.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 27.4 (Limitation of responsibility of Existing Lenders).
7.	The New Lender confirms that it [is]/[is not]*** a Parent Affiliate.
8.
This Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to the Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement.

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
_______________________________________
*** Delete as applicable.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
11.	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule
Proposed Participation/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Facility Agent and the Transfer Date is confirmed as [         ].
Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

Schedule 7
 Form of Compliance Certificate

To:	ABN AMRO Bank N.V. as Facility Agent

From:	[Aegean Marine Petroleum S.A.]

Dated:

Dear Sirs
Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1.
We refer to the Facility Agreement.  This is a Compliance Certificate.  Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:
[Insert details of covenants and guarantor coverage to be certified].
3.	[We confirm that no Default is continuing.]*
Signed
	Director	Director
	of	of
	[Borrower]/[Parent]	[Borrower]/[Parent]

The Auditors confirm that the above calculations are correct.

for and on behalf of
[name of Auditors of Parent]

NOTES:
*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**	[To be agreed with the Parent's auditors prior to signing the Agreement.]

Schedule 8
 Timetables
	Utilisations in euro	Utilisations in other currencies
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) — Facility A and Facility B	U-3 9.30am	U-3 9.30am

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) — Facility C	not applicable	not applicable

	U-3 Noon	U-3 noon
Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under clause 5.6 and notifies the Lenders of the Loan in accordance with clause 5.6 (Role of Facility Agent)

LIBOR or EURIBOR is fixed	Quotation Day of of 11:00 a.m. in respect of LIBOR and as of 11.00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of Quotation Day as of 11:00 a.m.

"U"	=	date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

"U - X"	=	X Business Days prior to date of utilisation

Schedule 9
 Forms of Notifiable Debt Purchase Transaction Notice
Part I
 Form of Notice on Entering into Notifiable Debt Purchase Transaction
To:	ABN AMRO Bank N.V. as Facility Agent
From:	[The Lender]
Dated:
Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1
We refer to paragraph (b) of clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	We have entered into a Notifiable Debt Purchase Transaction.
3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Proposed Participation(s) as set out below.
Proposed Participation	Amount of our Proposed Participation to which Notifiable Debt Purchase Transaction relates
Proposed Participation	[insert amount (of that Proposed Participation) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

Part II
Form of Notice on Termination of Notifiable Debt Purchase Transaction /
 Notifiable Debt Purchase Transaction ceasing to be with Parent Affiliate
To:          ABN AMRO Bank N.V. as Facility Agent
From:           [The Lender]
Dated:
Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Facility Agreement)
1
We refer to paragraph (c) of clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Parent Affiliates) of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Parent Affiliate].*
3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Proposed Participation(s) as set out below.
Proposed Participation	Amount of our Proposed Participation to which Notifiable Debt Purchase Transaction relates
[Proposed Participation	[insert amount (of that Proposed Participation) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:
Name	Registration number (or equivalent, if any) Jurisdiction of incorporation	Invoice Buyer/ LC Buyer	[Any conditions in relation to that Buyer]

_______________________________
*          Delete as applicable.

Schedule 10
 Form of Accession Letter
To:	ABN AMRO Bank N.V. as Facility Agent
From:	[Subsidiary] and Aegean Marine Petroleum S.A.
Dated:	[•]
Dear Sirs
Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Agreement)
1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2
[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to clauses [29.2 and 29.3 (Additional Borrowers)]/[clauses 29.7 and 29.11 (Additional Guarantors)] of the Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]
4	[Subsidiary's] administrative details are as follows:
Address:
Fax No:
Attention:
5	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Accession Letter is entered into by deed.

Aegean Marine Petroleum S.A.	[Subsidiary]

Schedule 11
 Form of Resignation Letter
To:	ABN AMRO Bank N.V. as Facility Agent
From:	[resigning Obligor] and Aegean Marine Petroleum S.A.
Dated:	[•]
Dear Sirs
Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Agreement)
1	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2
Pursuant to [clauses 29.4 and 29.5 (Resignation of a Borrower)]/[clauses 29.12 and 29.13 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3          We confirm that[:
(a)	no Default is continuing or would result from the acceptance of this request; and
(b)	no payment is due from us under the Finance Documents;
(c)	[where Guarantor is also a Borrower:] we have no actual or contingent obligations as a Borrower under any Finance Document.
4	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Aegean Marine Petroleum S.A.	[Subsidiary]
By:	By:

Schedule 12
 Borrowing Base Amount
1          Borrowing Base
(a)
The Borrowing Base shall be calculated by (i) multiplying the Borrowing Base Items by the Advance Rate applicable to each specific Borrowing Base Item set out below and (ii) deducting trade payables to suppliers based on open credit:

Borrowing Base Items	Advance Rate
Secured cash	100%
Tier 1 Eligible Receivables	95%
Tier 2 Eligible Receivables	90%
Tier 3 Eligible Receivables	80%
Tier 1 Eligible Inventory	90%
Tier 2 Eligible Inventory	80%
Tier 3 Eligible Inventory	50%
Non-Performed Letters of Credit	80%

provided that:
(i)	all such assets referred to above will only be included in the calculation of the Borrowing Base Amount if such assets (and any insurances or other rights in relation thereto) are:
(A)	held by a Borrower or, in the case of assets secured by the Spanish Pledges, by the Spanish Pledgor with unencumbered title;
(B)	not subject to any dispute, litigation, arbitration proceedings or threatened litigation or arbitration proceedings;
(C)
(save as expressly contemplated to the contrary in this Schedule 12 (Borrowing Base Amount)) subject to a fully-perfected charge, pledge or other Security interest granted on a first-ranking basis in favour of the Security Agent in accordance with the terms of this Agreement and the Transaction Security Documents and not otherwise subject to any set-off or Security rights in favour of any party other than the Security Agent;

(D)	in respect of inventory located in the Sensitive Zone, the subject of a Stock Monitoring Agreement (for floating storage) or a Collateral Management Agreement (for inland storage); and
(i)	no asset shall be eligible for inclusion in the calculation of the Borrowing Base Amount if such asset does not otherwise comply with the eligibility conditions set out in this Agreement.
(ii)	no asset shall be eligible for inclusion in more than one category of the same Borrowing Base Report.

2.          Definitions
Terms used in this Schedule 12 (Borrowing Base Amount) (including the Annex) have the following meanings:
Advance Rate means each rate referred to in the second column of the table set out in paragraph 1(a) (Borrowing Base) above
Borrowing Base Item means each item referred to in the first column of the table set out in paragraph 1(a) (Borrowing Base) above
Credit Insurance means credit insurance taken out with an insurer or insurers which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency
Eligible Inventory means inventory representing a nominal face value up to a maximum amount before applying the Advance Rate of:
(a)	$100,000,000 per location; and
(b)	$350,000,000 in total
Eligible Receivables means trade receivables which are payable into a Collection Account representing:
(a)	a nominal face value owing to the Borrowers up to a maximum amount before applying the Advance Rate per counterpart of the lower of:
(i)	an amount equal to 4% of all trade receivables payable into a Collection Account at that time; and
(ii)	$10,000,000,
other than trade receivables in relation to:
(A)  the debtors set out in the Annex to this Schedule 12, for which the amounts specifically set out therein shall apply; and
(B)  Majors, for which the maximum amount in aggregate for a Listed Oil Major, its wholly-owned Subsidiaries and its Subsidiaries which are not wholly-owned but the obligations in respect of which are guaranteed by a parent company guarantee from such Listed Oil Major, shall be $40,000,000; and
(b)	a maximum tenor of:
(i)	if non-invoiced, invoices must be dispatched within five (5) Business Days of the physical delivery date; or
(ii)
if invoiced, forty five (45) days (such tenor being made up as follows: payment terms within thirty (30) days of the date of invoice (Due Date), with a grace period of no more than fifteen (15) days from the Due Date)

Inventory in Transit mean inventory on board vessels:
(a)	covered by a letter of credit or standby letter of credit;
(b)	for which bills of lading are issued and endorsed in favour of the Security Agent; and

(c)	for a maximum tenor of:
(i)	subject to paragraph (ii) below, fifteen (15) days from the bill of lading date for which original bills of lading are issued or endorsed in favour of the Security Agent; or
(ii)	forty days (40) days from the bill of lading date for which original bills of lading are issued or endorsed in favour of the Security Agent to the extent such inventory is in transit to South Africa
Listed Oil Major means:
(a)	BP p.l.c.;
(b)	Chevron Corporation;
(c)	ConocoPhillips Co.;
(d)	ExxonMobil Corporation;
(e)	Royal Dutch Shell plc; and
(f)	Total S.A.
Major means:
(a)	a Listed Oil Major;
(b)	a Listed Oil Major's wholly-owned Subsidiaries;
(c)	any Subsidiaries of a Listed Oil Major that is not a wholly-owned Subsidiary but the obligations in respect of which are guaranteed by a parent company guarantee from such Listed Oil Major; and/or
(d)	any other debtor approved by the Facility Agent acting on the instructions of all Lenders
Non-Performed Letters of Credit means a Credit Instrument in the form of a documentary or standby letter of credit in respect of which the relevant underlying physical transaction relating to the sale and purchase of oil products is yet to occur
Secured Cash means cash funds deposited in a Collection Account
Tier 1 Eligible Receivables means invoiced Eligible Receivables:
(a)	covered by letters of credit; or
(b)	on open account for Majors
Tier 2 Eligible Receivables means invoiced Eligible Receivables on open account for non-Majors provided that, for the purposes of this definition only, paragraphs (a)(i) and (a)(ii) of the definition of Eligible Receivables shall be deemed to refer to (i) 4% of all trade receivables payable into a Collection Account at that time and (ii) $20,000,000 (the Revised Limits) respectively on the condition that any trade receivables included in the Borrowing Base as Tier 2 Eligible Receivables in excess of the value of receivables referred to in paragraphs (a)(i) and (a)(ii) of the existing definition of Eligible Receivables (which for the avoidance of doubt shall not exceed the Revised Limits) must be the subject of Credit Insurance acceptable to the Facility Agent (acting on the instructions of the Majority Lenders)

Tier 3 Eligible Receivables means non-invoiced Eligible Receivables up to a maximum amount before applying the Advance Rate of $90,000,000 in total
Tier 1 Eligible Inventory means Eligible Inventory:
(a)	located in an OECD country;
(b)	subject to perfected Security in favour of the Security Agent; and
(c)	excluding floating inventory
Tier 2 Eligible Inventory means:
(a)	Eligible Inventory:
(i)	other than Tier 1 Eligible Inventory;
(ii)	subject to perfected Security (if possible) in favour of the Security Agent;
(iii)	including Inventory in Transit and secured floating inventory for which bills of lading are issued or endorsed in favour of the Security Agent; or
(b)
Eligible Inventory which is subject to a perfected South African Pledge and provided that the floating storage in relation to the South African Pledge is located within South African territorial waters, and in aggregate up to a maximum amount before applying the Advance Rate of $250,000,000 in total.
Tier 3 Eligible Inventory means Eligible Inventory:
(a)	other than Tier 2 Eligible Inventory;
(b)	including unsecured floating inventory for which bills of lading are not issued or endorsed in favour of the Security Agent; and
(c)	up to a maximum amount before applying the Advance Rate of $30,000,000 in total.

ANNEX TO SCHEDULE 12 - Overview of Approved Debtors
CUSTOMERS	SUBSIDIARIES
LIMIT (in USD before application of the advance rate)
in each case (unless otherwise specified), plus an increment of 10,000,000 subject to Credit Insurance, security, and such other arrangements as are acceptable to the Facility Agent.

CHEMOIL GROUP and OCEANCONNECT GROUP (Part of GLENCORE GROUP)	CHEMOIL INTERNATIONAL PTE LTD CHEMOIL MIDDLE EAST DMCC CHEMOIL LATIN AMERICA INC CHEMOIL CORPORATION OCEANCONNECT MARINE PTE LTD. OCEANCONNECT MARINE INC. OCEANCONNECT MARINE UK LTD	35,000,000.00
COCKETT GROUP	COCKETT MARINE OIL (ASIA) - A DIVISION OF COCKETT MARINE OIL PTE LTD COCKETT MARINE OIL LTD	15,000,000.00
DAN BUNKERING GROUP	A/S DAN BUNKERING LTD DAN-BUNKERING (SINGAPORE) PTE LTD DAN BUNKERING (MONACO) S.A.M.	15,000,000.00
COSCO GROUP	COSCO S.R.L COSCO BULK CARRIER CO LTD COSCO PETROLEUM PTE LIMITED	15,000,000.00
FRONTLINE GROUP	FRONTLINE SHIPPING LTD FRONTLINE LTD	15,000,000.00
PENINSULA PETROLEUM LTD	PENINSULA PETROLEUM LTD	15,000,000.00
PETROBRASS GROUP	PETROLEO BRASILEIRO S/A PETROBRAS PETROBRAS SINGAPORE PTE LTD	15,000,000.00
SCANDINAVIAN BUNKERING AS	SCANDINAVIAN BUNKERING AS	15,000,000.00
STOLT GROUP	STOLT TANKERS B.V. STOLT-NIELSEN SINGAPORE PTE LTD	15,000,000.00
HAMBURG SUDAMERIKANISCHE DAM PFSCHI FFFAH RTS-GESELLSCHAFT KG	HAMBURG SUDAMERIKANISCHE DAMPFSCHIFFFAHRTS-GESELLSCHAFT KG	15,000,000.00

CARGILL GROUP	CARGILL INTERNATIONAL S.A. CARGILL OCEAN TRANSPORTATION (S) PTE LTD	20,000,000.00
CMA CGM		20,000,000.00
EXXONMOBIL MARINE LTD		20,000,000.00
HANWA GROUP	HANWA SINGAPORE (PTE) LTD HANWA CO LTD	20,000,000.00
MAERSK GROUP	MAERSK TANKERS A/S A.P. MOLLER - MAERSK A/S - MAERSK LINE THE MAERSK COMPANY LTD MCC TRANSPORT SINGAPORE PTE LTD MAERSK SUPPLY SERVICE A/S SAFMARINE CONTAINER LINES N.V. SEAGO LINE A/S	20,000,000.00
SK SHIPPING GROUP	SK ENERGY EUROPE LTD SK B&T PTE LTD SK SHIPPING (EUROPE) PLC SK ENERGY INTERNATIONAL PTE LTD	20,000,000.00
SWISSMARINE GROUP	SWISSMARINE SERVICES S.A. SWISSMARINE CORPORATION LTD	20,000,000.00
MITSUI GROUP	MITSUI & CO. PETROLEUM LTD MITSUI OSK LINES LTD	25,000,000.00
QATARGAS GROUP	QATARGAS OPERATING COMPANY LTD QATAR GAS TRANSPORT COMPANY LIMITED	30,000,000.00
WALLENIUS WILHELMSEN LOGISTICS AS / EUKOR CAR CARRIERS INC.	WALLENIUS WILHELMSEN LOGISTICS AS EUKOR CAR CARRIERS INC.	30,000,000.00 (combined aggregate limit)
WFS GROUP	WORLD FUEL SERVICES EUROPE LTD WORLD FUEL SERVICES TRADING, DMCC WORLD FUEL SERVICES (SINGAPORE) PTE LTD WORLD FUEL SERVICES AMERICAS, INC	40,000,000.00 plus an increment of 30,000,000dtInsubject to the Credit Insurance, security, and such other arrangements as are acceptable to the Facility Agent.

Schedule 13
 Form of Borrowing Base Report

*Borrowing Base Certificate as per:* *xx/xx/xxxx* **Aegean Marine Petroleum, Aegean Petroleum International, Aegean North West Europe**

| | | Gross Value (in USD '000) | Cap | Gross value capped | Advance Rate | Net Value (in USD '000) |
|---|---|---|---|---|---|---|
| + | **Eligible Cash** | | | | | 0.00 |
| | Cash on Accounts mainained by the Lenders | | | | 100% | 0.00 |
| + | **Eligible Trade Receivables** | | | | | |
| | **Tier1** | | | | | |
| | Trade receivables covered by documentary or standby L/C | | | | 95% | 0.00 |
| | Trade receivables from open account sales to Majors | | | | 95% | 0.00 |
| | **Tier2** | | | | | 0.00 |
| | Trade Receivables from open account sales to non-Majors | | | | 90% | 0.00 |
| | **Tier3** | | | | | 0.00 |
| | Not yet invoiced receivables | | 90,000,000.00 | 0.00 | 80% | 0.00 |
| + | **Eligible Inventory** | | 350,000,000.00 | 0.00 | | 0.00 |
| | **Tier1** | | | 0.00 | 90% | 0.00 |
| | Inventory Shoretank located in OECD country | | | | | |
| | **Tier2** | | 250,000,000.00 | 0.00 | 80% | 0.00 |
| | Inventory Shoretank located in Non OECD country | | | | | |
| | Inventory in Transit (BLs to the order of the Security Agent) | | | | | |
| | Floating Storage | | | | | |
| | **Tier3** | | 30,000,000.00 | 0.00 | 50% | 0.00 |
| | Inventory on Barges (no BLs) | | | | | |
| | **Total Collateral** | 0.00 | | | | 0.00 |
| - | **Total Liabilities** | | | | 100% | 0.00 |
| = | **Total (Net) Borrowing Base** | | | | | 0.00 |

| *Utilisation under Facility A (Values in USD '000)* | ABN | BNP | KBC | NATIXIS | RABO | ING BELGIUM | SOCIETE GENERALE | BELFIUS | NBG | CREDIT SUISSE | MASHREQBANK | EMIRATES UK | ARAB SWTZ | Total |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Total utilisation** | | | | | | | | | | | | | | 0.0 |
| **Total committed credit lines agreed** | 19,060,000.00 | 19,060,000.00 | 12,500,000.00 | 12,500,000.00 | 10,000,000.00 | 9,375,000.00 | 9,375,000.00 | 7,500,000.00 | 6,250,000.00 | 6,250,000.00 | 25,000,000.00 | 3,130,000.00 | 15,000,000.0 | 155,000,000.0 |
| **Total available for further utilizations** | 19,060,000.0 | 19,060,000.0 | 12,500,000.0 | 12,500,000.0 | 10,000,000.0 | 9,375,000.0 | 9,375,000.0 | 7,500,000.0 | 6,250,000.0 | 6,250,000.0 | 25,000,000.0 | 3,130,000.0 | 15,000,000.0 | 155,000,000.0 |

| *Utilisation under Facility B (Values in USD '000)* | ABN | BNP | KBC | NATIXIS | RABO | ING BELGIUM | SOCIETE GENERALE | BELFIUS | NBG | CREDIT SUISSE | MASHREQBANK | EMIRATES UK | ARAB SWTZ | Total |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Total utilisation** | | | | | | | | | | | | | | 0.0 |
| **Total committed credit lines agreed** | 19,060,000.00 | 19,060,000.00 | 12,500,000.00 | 12,500,000.00 | 10,000,000.00 | 9,375,000.00 | 9,375,000.00 | 7,500,000.00 | 6,250,000.00 | 6,250,000.00 | | 3,130,000.00 | | 115,000,000.0 |
| **Total available for further utilizations** | 19,060,000.0 | 19,060,000.0 | 12,500,000.0 | 12,500,000.0 | 10,000,000.0 | 9,375,000.0 | 9,375,000.0 | 7,500,000.0 | 6,250,000.0 | 6,250,000.0 | 0.0 | 3,130,000.0 | 0.0 | 115,000,000.0 |

| *Utilisation under Facility C (Values in USD '000)* | ABN | BNP | KBC | NATIXIS | RABO | ING BELGIUM | SOCIETE GENERALE | BELFIUS | NBG | CREDIT SUISSE | MASHREQBANK | EMIRATES UK | ARAB SWTZ | Total |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Total utilisation** | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 |
| Bank overdrafts | | | | | | | | | | | | | | 0.0 |
| Letters of Credit | | | | | | | | | | | | | | 0.0 |
| Letters of Guarantee | | | | | | | | | | | | | | 0.0 |
| LCs in Transit | | | | | | | | | | | | | | 0.0 |
| **Total uncommitted credit lines agreed** | 131,880,000.00 | 111,880,000.00 | 75,000,000.00 | 75,000,000.00 | 60,000,000.00 | 56,250,000.00 | 56,250,000.00 | 45,000,000.00 | 37,500,000.00 | 37,500,000.00 | 25,000,000.00 | 18,740,000.00 | 0.0 | 730,000,000.0 |
| **Total available for further utilizations** | 131,880,000.0 | 111,880,000.0 | 75,000,000.0 | 75,000,000.0 | 60,000,000.0 | 56,250,000.0 | 56,250,000.0 | 45,000,000.0 | 37,500,000.0 | 37,500,000.0 | 25,000,000.0 | 18,740,000.0 | 0.0 | 730,000,000.0 |

Place, Date

Signature

DD #26310408 v7 180

Schedule 14
 Form of Lender Accession Letter
To:          ABN AMRO Bank N.V. as Facility Agent
From: each Lender and/or Acceptable Bank participating in the accordion increase and Aegean Marine Petroleum S.A.
Dated: [●]
Dear Sirs,
Aegean Marine Petroleum S.A. $1,000,000,000 Facility Agreement dated [•] 2013 (the Agreement)
1. We refer to the Agreement.  This is a Lender Accession Letter.  Terms defined in the Agreement have the same meaning in this Lender Accession Letter unless given a different meaning in this Lender Accession Letter.
2. Each Lender and New Lender (as defined below) which is a party hereto confirms that it is bound by the terms of the Agreement as a Lender in accordance with clause 2.6 (Accordion — Increase in Size of Facility A and/or Facility B) of the Agreement.
3. On the date of the Facility increase in accordance with clause 2.6 of the Agreement:
(a)
each party hereto which is not already a party to the Agreement as a Facility [A/B] Lender (other than the Company and the Facility Agent) becomes a party to the Agreement as a Facility [A/B] Lender (a New Lender); and

(b)
each Lender or New Lender which is a party hereto has the Proposed Participations in respect of Facility [A/B] set out opposite its name in the Schedule and shall comply with clause 2.7 of the Agreement in connection therewith.

4. The Facility Office and address, fax number and attention details for notices of each new Lender for the purposes of clause 36.2 (Addresses) of the Agreement are set out in the Schedule.
5. This Lender Accession Letter is governed by English law.
6. This Lender Accession Letter has been delivered as a deed on the date stated at the beginning of this Lender Accession Letter.
………………………………….	…………………………………
[•]	Aegean Marine Petroleum S.A.

Countersigned by:

…………………………………..
ABN AMRO Bank N.V.

[Insert Schedule]
Lender	Proposed Participation	Clause 36.2 details

Schedule 15
 [Intentionally deleted]

Schedule 16
 Approved Suppliers
BP p.l.c. and its wholly-owned subsidiaries (directly or indirectly)
Royal Dutch Shell plc and its wholly-owned subsidiaries (directly or indirectly)
Glencore PLC and its wholly-owned subsidiaries (directly or indirectly)
Mercuria Energy Group Ltd and its wholly-owned subsidiaries (directly or indirectly)
Trafigura Beheer BV and its wholly-owned subsidiaries (directly or indirectly)
Vitol Holding B.V. and its wholly-owned subsidiaries (directly or indirectly)

Schedule 17
 Permitted Indebtedness
Facilities	Lenders (legal names)	Original facility amount (x1000)	Facility amount (x1000)	Currency	Initial Signing (assumed) date	Amende d from time to time	Borrowers (legal names)
2005 Newbuilding Secured Syndicated Term Loan	Aegean Baltic Bank S.A., HSH Nordbank AG	35,500	35,500	USD	30-Aug-05	Yes	Kith nos Maritime Inc., Lefkas Marine S.A., Paros Maritime Inc., Santorini Maritime Inc., Serifos Shipping (Pte) Ltd.
First 2006 Newbuiding Secured Term Loan	The Royal Bank of Scotland Plc	33,400	33,400	USD	10-Feb-06	Yes	Aegean Marine Petroleum Network Inc., Aegean Marine Petroleum S.A.
Third 2006 Newbuilding Secured Term Loan	Aegean Baltic Bank SA, HSH Nordbank AG	26,250	25,562	USD	25-Oct-06		Eton Marine Ltd, Benmore Services S.A., Ingram Enterprises Co.
Second 2006 Newbuilding Secured Term Loan	National Bank of Greece	17,600	17,259	USD	27-Oct-06		Tasman Seaways Inc., Santos Limited
2006 Newbuilding Secured Syndicated Term Loan	Aegean Baltic Bank SA, HSH Nordbank AG	64,750	58,205	USD	30-Oct-06		Kerkyra Marine S.A., Ithaki Marine S.A., Cephallonia Marine S.A., Paxoi Marine S.A., Zakynthos Marine S.A., Ios Marine Inc., Kyrthira Marine S.A.
2007 Newbuilding Secured Term Loan	The Royal Bank of Scotland Plc	43,160	42,739	USD	5-Jul-07	Yes	Andros Marine Inc., Dilos Marine Inc., Ios Shipping Ltd., Aegaen VII Shipping Ltd, ANAFI Shipping (Pte.) Ltd.

2008 Newbuilding Secured Term Loan	Aegean Baltic Bank SA, HSH Nordbank AG	38,800	34,200	USD	24-Apr-08		Kassos Navigation S.A., Tilos Navigation S.A., Halki Navigation S.A., Symi Navigation S.A.
2010 Newbuilding ANWE Loan Facility	KBC Bank SA/NV	3,740	3,740	EUR	22-Apr-04	Yes	Blatoma NV (new brand Aegean Barges)
2010 Newbuilding Secured Loan Facility	BNP Paribas SA	5,680	5,680	EUR	6-Oct-09		Aegean Barges N.V.
2014 Long term Loan Agreement	KBC Bank SA/NV	4,455	4,455	USD	21-Mar-14		Aegean Barges N.V.
2015 Fujairah Credit Facility	United Arab Bank P.J.S.C, Abu Dhabi Commercial Bank P.J.S.C, Commercial Bank of Dubai PSC, National Bank of Oman S.A.O.G.	440,000	440,000	AED	7-Oct-15		Aegean Oil Terminal Corporation
2016 Secured Term Loan	Piraeus Bank AE	13,000	13,000	USD	21-Mar-16		Aegean Bunkering Services Inc.

Permitted Indebtedness shall include:
(a)
a facility issued or to be issued by BNP Paribas S.A. to the Borrowers or any of them for the issuance or counter-guarantee of bank guarantees in favour of customs and port authorities by BNP Paribas S.A., subject to a maximum aggregate facility limit of $1,500,000 in total;

(b)	subject to the terms and conditions set out therein, Financial Indebtedness consented to in the Consent Letters (other than the Consent Letter (4 June 2015)); and
(c)	either:
(i)	subject to the terms and conditions set out therein, the Bond Offering as defined in and consented to in the Consent Letter (4 June 2015) (the Bond Offering); or
(i)
a loan facility in a maximum principal amount of up to $200,000,000, subject to the same terms and conditions as are applicable to the Bond Offering (including without limitation in relation to guarantees and Security) as set out in paragraph 2 (Consent) of the Consent Letter (4 June 2015).

Schedule 18
 Specified Existing Indebtedness
Facilities	Lenders (legal names)	Original facility amount (x1000)	Facility amount (x1000)	Currency	Initial Signing (assumed) date	Amended from time to time	Borrowers (legal names)
2013 Convertible Unsecured Senior Notes due 2018	Noteholders	75,000	75,000	USD	23-Oct-13		Aegean Marine Petroleum Network Inc.
2014 Uncommitted Working Capital Facility	ABN AMRO Capital USA Ltd	250,000	250,000	USD	22-Aug-14	YES	Aegean Bunkering (USA)LLC
2015 Convertible Unsecured Senior Notes due 2018	Noteholders	48,300	48,300	USD	16-Jan-15		Aegean Marine Petroleum Network Inc.

Schedule 19
 Form of New Lender Spanish Power of Attorney

POWER OF ATTORNEY
APPEARS
Mr., [●] as stated by the appearing party, acting in the name and on behalf [●], an entity incorporated under the laws of [●], having its registered office in [●] registered and filed before [●] (hereinafter, the "Grantor").
GRANTS
Grantor grants a Power of Attorney (hereinafter referred as the "Power of Attorney"), as wide as sufficient in law might be necessary, in favour of ABN AMRO Bank N.V., a public company with limited liability duly organised and existing under the laws of the Netherlands having its registered office in Amsterdam at [at Gustav Mahlerlaan 10, 1082 PP] and registered at the Chamber of Commerce with number 34334259, that may act through its own attorneys (hereinafter, the "Attorney' or the "Security Agent") so that acting jointly and severally as, with its sole signature, any time, in connection with the financing executed between, among others, ABN AMRO Bank N.V.as security agent, ABN AMRO Bank N.V.as arranger, facility agent, and lender ("Arranger, "Facility Agent" and "Lender"), Aegean Marine Petroleum S.A., Aegean Petroleum International Inc., Aegean NWE N.V. and Aegean Bunkering Germany GmbH as borrower (the "Borrower"), the Borrowers and Aegean Marine Petroleum Network Inc. as guarantors (the "Guarantors" and jointly with the Borrower, the "Obligors") for an amount up to [$900,000,000] (the "Facility Agreement"), in the name and on behalf of the Grantor may perform any of the following authorities, even if entering in self-contracting (auto-contratación), multiple representation or conflict of interests and including expressly the authority of substitution:
1.	Ratify and formalise the Facility Agreement as a Spanish notarial document.
2.
Sign, grant, ratify and/or execute as Spanish notarial document, in the terms and conditions that the Attorney may deem appropriate, a non-possessory pledge over non-fixed assets (including but not limited to stocks, chattels, inventory and raw materials) in favour of the Grantor as lender under the Facility Agreement, and accept the creation of any such pledge in the name and on behalf of the Grantor.

3.
Sign, grant, ratify and/or execute as Spanish notarial document, in the terms and conditions that the Attorney may deem appropriate, one or several assignment agreements to be entered into with any third party (either as assignor or assignee) in relation with the Facility Agreement and the Non-Possesory pledge referred to in the preceding paragraphs.

4.	Sign, grant, ratify and/or execute as Spanish notarial document, any agreement or document for the amendment, rectification or clarification of any of the documents referred to above.
5.
Appear and file any private and/or notarial documents before any private or public entity, as well as Public Registry, public administration, registries, consulates or tax administration, for its recording or validation (including its novation, assignments and amendments), and file and/or pay any tax or registry fees related to the granting, formalisation, execution, and registration of the documents and/or agreements described in the above paragraphs.

6.
Act, appear before and disclose information to any authority or body of the Spanish or foreign public administration, state, provincial, municipal or regional agency, court of justice or any other public body of a civil, criminal, administrative or labour nature, to obtain all manner of permits or licenses and to make all such notifications as may be required by the applicable legislation concerning the transactions included in the documents referred to above, and, in particular, but not limited to, the Bank of Spain ("Banco de Espana") and the Spanish Revenue ("Agencia Estatal de la Administración Tributaria") or any tax authorities, in order to execute, deliver and file, in the name and on behalf of Grantor, any document, statement, payment, application or official forms (including those of a tax nature) that may be necessary or advisable for the fulfilment of, or in connection with, any of the transactions, actions, faculties, agreements or documents foreseen in this power and any other ancillary measures required for the full and complete fulfilment of the powers hereby granted (including the granting of the final shareholder statement).
7.
In order to obtain and/or renew the Foreign Identification Number ("Numero de Identificación de Extranjero"), carry out before the Spanish Revenue or any other institutions, as many actions which may be deemed necessary or convenient to obtain it, and for these effects sign any documents or forms needed, and in special fulfil the 036 form and designate the Grantor's address in Spain, sign and execute all documents, either notarial or private, that may be deemed necessary or convenient for this purpose and appear before the Spanish Revenue or any other institutions, trustees or any others.

8.
Enforce any personal guarantee, right "in rem" security as well as any undertakings to grant any personal guarantee or right "in rem" security granted in favour of the Grantor as security for the Facility Agreement, including but not limited to, any actions that they may deem necessary for the purposes of enforcement, such as making and submitting demands for payment, claims, notices, liquidations, announcements, issuing certifications, requesting certified first copies of documents (notarial or otherwise), appointing counsel and court-attorneys, initiating auctions and any type of enforcement action (in court or out of court) and appearing before any relevant notary public or court of jurisdiction.

9.
Appear before any courts, appellate courts and other ordinary or special courts, at any instance and in any order of jurisdiction, and before any other authority, judges, public prosecutor's office, notary's office, public registry, tax office or tax agency, or government office or officer; and thereat to file, conduct and terminate, acting either as claimant or defendant, all kinds of court or out-of court actions and proceedings relating to the Facility Agreement and the security documents entered into in relation to it.

10.	The above authorities, in all or in part, may be delegated or substituted in favour of any third person that the Attorneys may deem convenient.
In WITNESS WHEREOF this Power of Attorney has been executed as a deed by the Grantor and is intended to be effective and is hereby delivered on the date of the Notarial Certificate below and shall be in force until [●] unless it is revoked prior to such date.
In witness thereof this Power of Attorney is granted.
I have informed the attendant of his right to read this document himself, and I proceed to read this document aloud with his tacit consent.
He states that he is aware of its contents and ratifies it in all its provisions, signing the same with me.
In [●], on [●].
[Grantor's corporate name]

____________________________
Mr. [●]
Office: [●]

NOTARIAL CERTIFICATE
I, the undersigned, Notary Public in [         ], on this [          ] day of [          ] of 20[  ], do hereby certify that:
1.	[Grantor's corporate name] is a [ ] incorporated in accordance with the laws of [ ], having its registered office in [ ] at [ ] and registered under number [ ].
2.	[ ] is authorised and has the capacity to grant the above power of attorney in the name and on behalf of [Grantor's corporate name] according to the laws of [ ].
3.	The signature of [ ] in this document is authentic.
4.
This power of attorney constitutes a legally valid and binding document and all actions undertaken by the attorneys-in-fact nominated herein within the scope of the power shall be legally valid and binding on [Grantor's corporate name].

WITNESS, I sign this power of attorney and stamp my official seal
Place: [•]
Date: [•]
Signature: [•]

Schedule 20
 Form of Deed of Undertaking
THIS DEED is made this [**] day of [**].
Between
1. [Third party], a company incorporated in [.] (Registration No. [**]) and having its registered office at [**] (the "Applicant"); and
2. [AEGEAN MARINE PETROLEUM S.A. / AEGEAN PETROLEUM INTERNATIONAL INC. / AEGEAN NWE N.V. / AEGEAN BUNKERING GERMANY GMBH], a company incorporated in [**] (Registration No. [**]) and having its registered office at [**](the "Obligor")
in favour of:
3.          [Relevant Facility C Lender], a company incorporated in [**]and having its registered office at [**] (the "Issuing Bank").
WHEREAS:
(A)          Issuing Bank, amongst others, has granted to Obligor, amongst others, certain facilities pursuant to a facility agreement for a borrowing base facility dated [•] 2013 (any of or all of such facilities shall hereinafter be referred to as the "Facilities").
(B)          Applicant and Obligor intend to jointly and severally authorise, empower and request Issuing Bank to issue a documentary letter of credit under, and subject to the terms and conditions of, the Facilities from time to time in favour of [**], subject to the approval of Issuing Bank at its absolute discretion (the "Letter of Credit").
(C)          At all times, (i) as between the Obligor and the Issuing Bank, the responsibility and liability of any Letter of Credit in name of the Applicant shall rest with Obligor; and (ii) as between the Applicant and the Issuing Bank, the Applicant shall indemnify Issuing Bank in respect of any liabilities arising from any Letter of Credit.
NOW THIS DEED WITNESSES AS FOLLOWS:
1.
Obligor herewith instructs Issuing Bank to indicate in the Letter of Credit the full name and address of Applicant if so indicated by Obligor in its requests to the Issuing Bank to issue Letter of Credit, rather than the full name and address of the Obligor itself as applicant, such however under the full responsibility and financial liability of the Obligor and under, and subject to the terms and conditions of, the Facilities.

2.
Obligor undertakes to Issuing Bank that the Letter of Credit in the name of the Applicant shall be issued at the full risk, responsibility and financial liability of Obligor and consequently authorises Issuing Bank to debit (i) upon issuance of a Letter of Credit the liability account in in the name of Obligor in the books of Issuing Bank with the full amount of the Letter of Credit, and (ii) upon Letter of Credit settlement(s) the current account of Obligor in the books of the Issuing Bank for the full amount of each settlement.

3.
Applicant herewith gives notice to Issuing Bank that it shall not have at any time any claim, right or demand or any pretension of any nature whatsoever against Issuing Bank in relation to the Letter of Credit, and herewith irrevocably instructs and authorises Issuing Bank and consents to the same:

(a)          to indicate its full name and address as applicant in the wording of the Letter of Credit as instructed by Obligor;
(b)          to follow the instructions of Obligor to amend the Letter of Credit without any obligation on the part of Applicant and without its further instructions or confirmation;
(c)          to carry out all other instructions from Obligor in all matters related to the Letter of Credit;

(d)          to address all correspondence relative to the Letter of Credit directly to Obligor;
(e)          to handle and dispose the original shipping documents related to the Letter of Credit in accordance with the instructions of Obligor and to endorse the relevant bills of lading as per the instructions of Obligor to the order of any entity nominated by Obligor; and
(f)          to act as its Attorney-in-Fact, in respect to endorsement of bills of lading (or other documents) under the Letter of Credit and authorises Issuing Bank to endorse the same, where applicable, to the order of any entity nominated to Issuing Bank by Obligor or as otherwise may be necessary to enforce security rights.
4.
Applicant herewith expressly confirms (a) that this Deed is to be deemed as irrevocable on the part of the Applicant and that it has no right whatsoever to amend the same and (b) that it has no rights, or relinquishes, renounces and/or forfeits any and all of its rights to interest in and any claims in respect of:

(a)          the relevant material purchased under the Letter of Credit (the "Material");
(b)          the receivable(s) arising from the sale of such material (the "Receivables"); and
(c)          the proceeds arising from collection of any Receivables.
5.
Applicant herewith further expressly agrees that the Material, the Receivables and the proceeds thereof, will only belong to Obligor, or to ABN AMRO Bank N.V. as security taker of Obligor's property rights and Applicant hereby acknowledges the security interest of ABN AMRO Bank N.V. in the Material, the title documents covering the Material, the Receivables and the proceeds arising from collection of the Receivables.

6.
Applicant herewith further expressly confirms that, immediately after payment of the Letter of Credit, no third party other than Obligor or ABN AMRO Bank N.V. as security taker of Obligor's property rights will have any rights and or interest of any nature whatsoever regarding any part of the Material or any part of the Receivables and proceeds thereof and/or the title with respect to the same.

7.	Obligor and Applicant agree and accept that the issuance of the Letter of Credit and any amendment thereof shall at all times be subject to Issuing Bank's absolute discretion.
8.
Neither Obligor nor Applicant shall make any claim that it has, may have or may have had against Issuing Bank, whether directly or indirectly, in connection to any Letter of Credit, or to the issuance or non-issuance of the Letter of Credit by the Issuing Bank.

9.
Each of Applicant and Obligor hereby jointly and severally irrevocably and unconditionally undertake to indemnify Issuing Bank and to keep Issuing Bank indemnified fully and completely against all claims and demands actions and proceedings, losses, damages, costs and expenses including legal costs on a full indemnity basis and all other liabilities of whatsoever nature or description which may be made, taken, incurred or suffered by Issuing Bank as a result of acting in accordance with this Deed and the above mentioned instructions.

10.	Applicant represents and warrants to Issuing Bank that:
(a)          Capacity: it (i) is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; (ii) has the power to own its assets and carry on its business as it is being conducted; and (iii) has duly executed and delivered, and has all requisite power, authority and approvals to enter into and perform its obligations under, this Deed;
(b)          Authority: it has, and any person designated by it has, and it and they will at all times have, due authorisation to act in all respects in relation to this Deed;
(c)          Validity: this Deed is a valid and legally binding obligation, enforceable against it in accordance with its terms except for the effect of bankruptcy, insolvency, reorganisation, moratorium and other similar laws relating to or affecting creditors' rights generally;
(d)          Insolvency etc.: no bankruptcy, receivership, judicial management, winding up or liquidation notice, petition or analogous insolvency proceeding has been threatened or filed against it in any jurisdiction; and

(e)          Violations: its execution, delivery and performance of this Deed does not and will not violate, contravene, conflict with or constitute a default under any provision of its memorandum and articles of association (or equivalent constituent documents) or any law, regulation, rule, decree, order, judgement or charge, contract, trust deed or other instrument binding on it or any of its assets.
11.	Neither the Applicant nor the Obligor, nor any of their respective directors, officers or employees nor, to the knowledge of the Applicant or the Obligor, any persons acting on any of their behalf:
(a)	is a Prohibited Person;
(b)	is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;
(c)	owns or controls a Prohibited Person;
(d)	is in breach of Sanctions; or
(e)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority; or
(f)
shall permit present any business or transaction to the Issuing Bank that contains any direct or indirect violation of Sanctions or authorise any other person to, directly or indirectly, use, make payments of, contribute or otherwise make available, the Letter of Credit or transactions contemplated thereby to fund or facilitate trade, business or other activities: (i) involving or for the benefit of any Prohibited Person; or (ii) relating to a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) in any other manner that could result in the Applicant or the Obligor or the Issuing Bank being in breach of any Sanctions or becoming a Prohibited Person.

For the purposes of this clause 11 the following words shall have the following meanings:
Prohibited Person means a person that is:
(a)	listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;
(b)
located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c)
otherwise a target of Sanctions (namely a person with whom a US person or other national under the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities)

Sanctions means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority (whether or not the Applicant or the Obligor or any other member of their respective groups or any affiliates of any group member is legally bound to comply with such laws, regulations, embargoes or measures)
Sanctions Authority means any of:
(a)	the United States government;
(b)	the United Nations;
(c)	the United Kingdom;
(d)	Switzerland;

(e)	the European Union;
(f)	the Republic of Singapore; or
(g)	Hong Kong Special Administrative Region of the People's Republic of China,
and includes any government entity of any of the above, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, Her Majesty's Treasury (H MT) and the Swiss State Secretariat for Economic Affairs (SECO)
Sanctions List means:
(a)	the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC;
(b)	the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT; or
(c)	any similar list maintained by, or public announcement of Sanctions designation made by, any other Sanctions Authority
If either Applicant or Obligor knows or may have reason to believe that the transaction under the Letter of Credit that is conducted through the Issuing Bank is or may become in violation with Sanctions or the above provisions, it will immediately notify the Issuing Bank thereof and provide all information on the business or transaction that may be relevant for the Issuing Bank, or as reasonably requested by the Issuing Bank.  In such case, Applicant and Obligor shall use their best efforts to adjust the business or transaction in such a way that violation with the abovementioned laws, resolutions or regulations is prevented.  If violation with the abovementioned laws, resolutions or regulations cannot be prevented Applicant and Obligor shall each use its best efforts to legally allow the Issuing Bank to exit the business or transaction without costs or other negative consequences for the Issuing Bank.  Furthermore, each of the Applicant and Obligor undertakes to indemnify the Issuing Bank for any and all claims and demands actions and proceedings, losses, damages, costs and expenses incurred in connection with such business or transaction, in accordance with clause 9 of this Deed.
12.
Issuing Bank's records, unless shown to be wrong, will be evidence of Obligor's and Applicant's dealings with Issuing Bank in connection with the Deed.  Both Obligor and Applicant agree that it will not object to the admission of Issuing Bank's records as evidence in any legal proceedings on the grounds that such records are not originals, are not in writing or are documents produced by a computer.  Obligor and Applicant will not rely on the Bank to comply with Obligor's and Applicant's record keeping obligations.

13.
This Deed and the Facilities contain the entire agreement between the parties hereto relating to the subject matter of this Deed to the exclusion of any terms implied by law which may be excluded by contract.

14.
Issuing Bank's rights under this Deed may be assigned to any person without the consent of either Obligor or Applicant.  The Obligor's or Applicant's rights under this Deed are personal to that party and not capable of assignment.

15.	The obligations under this Deed bind, and the rights will be enforceable by, each party hereto and each party's respective successors and permitted assigns.
16.	Each provision of this Deed is severable and if any provision becomes invalid, void, voidable or unenforceable or contravenes any applicable regulations the remaining provisions will not be affected.
17.
Other than ABN AMRO Bank N.V., a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any its terms.

18.
The rights and remedies provided under this Deed are cumulative and not exclusive of those provided by law.  The failure to exercise or delay in exercising a right or remedy under this Deed will not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of a right or remedy under this Deed will prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

19.	This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).
The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
This clause 18 is for the benefit of the Issuing Bank only.  As a result, the Issuing Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Issuing Bank may take concurrent proceedings in any number of jurisdictions.
Without prejudice to any other mode of service allowed under any relevant law, each of the Applicant and the Obligor irrevocably appoints [.] as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed.]
The parties have executed this Deed as a deed with the intention that it be delivered on the date written at the beginning of this Deed.
Executed as a deed and delivered by [third party]	………………………………
Acting persons who in accordance with the law of [—] are acting under the authority of the company	Name: Title: ……………………………… Name: Title:
Signed as a deed and delivered by	………………………………
[AEGEAN MARINE PETROLEUM S.A. / AEGEAN PETROLEUM INTERNATIONAL INC. / AEGEAN NWE N.V. / AEGEAN BUNKERING GERMANY GMBH]	Name: Title: ……………………………… Name: Title:
Acting persons who in accordance with the law of [**] are acting under the authority of the company	………………………………
Signed for and on behalf of [Relevant Facility C Lender]	Name: Title:
………………………………
Name: Title:

Schedule 21
 Form of Lender utilisation report
Bank Date

	Date of Issuance	Beneficiary	Amount
Standby or Documentary Letter of Credit

Open Account Payments to Suppliers

Total

SIGNATURES
THE COMPANY
AEGEAN MARINE PETROLEUM S.A.
By:
Address:
Fax:
THE BORROWERS
AEGEAN MARINE PETROLEUM S.A.
By:
Address:
Fax:
AEGEAN PETROLEUM INTERNATIONAL INC.
By:
Address:
Fax:
AEGEAN NWE N.V.
By:
Address:
Fax:
AEGEAN BUNKERING GERMANY GMBH
By:
Address:
Fax:

THE GUARANTORS
AEGEAN MARINE PETROLEUM NETWORK INC.
By:
Address:
Fax:
AEGEAN MARINE PETROLEUM S.A.
By:
Address:
Fax:
AEGEAN PETROLEUM INTERNATIONAL INC.
By:
Address:
Fax:
AEGEAN NWE N.V.
By:
Address:
Fax:
AEGEAN BUNKERING GERMANY GMBH
By:
Address:
Fax:

THE ARRANGERS
ABN AMRO BANK N.V.
By:
Address:
Fax:
Attention:
BNP PARIBAS
By:
Address:
Fax:
Attention:
THE FACILITY AGENT
ABN AMRO BANK N.V.
By:
Address:
Fax:
Attention:
THE COLLATERAL MANAGEMENT AGENT
ABN AMRO BANK N.V.
By:
Address:
Fax:
Attention:

THE SECURITY AGENT
ABN AMRO BANK N.V.
By:
Address:
Fax:
Attention:
THE DOCUMENTATION BANK
ABN AMRO BANK N.V.
By:
Address:
Fax:
Attention:
THE ORIGINAL LENDERS
ABN AMRO BANK N.V.
By:
Address:
Fax:
Attention:
BNP PARIBAS (SUISSE) SA
By:
Address:
Fax:
Attention:

KBC BANK NV
By:
Address:
Fax:
Attention:
NATIXIS
By:
Address:
Fax:
Attention:
COOPERATIEVE RABOBANK U.A.
By:

Address:

Fax:

Attention:
ING BELGIUM, BRUSSELS, GENEVA BRANCH
By:

Address:

Fax:

Attention:

SOCIETE GENERALE
By:

Address:

Fax:

Attention:
BELFIUS BANK NV/SA
By:

Address:

Fax:

Attention:
NATIONAL BANK OF GREECE SA
By:

Address:

Fax:

Attention:
CREDIT SUISSE AG
By:

Address:

Fax:

Attention:

MASHREQBANK PSC
By:

Address:

Fax:

Attention:
EMIRATES NBD PJSC, LONDON BRANCH
By:

Address:

Fax:

Attention:
THE CO-ORDINATOR
ABN AMRO BANK N.V.
By:

Address:

Fax:

Attention:

Schedule 4
Form of Effective Date Notice
Amendment and Restatement Agreement dated ______ September 2016 (the Agreement) entered into between Aegean Marine Petroleum S.A. as the Company, Aegean Marine Petroleum S.A., Aegean Petroleum International Inc., Aegean NWE N.V. and Aegean Bunkering Germany GmbH as Borrowers, ABN AMRO Bank N.V. and BNP Paribas as arrangers, ABN AMRO Bank N.V. as facility agent, collateral management agent, security agent, documentation bank and co-ordinator and certain banks and financial institutions listed therein as lenders, relating to an $1,000,000,000 borrowing base facility agreement dated 19 September 2013
We refer to the Agreement.
In accordance with clause 3 (Effective Date) of the Agreement, we hereby confirm that we have received in form and substance satisfactory to us, or otherwise waived the requirement to receive, the items set out in Schedule 2 of the Agreement.
Accordingly, the "Effective Date" (as defined in the Agreement) shall be the date of this notice.
For and on behalf of
............................................
ABN AMRO Bank N.V.
Date: __ September 2016
10

Signatures
THE COMPANY

AEGEAN MARINE PETROLEUM S.A.	/s/ Spyridon Gianniotis

By: Spyridou Giammiotis

THE BORROWERS

AEGEAN MARINE PETROLEUM S.A.	/s/ Spyridon Gianniotis

By: Spyridou Giammiotis

AEGEAN PETROLEUM INTERNATIONAL INC.

By: Spyridou Giammiotis	/s/ Spyridon Gianniotis

AEGEAN NWE N.V.

By: Spyridou Giammiotis	/s/ Spyridon Gianniotis

AEGEAN BUNKERING GERMANY GMBH

By: Andreas Athamasiakis	/s/ Andreas Athanasiadis

THE GUARANTORS

AEGEAN MARINE PETROLEUM NETWORK INC.

By: Spyridou Giammiotis	/s/ Spyridon Gianniotis

AEGEAN MARINE PETROLEUM S.A.

By: Spyridou Giammiotis	/s/ Spyridon Gianniotis

11

AEGEAN PETROLEUM INTERNATIONAL INC.

By: Spyridou Giammiotis	/s/ Spyridon Gianniotis

AEGEAN NWE N.V.

By: Spyridou Giammiotis	/s/ Spyridon Gianniotis

AEGEAN BUNKERING GERMANY GMBH

By: Andreas Athamasiakis	/s/ Andreas Athanasiadis

THE ARRANGERS

ABN AMRO BANK N.V.	/s/ illegible	/s/ illegible

By:

BNP PARIBAS	/s/ David Missipo	/s/ A. Hutzli
	David Missipo	A. Hutzli
By:

THE FACILITY AGENT

ABN AMRO BANK N.V.	/s/ D.N. de Baan	/s/ J. Kok
	D.N. de Baan	J. Kok
By:	Proxy Holder	Proxy Holder

THE COLLATERAL MANAGEMENT AGENT

ABN AMRO BANK N.V.	/s/ illegible	/s/ illegible

By:
12

THE SECURITY AGENT

ABN AMRO BANK N.V.	/s/ D.N. de Baan	/s/ J. Kok
	D.N. de Baan	J. Kok
By:	Proxy Holder	Proxy Holder

THE DOCUMENTATION BANK

ABN AMRO BANK N.V.	/s/ illegible	/s/ illegible

By:

THE LENDERS

ABN AMRO BANK N.V.	/s/ illegible	/s/ illegible

By:

BNP PARIBAS (SUISSE) SA	/s/ David Missipo	/s/ A. Hutzli
	David Missipo	A. Hutzli
By:

KBC BANK NV	/s/ Stefaan Stappers	/s/ Ghislan Neyrinck
	Stefaan Stappers	Ghislan Neyrinck
By:	Business Development Manager	Senior Banker

NATIXIS	/s/ Lioudmila Krokhina	/s/ Bruno Mazoyer
	Lioudmila Krokhina	Bruno Mazoyer
By:

COOPERATIEVE RABOBANK U.A.	/s/ Robin de Milliano	/s/ Dirk W.M.C. Kulper
	Robin de Milliano	Dirk W.M.C. Kulper
By:	Energy	Global Head Energy Commodities
13

ING BELGIUM, BRUSSELS, GENEVA BRANCH	/s/ Patrick Arnaud	/s/ Herman Egberink
	Patrick Amaud	Herman Egberink
	Group Head	Head of Credit Risk
By:

SOCIETE GENERALE	/s/ illegible

By:

BELFIUS BANK NV/SA	/s/ Bart Ferrand	/s/ Gery Milants
	Bart Ferrand	Gery Milants
By:	Head of Specialised	Directeur Specialised Finance
Corporate Lending

NATIONAL BANK OF GREECE SA	/s/ M. Hood	/s/ A. Papaduetriou
	M. Hood	A. Papaduetriou
By:

CREDIT SUISSE AG	/s/ Gabriel Jean-Mairet	/s/ Hilarius Bagdasarianz
	Gabriel Jean-Mairet	Hilarius Bagdasarianz
By:

MASHREQBANK PSC	/s/ Badar Chaudhry
Badar Chaudhry
By:	Vice President Energy Unit

EMIRATES NBD PJSC, LONDON BRANCH	/s/ illegible	/s/ illegible

By:

14

THE CO-ORDINATOR

ABN AMRO BANK N.V.	/s/ illegible	/s/ illegible

By:

15